                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1)  Title of each class of securities to which transaction applies:




     (2)  Aggregate number of securities to which transaction applies:




     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   [LOGO HERE]

                               360 CENTRAL AVENUE
                          ST. PETERSBURG, FLORIDA 33701

Dear Shareholder:

         You are cordially invited to attend a Special Meeting (the "Special Meeting") of the Shareholders of Insurance Management Solutions Group, Inc. ("IMSG"), to be held on Wednesday, December 26, 2001, at IMSG's offices at 360 Central Avenue, St. Petersburg, Florida. The Special Meeting will begin at 10:00 a.m. local time.

         At the Special Meeting, you will be asked to consider and vote solely upon a proposal to approve the sale by IMSG of all of the issued and outstanding shares of capital stock of its wholly-owned subsidiary, Geotrac of America, Inc., a Florida corporation ("Geotrac"), pursuant to a Stock Purchase Agreement, dated as of September 20, 2001 (the "Geotrac Sale Agreement"), by and among IMSG; Geotrac; Geotrac Holdings, Inc., a Delaware corporation ("Geotrac Holdings"); Daniel J. White; two trusts controlled respectively by Daniel J. White and his spouse (the Daniel J. White Trust and the Sandra A. White Trust); and, solely for the limited purposes of a non-competition covenant, Bankers Insurance Group, Inc., a Florida corporation ("BIG"). Daniel J. White is currently President and a director of Geotrac and a director of IMSG. The transactions contemplated by the Geotrac Sale Agreement are collectively referred to herein as the "Geotrac Sale." A copy of the Geotrac Sale Agreement is attached as Appendix A to, and a description of the Geotrac Purchase Agreement is included in, the accompanying Proxy Statement.

         Because Daniel J. White is a member of IMSG's Board of Directors (the "Board of Directors" or "Board") and the beneficial owner of approximately 4.1% of IMSG's outstanding common stock, Mr. White recused himself from all Board and committee meetings and proceedings pertaining to the Geotrac Sale. In connection with its review and consideration of the Geotrac Sale, the Board of Directors retained Raymond James & Associates, Inc. ("Raymond James") to act as IMSG's independent financial advisor and, on September 20, 2001, Raymond James delivered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of the date of its opinion, the consideration to be received in the Geotrac Sale by IMSG is fair to the shareholders of IMSG from a financial point of view. A copy of the opinion of Raymond James is attached as Appendix B to, and a description of its opinion is included in, the accompanying Proxy Statement.

         YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE GEOTRAC SALE IS FAIR TO AND IN THE BEST INTERESTS OF IMSG AND ITS SHAREHOLDERS (OTHER THAN DANIEL J. WHITE AND HIS AFFILIATES), HAS APPROVED AND ADOPTED THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE (SUBJECT TO IMSG SHAREHOLDER APPROVAL)

 AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE. In arriving at its recommendation, the Board of Directors gave careful consideration to a number of factors, as described in the accompanying Proxy Statement, regarding the fairness to IMSG and its shareholders of the consideration to be received by IMSG.

         DETAILS OF THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE APPEAR IN THE ACCOMPANYING PROXY STATEMENT. PLEASE GIVE THIS MATERIAL YOUR CAREFUL ATTENTION.

         It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and mail it promptly using the enclosed, pre-addressed, postage-paid, return envelope. If you attend the Special Meeting, you may revoke the proxy given and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention will be greatly appreciated.

                                    Sincerely,



                                    David M. Howard
                                    President and Chief Executive Officer


                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.




November 21, 2001

                                   [LOGO HERE]

                               360 CENTRAL AVENUE
                          ST. PETERSBURG, FLORIDA 33701

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 26, 2001

         A Special Meeting of Shareholders of Insurance Management Solutions Group, Inc. ("IMSG") will be held at IMSG's offices at 360 Central Avenue, St. Petersburg, Florida, on Wednesday, December 26, 2001. The Special Meeting will begin at 10:00 a.m. local time and will be held for the following purposes:

         1. To approve the sale by IMSG of all of the issued and outstanding shares of capital stock of its wholly-owned subsidiary, Geotrac of America, Inc., a Florida corporation ("Geotrac"), pursuant to a Stock Purchase Agreement, dated as of September 20, 2001 (the "Geotrac Sale Agreement"), by and among IMSG; Geotrac; Geotrac Holdings, Inc., a Delaware corporation ("Geotrac Holdings"); Daniel J. White, the Daniel J. White Trust and the Sandra A. White Trust (collectively, the "Whites"); and, solely for the limited purposes of a non-competition covenant, Bankers Insurance Group, Inc., a Florida corporation ("BIG"). (The transactions contemplated by the Geotrac Sale Agreement are collectively referred to herein as the "Geotrac Sale."); and

         2. To transact any other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

         THE BOARD OF DIRECTORS HAS APPROVED THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE (SUBJECT TO IMSG SHAREHOLDER APPROVAL) AND HAS DETERMINED THAT THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE ARE FAIR TO, AND IN THE BEST INTERESTS OF, IMSG AND ITS SHAREHOLDERS (OTHER THAN DANIEL J. WHITE AND HIS AFFILIATES). THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF IMSG VOTE "FOR" THE APPROVAL OF THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE AT THE SPECIAL MEETING.


         Approval of the Geotrac Sale Agreement and the Geotrac Sale requires the affirmative vote of the holders of a majority of IMSG's issued and outstanding shares of common stock, $.01 par value per share ("IMSG Common Stock"). Each share of IMSG Common Stock is entitled to one vote on all matters to come before the Special Meeting. The IMSG Common Stock constitutes the only outstanding class of capital stock of IMSG. BIG (including certain of its subsidiaries) owns, as of the record date for the Special Meeting, approximately 62.1% of the total issued and outstanding shares of IMSG Common Stock. BIG and its subsidiaries have informed IMSG that they will vote their shares of IMSG Common Stock with respect to the Geotrac Sale Agreement and the Geotrac Sale in accordance with the vote of a majority of votes cast by all other holders of shares of IMSG Common Stock.

         Florida law provides that you may dissent from the "sale of assets," namely Geotrac's outstanding capital stock, involved in the Geotrac Sale. To perfect your dissenter's rights under the Florida Business Corporation Act (the "FBCA"), you must first notify IMSG in writing prior to the Special Meeting that you intend to demand payment for your shares and you must not vote your shares in favor of the Geotrac Sale Agreement and the Geotrac Sale. If the Geotrac Sale Agreement and the Geotrac Sale are approved by IMSG's shareholders, IMSG will then notify you that you are entitled to demand payment for your shares and instruct you of the necessary steps in order to obtain such payment. If you do not comply with the procedures governing dissenters' rights set forth under Florida law and explained elsewhere in the accompanying Proxy Statement, you may not be entitled to payment for your shares. A copy of the relevant provisions of Florida law is attached as Appendix C to the Proxy Statement.

         Only shareholders of record, as shown by the transfer books of IMSG, as of the close of business on November 8, 2001, will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder for a proper purpose during normal business hours at our offices for a period of at least 10 days preceding the Special Meeting. Information relating to the sole matter to be considered and voted on at the Special Meeting is set forth in the Proxy Statement accompanying this notice.

                                         By order of the Board of Directors,




                                         Richard G. Torra
                                         Secretary



November 21, 2001



              YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION
       AT THE SPECIAL MEETING, PLEASE VOTE ON THE MATTER TO BE CONSIDERED AT THE SPECIAL MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING
               IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   [LOGO HERE]

                               360 CENTRAL AVENUE
                          ST. PETERSBURG, FLORIDA 33701

         This proxy statement (the "Proxy Statement") is being furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board of Directors" or "Board") of Insurance Management Solutions Group, Inc. ("IMSG") for the Special Meeting (the "Special Meeting") of shareholders to be held at IMSG's offices at 360 Central Avenue, St. Petersburg, Florida on Wednesday, December 26, 2001, at 10:00 a.m. local time, or any adjournment or postponement thereof.

         If the accompanying proxy form is completed, signed and returned, the shares represented thereby will be voted at the Special Meeting. Your giving of a proxy does not affect your right to vote in person if you attend the Special Meeting. You may revoke your proxy at any time prior to the voting thereof.


         Shares of IMSG common stock, $.01 par value per share ("IMSG Common Stock"), are currently traded on the OTC Bulletin Board under the symbol "INMG.OB." On November 16, 2001, the most recent practicable trading day prior to the date of this Proxy Statement, the reported closing sale price of IMSG Common Stock on the OTC Bulletin Board was $2.58 per share.


         As used in this Proxy Statement, unless the context otherwise requires, the term "IMSG" refers to Insurance Management Solutions Group, Inc. and its subsidiaries. All information regarding IMSG and its subsidiaries contained in this Proxy Statement has been supplied by IMSG, other than information regarding Geotrac of America, Inc., a Florida corporation ("Geotrac"), contained in this Proxy Statement, which has been supplied by Geotrac.


         This Proxy Statement and the accompanying proxy are first being mailed on or about November 23, 2001 to shareholders entitled to vote at the Special Meeting.


         Shareholders of record as of the close of business on November 8, 2001 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At that date, there were 12,800,261 shares of IMSG Common Stock outstanding and entitled to vote. Each outstanding share of IMSG Common Stock is entitled to one vote on all matters submitted to a vote of shareholders.

         Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of elections appointed for the Special Meeting, who will also determine whether a quorum is present for the transaction of business. IMSG's bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of IMSG Common Stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one matter presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved.

         Under Florida law, approval of the Geotrac Sale Agreement and the Geotrac Sale (as hereinafter defined) requires the affirmative vote of the holders of a majority of the issued and outstanding shares of IMSG Common Stock.

         You are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. You are urged to indicate your vote in the space provided on the proxy. Proxies solicited by the Board of Directors of IMSG will be voted in accordance with the directions given by the giver of the proxy. If no instructions are made, signed proxies will be voted FOR the Geotrac Sale Agreement and the Geotrac Sale, as more fully described in this Proxy Statement. Returning your completed proxy will not prevent you from voting in person at the Special Meeting if you are present and wish to do so.

         If you give a proxy you may revoke it at any time before it is exercised by: (i) filing with the Secretary of IMSG written notice that you wish to revoke your proxy; (ii) submitting a properly executed proxy bearing a later date; or (iii) appearing at the Special Meeting and giving the Secretary notice of your intention to vote in person. Proxies solicited by this Proxy Statement may be exercised only at the Special Meeting and any adjournment or postponement thereof and will not be used for any other meeting. Proxies solicited hereby will be returned to the Board of Directors and will be tabulated by the inspector of elections designated by the Board of Directors, who will not be an employee of IMSG or any of its affiliates.

         The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by IMSG. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mails, by directors, officers and regular employees of IMSG without additional compensation for those activities. IMSG also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of IMSG Common Stock held of record to the beneficial owners of such shares. IMSG will reimburse such record holders for their reasonable out-of-pocket expenses.

                                SUMMARY OF TERMS


         This summary highlights selected information in this Proxy Statement and may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement and the other documents we refer you to for a more complete understanding of the matter being considered at the Special Meeting.


Date, Time and Place of the Special             The Special Meeting will be held
Meeting (page 1)                                on Wednesday, December 26, 2001,
                                                at 10:00 a.m. local time at
                                                IMSG's offices at 360 Central
                                                Avenue, St. Petersburg, Florida.




Purpose of the Special Meeting                  At the Special Meeting, you will
(page 11)                                       be asked to consider and vote
                                                upon a proposal to approve the
                                                sale (the "Geotrac Sale") by
                                                us of all of the outstanding
                                                shares of our wholly-owned
                                                subsidiary, Geotrac of
                                                America, Inc. ("Geotrac"),
                                                pursuant to a Stock Purchase
                                                Agreement, dated September 20,
                                                2001 (the "Geotrac Sale
                                                Agreement").



Record Date and Shareholders                    You are entitled to vote at the
Entitled to Vote (page 1)                       Special Meeting if you owned
                                                shares of IMSG Common Stock at
                                                the close of business on
                                                Thursday, November 8, 2001, the
                                                Record Date for the Special
                                                Meeting. You will have one vote
                                                for each share of IMSG Common
                                                Stock that you owned on the
                                                Record Date. As of November 8,
                                                2001, there were 12,800,261
                                                shares of IMSG Common Stock
                                                entitled to be voted.



Shareholder Approval of the Geotrac             To approve the sale of
Sale (page 15)                                  Geotrac, we will need to obtain
                                                the affirmative vote of the
                                                holders of a majority of the
                                                issued and outstanding shares of
                                                IMSG Common Stock. The Board of
                                                Directors of IMSG has been
                                                informed that the largest
                                                shareholder of IMSG, Bankers
                                                Insurance Group Inc. ("BIG")
                                                (which, together with certain of
                                                its wholly-owned subsidiaries,
                                                holds approximately 62.1% of the
                                                IMSG Common Stock entitled to
                                                vote at the Special Meeting),
                                                will vote all of such shares
                                                with respect to the Geotrac Sale
                                                Agreement and the Geotrac Sale
                                                in the same way as a majority of
                                                votes cast by all other holders
                                                of shares of IMSG Common Stock.
                                                Also, Daniel J. White, his
                                                spouse and two trusts
                                                respectively controlled by them,
                                                who collectively owned
                                                approximately 4.1% of the issued
                                                and outstanding IMSG Common
                                                Stock as of the Record Date,
                                                have agreed to vote their shares
                                                of IMSG Common Stock in favor of
                                                the Geotrac Sale. Finally,
                                                certain directors of IMSG have
                                                agreed to vote the shares of
                                                Common Stock owned by them in
                                                favor of the Geotrac Sale
                                                Agreement. As of the Record
                                                Date, such directors
                                                beneficially owned collectively
                                                an aggregate of 417,500 shares
                                                of IMSG Common Stock, or
                                                approximately 3.3% of the total
                                                number of shares of IMSG Common
                                                Stock outstanding and entitled
                                                to vote at the Special Meeting.

Background of and IMSG's Reasons                On September 2, 1999, IMSG
for the Geotrac Sale (pages 12 and 15)          retained Raymond James &
                                                Associates, Inc. ("Raymond
                                                James") to assist with exploring
                                                the possible sale of Geotrac.
                                                This retention resulted from the
                                                Board's determination to pursue
                                                various strategic alternatives
                                                for Geotrac, including its
                                                possible sale, as a result of
                                                IMSG's decision to focus more on
                                                its insurance outsourcing
                                                services line of business.
                                                During the fall of 1999 through
                                                approximately the end of
                                                January, 2000, Raymond James
                                                contacted potential buyers for
                                                Geotrac, executed
                                                confidentiality agreements with
                                                sixteen potential buyers, and
                                                received indications of interest
                                                from seven of those potential
                                                buyers. Of these seven potential
                                                buyers, two made formal
                                                proposals. A key element of
                                                discussions regarding the
                                                potential sale of Geotrac was
                                                the existence of the Corporate
                                                Governance Agreement, dated July
                                                31, 1998, by and among IMSG,
                                                Geotrac and Daniel J. White,
                                                which IMSG is unable to
                                                unilaterally terminate and which
                                                IMSG believes reduced the
                                                attractiveness of Geotrac to
                                                certain potential purchasers.
                                                After evaluation and negotiation
                                                through August 2000,
                                                negotiations regarding the sale
                                                of Geotrac ceased. In late 2000,
                                                however, IMSG's $12.0 million
                                                line of credit with a major
                                                financial institution was
                                                terminated and, despite efforts
                                                by management, IMSG was unable
                                                to replace it on reasonably
                                                acceptable terms. Due to this
                                                event, IMSG had to re-evaluate
                                                its cash flow position and
                                                needs, particularly in light of
                                                the restrictions placed upon
                                                IMSG's access to Geotrac's cash
                                                flow by the Corporate Governance
                                                Agreement, which, among other
                                                things, restricts Geotrac's
                                                ability to take certain actions,
                                                including the ability to
                                                upstream cash to IMSG, without
                                                the unanimous approval of the
                                                Geotrac board of directors,
                                                including Mr. White, even if
                                                such action were in the best
                                                interests of IMSG as the sole
                                                shareholder of Geotrac. After
                                                attempting various measures that
                                                did not adequately resolve these
                                                issues, IMSG received, on
                                                February 14, 2001, an
                                                unsolicited offer to purchase
                                                Geotrac from a group formed by
                                                Daniel J. White. Negotiations
                                                between the parties commenced
                                                shortly thereafter, culminating
                                                in the execution of the Geotrac
                                                Sale Agreement on September 20,
                                                2001.


                                                Some of the factors that
                                                influenced IMSG to agree to the
                                                Geotrac Sale are that: given the
                                                existence of the Corporate
                                                Governance Agreement and what
                                                management of IMSG currently
                                                believes to be the long-term
                                                prospects for Geotrac and its
                                                business, the purchase price to
                                                be received by IMSG in
                                                connection with the Geotrac Sale
                                                is regarded by the Board as
                                                being favorable; the net cash
                                                proceeds anticipated to be
                                                received by IMSG from the
                                                Geotrac Sale should be
                                                sufficient to satisfy IMSG's
                                                liquidity needs for the
                                                foreseeable future and should
                                                enable IMSG to pursue possible
                                                growth opportunities as they
                                                arise in its business
                                                process outsourcing business;
                                                the reduction in the number of
                                                outstanding shares of IMSG
                                                Common Stock by 524,198 shares
                                                should have a positive impact on
                                                IMSG's earnings per share
                                                ("EPS"), provided IMSG is able
                                                to generate positive net income;
                                                and the long-term flood zone
                                                determination service agreement
                                                to be executed at closing should
                                                result in an immediate positive
                                                impact on IMSG's cost of
                                                outsourcing due to the currently
                                                favorable pricing contained
                                                therein.

                                                The Board of Directors also
                                                considered various potentially
                                                negative factors in its
                                                deliberations concerning the
                                                Geotrac Sale, including that:
                                                the sale of Geotrac will tie
                                                IMSG's performance to a single
                                                line of business, namely
                                                business process outsourcing, as
                                                well as increase its dependence
                                                on a single affiliated customer,
                                                BIG; the cash flow generated by
                                                Geotrac, whether restricted or
                                                not, will no longer be available
                                                to IMSG for other corporate
                                                purposes; if Geotrac were to
                                                experience an increase in
                                                business and/or profitability
                                                due to significant mortgage
                                                activity or other factors, the
                                                aggregate purchase price to be
                                                received by IMSG in connection
                                                with the Geotrac Sale might no
                                                longer be regarded as favorable;
                                                the current tax liability
                                                associated with the gain on the
                                                sale reportable under a Section
                                                338(h)(10) election would
                                                potentially exceed the tax
                                                liability otherwise reportable
                                                on the sale of the Geotrac stock
                                                without the election; because of
                                                the existence of unamortized,
                                                non-deductible goodwill (for
                                                income tax purposes), which was
                                                created when Geotrac was
                                                acquired by IMSG, the current
                                                tax liability and income tax
                                                expense for financial statement
                                                purposes associated with the
                                                Geotrac Sale would be greater by
                                                the tax effect of the remaining
                                                balance of non-deductible
                                                goodwill; no assurances can be
                                                given that Geotrac Holdings will
                                                be able to obtain the financing
                                                required to consummate the
                                                Geotrac Sale; and, pursuant to
                                                the Geotrac Sale Agreement, IMSG
                                                will have certain
                                                indemnification and other
                                                ongoing obligations to Geotrac
                                                Holdings, Geotrac, the Whites
                                                and certain other persons that
                                                could adversely impact the
                                                overall value of the Geotrac
                                                Sale to IMSG. The Board does not
                                                believe that the negative
                                                factors were sufficient to
                                                outweigh the potential
                                                advantages of the Geotrac Sale.


The Geotrac Sale Agreement (page 18)            The Geotrac Sale Agreement
                                                relating to the purchase of the
                                                capital stock of Geotrac by
                                                Geotrac Holdings is attached to
                                                this Proxy Statement as Appendix
                                                A. We encourage you to read the
                                                Geotrac Sale Agreement, as it is
                                                the legal document that governs
                                                the Geotrac Sale. The closing of
                                                the Geotrac Sale is conditioned
                                                upon several conditions, some of
                                                which are summarized in this
                                                Proxy Statement and all of which
                                                are set forth in the Geotrac
                                                Sale Agreement. We, Geotrac
                                                Holdings and Daniel White and
                                                his affiliates each made
                                                representations and warranties
                                                and made other agreements among
                                                ourselves, all of which are set
                                                forth in the Geotrac Sale
                                                Agreement.


                                                If the Geotrac Sale is
                                                consummated, IMSG will receive
                                                at closing $19,000,000 in cash
                                                and 524,198 shares of IMSG
                                                Common Stock currently owned by
                                                two trusts beneficially owned by
                                                Daniel J. White and his spouse.
                                                In addition, pursuant to a Flood
                                                Zone Determination Service
                                                Agreement to be executed at
                                                closing, Geotrac will provide
                                                IMSG with flood zone
                                                determination service for up to
                                                ten years at pricing management
                                                of IMSG currently considers to
                                                be favorable.


Use of Proceeds (page 12)                       We intend to consider various
                                                alternatives for the use of the
                                                estimated $18.3 million in
                                                net cash proceeds anticipated to
                                                be received from the Geotrac
                                                Sale. Among these alternatives
                                                are a one-time shareholder
                                                dividend, a stock repurchase
                                                program, retention for working
                                                capital and other general
                                                corporate purposes, and funding
                                                operational growth
                                                opportunities.

                                                We do not yet know if the money
                                                will be used for any of these
                                                alternatives.


Geotrac Holdings (page 11)                      Geotrac Holdings is a Delaware
                                                corporation established by
                                                Daniel J. White for the specific
                                                purpose of acquiring Geotrac.
                                                Geotrac Holdings is currently
                                                owned by two trusts beneficially
                                                owned by Daniel J. White and his
                                                spouse.


                                                Geotrac Holdings has only
                                                nominal assets and presently
                                                does not have sufficient funds
                                                to consummate the Geotrac Sale.
                                                Geotrac Holdings and Daniel J.
                                                White have received non-binding
                                                letters from financing entities
                                                offering funding for the Geotrac
                                                Sale, but there can be no
                                                assurance that those entities
                                                will actually be willing to
                                                provide Geotrac Holdings
                                                sufficient funds to consummate
                                                the Geotrac Sale. If they do not
                                                provide such financing, the
                                                Geotrac Sale probably will not
                                                occur and IMSG will have limited
                                                remedies under the Geotrac Sale
                                                Agreement.


Opinion of Raymond James (page 23)              IMSG retained Raymond James to
                                                act as its independent financial
                                                advisor with respect to the
                                                Geotrac Sale. Raymond James has
                                                delivered its opinion to IMSG
                                                that, as of the date of its
                                                opinion, the consideration to be
                                                received in the Geotrac Sale by
                                                IMSG is fair to the shareholders
                                                of IMSG from a financial point
                                                of view. A copy of the opinion
                                                of Raymond James is attached as
                                                Appendix B to, and a description
                                                of its opinion is included in,
                                                the Proxy Statement. We
                                                encourage you to read this
                                                opinion carefully in its
                                                entirety for a description of
                                                the assumptions made, matters
                                                considered and limitations on
                                                the review undertaken. The
                                                opinion does not constitute a
                                                recommendation to any
                                                shareholder as to how to vote
                                                with respect to matters relating
                                                to the Geotrac Sale.



Recommendation of the Board of                  The Board of Directors of IMSG
Directors (page 15)                             has approved the Geotrac Sale
                                                Agreement and the Geotrac Sale
                                                and believes that they are in
                                                the best interests of IMSG and
                                                its shareholders (other than
                                                Daniel J. White and his
                                                affiliates). Therefore, the
                                                Board of Directors recommends
                                                that you vote to approve the
                                                Geotrac Sale Agreement and the
                                                Geotrac Sale.



Interests of Daniel J. White and                In considering the Geotrac
Affiliates (page 17)                            Sale Agreement and the Geotrac
                                                Sale, you should be aware that
                                                Daniel J. White is a director
                                                of IMSG,the President and a
                                                director of Geotrac and the
                                                beneficial owner of 524,198
                                                shares of IMSG Common Stock.
                                                Daniel J. White and affiliates
                                                of his have agreed to vote those
                                                shares in favor of the Geotrac
                                                Sale. Therefore, Mr. White and
                                                those affiliates have interests
                                                in the Geotrac Sale in addition
                                                to, and different from, the
                                                interests of IMSG's shareholders
                                                generally.


Dissenters' Rights (page 32)                    You will have dissenters' rights
                                                as a result of the Geotrac Sale.
                                                If you choose to exercise those
                                                rights and do so properly, you
                                                will be entitled to obtain
                                                payment of the fair value of
                                                your shares if and when the
                                                Geotrac Sale is effectuated. It
                                                is very important that you
                                                review your rights in detail. If
                                                you choose to exercise your
                                                dissenters' rights, you must
                                                carefully follow certain
                                                procedures set out in this Proxy
                                                Statement or you may permanently
                                                lose your right to exercise
                                                dissenters' rights.

                                TABLE OF CONTENTS


SUMMARY OF TERMS..................................................................   2

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING...................................   9

ITEM 1.  APPROVAL OF THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE..............   11

THE GEOTRAC SALE..................................................................   11
            General...............................................................   11
            Geotrac Holdings......................................................   11
            Use Of Proceeds.......................................................   12
            Background Of The Geotrac Sale........................................   12
            Shareholder Approval Of The Geotrac Sale..............................   15
            IMSG's Reasons For The Geotrac Sale; Recommendation Of The Board Of
              Directors...........................................................   15
            Regulatory Approvals..................................................   17
            Interests Of Daniel J. White And Affiliates...........................   17
            Certain Federal Income Tax Consequences...............................   17
            Accounting Treatment..................................................   17
            Expenses And Other Fees In Connection With The Geotrac Sale...........   17
            Recent Developments of IMSG...........................................   18

THE GEOTRAC SALE AGREEMENT........................................................   18
            Purchase Price........................................................   18
            The Closing...........................................................   19
            The Geotrac Shares....................................................   19
            Representations And Warranties........................................   19
            Indemnification.......................................................   19
            Expenses..............................................................   20
            Conditions Of The Geotrac Sale........................................   20
            Covenants.............................................................   20
            No Competition Or Solicitation........................................   20
            Termination...........................................................   21
            Consequences Of Termination...........................................   21
            Flood Zone Determination Service Agreement............................   22
            Indemnification Agreement.............................................   22
            Termination and Release Agreement.....................................   22

INFORMATION REGARDING OPINION OF RAYMOND JAMES....................................   23

CERTAIN TRANSACTIONS OF GEOTRAC...................................................   29

SHAREHOLDER PROPOSALS.............................................................   31

VOTING PROCEDURES/REVOKING YOUR PROXY.............................................   31
            Voting................................................................   31
            Revocability Of Proxies...............................................   32
            Solicitation..........................................................   32

DISSENTERS' RIGHTS................................................................   32
            Rights to Dissent.....................................................   32
            Procedures for Exercise of Dissenters' Rights.........................   32
            Judicial Appraisal of Shares..........................................   33

WHERE YOU CAN FIND MORE INFORMATION...............................................   35

SELECTED FINANCIAL DATA...........................................................   36

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION............................   37

OTHER MATTERS.....................................................................   42




                                   APPENDICES


                       APPENDIX A: GEOTRAC SALE AGREEMENT

             APPENDIX B: OPINION OF RAYMOND JAMES & ASSOCIATES, INC.

                 APPENDIX C: FLORIDA DISSENTERS' RIGHTS STATUTES

                              QUESTIONS AND ANSWERS
                            ABOUT THE SPECIAL MEETING


Q.       Who is soliciting my proxy?

A.       The Board of Directors of Insurance Management Solutions Group, Inc.
         ("IMSG").

Q.       When and where is the Special Meeting being held?

A. The Special Meeting is being held at 10:00 a.m., local time, on Wednesday, December 26, 2001, at IMSG's offices, 360 Central Avenue, St. Petersburg, Florida.

Q.       What am I voting on?

A. Shareholders of IMSG will be voting to approve or disapprove the sale (the "Geotrac Sale") of all of the issued and outstanding capital stock of our wholly-owned subsidiary, Geotrac of America, Inc., a Florida corporation ("Geotrac"), to Geotrac Holdings, Inc. The outstanding capital stock of Geotrac may, for purposes of Florida law, be deemed to constitute substantially all of the assets of IMSG. If the Geotrac Sale is consummated, IMSG will receive at closing $19,000,000 in cash, as well as 524,198 shares of IMSG Common Stock currently beneficially owned by Daniel J. White and his spouse. In addition, pursuant to a Flood Zone Determination Service Agreement to be executed at closing, Geotrac will provide IMSG with flood zone determination services for up to ten years at pricing management of IMSG currently considers to be favorable.

Q.       Who is purchasing the capital stock of Geotrac?


A. Geotrac Holdings, Inc. ("Geotrac Holdings"), which is a Delaware corporation established by Daniel J. White for the specific purpose of acquiring Geotrac. Geotrac Holdings is currently owned by two trusts beneficially owned by Daniel J. White and his spouse. Daniel J. White is currently the Chief Executive Officer, President and a director of Geotrac, as well as a member of the Board of Directors of IMSG. Geotrac Holdings presently does not have sufficient funds to consummate the Geotrac Sale. Geotrac Holdings and Daniel J. White have received (1) a non-binding commitment letter from a national bank relating to a senior secured credit facility in an aggregate amount of up to $11.5 million and (2) a non-binding term sheet from a venture capital firm relating to up to $5.5 million in subordinated indebtedness.


Q.       Why should IMSG sell Geotrac?

A. The Board of Directors of IMSG has thoroughly considered the advantages and disadvantages of selling the capital stock of Geotrac at this time, as compared to continuing to own and operate Geotrac as a separate subsidiary subject to the Corporate Governance Agreement, dated July 31, 1998, by and among IMSG, Geotrac and Daniel J. White (the "Corporate Governance Agreement"). As described in greater detail in this Proxy Statement, the Board of Directors believes that it is in the best interests of IMSG and its shareholders to convert the assets of IMSG which are invested in Geotrac into cash and redeploy that cash in connection with various alternatives to be considered by IMSG's Board of Directors after the closing of the Geotrac Sale.

Q.       How do I know if IMSG is receiving fair value for the stock of Geotrac?

A. Shareholders should consider a variety of factors in determining the fair value of the stock of Geotrac, including (i) IMSG's overall goals and future business plans, (ii) the changing and highly competitive nature of the flood risk analysis industry in which Geotrac competes and management's expectations regarding probable trends in the industry, (iii) the lack of additional offers to purchase the Geotrac capital stock, and (iv) the existence of the Corporate Governance Agreement and its impact on the fair value of the Geotrac capital stock.

Q:       What is the business of Geotrac?

A: Geotrac is in the business of providing flood zone certifications and related services.

Q. Has the Board of Directors obtained a "fairness opinion" in connection with the Geotrac Sale?


A. Yes. The Board of Directors has obtained an opinion from Raymond James & Associates, Inc., an independent financial services firm, that the consideration to be received by IMSG in the Geotrac Sale is fair, from a financial point of view, to the shareholders of IMSG.


Q. Will any of the money received from the Geotrac Sale be distributed to IMSG's shareholders?

A. IMSG currently has no definite plans to distribute any of the net proceeds from the Geotrac Sale to its shareholders or to take any other action with the proceeds. IMSG intends to consider various alternatives for the use of the net proceeds (estimated to be $18.3 million), including, but not necessarily limited to, the payment of a one-time shareholder dividend, the implementation of a stock repurchase program, retention for working capital and other general corporate purposes, and funding operational growth opportunities. No assurances can be given, however, that the net proceeds of the Geotrac Sale will be used for any of the foregoing alternatives.

Q.       Will shareholders have dissenters' rights?


A. Yes. Shareholders of IMSG will have dissenters' rights as a result of the Geotrac Sale. See "DISSENTERS' RIGHTS" on page 32 of this Proxy Statement.


Q.       What should I do now?

A. You should mail your signed and dated proxy card in the enclosed envelope, as soon as possible, so that your shares will be represented at the Special Meeting.

Q.       Can I change my vote after I have mailed a signed proxy card?

A. Yes. You can change your vote in one of three ways at any time before their proxies are used:

         - You can revoke your proxy by written notice to the Secretary of IMSG;

         -        You can complete a new, later-dated proxy card; or

         -        You can attend the Special Meeting and vote in person.

Q.       How are shares held in a broker's name voted?

A. Brokers will vote shares nominally held in their name (or in what is commonly called "street name") only if you provide the broker with written instructions on how to vote. Without such instructions such shares will not be voted. If you hold shares in this manner, we urge you to instruct your broker in writing to vote shares held in street name for the Geotrac Sale Agreement and the Geotrac Sale.

Q.       Whom should I call with questions?


A. If you have questions about the Geotrac Sale, you should call David M. Howard, President and Chief Executive Officer of IMSG, at 727-803-2040.

         ITEM 1. APPROVAL OF THE GEOTRAC AGREEMENT AND THE GEOTRAC SALE

         At the Special Meeting, holders of IMSG Common Stock will consider and vote upon a proposal to approve the sale by IMSG of all of the issued and outstanding shares of capital stock of its wholly-owned subsidiary, Geotrac of America, Inc., a Florida corporation ("Geotrac"), pursuant to a Stock Purchase Agreement, dated as of September 20, 2001 (the "Geotrac Sale Agreement"), by and among IMSG; Geotrac; Geotrac Holdings, Inc., a Delaware corporation ("Geotrac Holdings"); Daniel J. White, the Daniel J. White Trust and the Sandra A. White Trust (collectively, the "Whites"); and, solely for the limited purposes of a non-competition covenant, Bankers Insurance Group, Inc., a Florida corporation ("BIG"). (The transactions contemplated by the Geotrac Sale Agreement are collectively referred to herein as the "Geotrac Sale.") Geotrac is one of two principal operating subsidiaries of IMSG, and the proposed transaction may therefore be deemed to constitute the sale of substantially all of IMSG's assets for purposes of the FBCA. Accordingly, pursuant to the applicable provisions of the Florida Business Corporation Act (the "FBCA"), IMSG is required to obtain the affirmative vote of a majority of the outstanding shares of IMSG Common Stock approving the Geotrac Sale Agreement and the Geotrac Sale prior to consummating such transaction. As consideration for the Geotrac Sale under the terms of the Geotrac Sale Agreement, IMSG expects to receive at closing $19,000,000 in cash, as well as 524,198 shares of IMSG Common Stock currently beneficially owned by the Whites. In addition, at the closing of the Geotrac Sale, Geotrac and Insurance Management Solutions, Inc., a subsidiary of IMSG ("IMS"), will enter into a Flood Zone Determination Service Agreement pursuant to which Geotrac will provide IMS with flood zone determination services for up to ten years at pricing management of IMSG currently considers to be favorable. A copy of the Geotrac Sale Agreement (without schedules) is attached as Appendix A to this Proxy Statement. See "The Geotrac Sale Agreement."

         THE BOARD OF DIRECTORS HAS APPROVED THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE (SUBJECT TO IMSG SHAREHOLDER APPROVAL) AND RECOMMENDS A VOTE
"FOR" THE APPROVAL OF THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE.

                                THE GEOTRAC SALE

GENERAL


         The Geotrac Sale Agreement, which was executed and delivered by IMSG, Geotrac, Geotrac Holdings and the other parties thereto on September 20, 2001, provides for the sale of all of the outstanding capital stock of Geotrac to Geotrac Holdings. IMSG expects to receive at closing, as consideration for the sale of the Geotrac shares, $19,000,000 in cash as well as 524,198 shares of IMSG Common Stock currently beneficially owned by the Whites. In addition, at the closing of the Geotrac Sale, Geotrac and Insurance Management Solutions, Inc., a subsidiary of IMSG ("IMS"), will enter into a Flood Zone Determination Service Agreement pursuant to which Geotrac will provide IMS with flood zone determination services for up to ten years at pricing management of IMSG considers to be favorable.

GEOTRAC HOLDINGS


         Geotrac Holdings is a Delaware corporation organized by Daniel J. White for the specific purpose of acquiring Geotrac. Geotrac Holdings is currently wholly owned by two trusts - the Daniel J. White Trust and the Sandra A. White Trust - beneficially owned by Daniel J. White and his spouse. Daniel J. White is currently the sole director and executive officer of Geotrac Holdings. He is also currently the Chief Executive Officer, President and director of Geotrac, as well as a member of the Board of Directors of IMSG.


         Geotrac Holdings has only nominal assets and presently does not have sufficient funds to consummate the Geotrac Sale. Geotrac Holdings and Daniel J. White have received (1) a non-binding commitment letter from a national bank relating to a senior secured credit facility in an aggregate amount of up to $11.5 million and (2) a non-binding term sheet from a venture capital firm relating to up to $5.5 million in subordinated indebtedness.


         Geotrac Holdings anticipates that its obligation to purchase the capital stock of Geotrac from IMSG will be funded principally by monies borrowed from the bank and the venture capital firm from which letters have been received. (The remaining funds necessary to consummate the Geotrac Sale are expected to come principally from equity investments in Geotrac Holdings by the Whites.) However, there can be no assurance that either entity will be willing to provide Geotrac Holdings sufficient funds to consummate the Geotrac Sale. If they do not provide such financing, the Geotrac Sale probably will not occur and the only remedies IMSG will have under the terms of the Geotrac Sale Agreement are (i) to receive a termination fee of $400,000 from the Whites and automatic termination of the Corporate Governance Agreement, dated July 31, 1998, by and among IMSG, Daniel J. White and Geotrac, and (ii) to seek damages or other remedies from Geotrac Holdings (but not the Whites). Because Geotrac Holdings has only nominal assets, any recovery from Geotrac Holdings for additional damages would be highly unlikely. The Board considered this to be a factor weighing against the Geotrac Sale.


USE OF PROCEEDS

         Following the closing of the Geotrac Sale, IMSG intends to consider various alternatives for the use of the estimated $18.3 million in net cash proceeds anticipated to be received from the Geotrac Sale, including, but not necessarily limited to, payment of a one-time shareholder dividend, implementation of or a stock repurchase program, retention for working capital and other general corporate purposes, and funding operational growth opportunities. No assurances can be given, however, that such net proceeds will be used for any of the foregoing alternatives.

BACKGROUND OF THE GEOTRAC SALE


         On September 2, 1999, IMSG retained Raymond James & Associates, Inc. ("Raymond James") to act as the sole external financial advisor to IMSG regarding the potential sale of Geotrac. Throughout the process leading to the signing of the Geotrac Sale Agreement, discussions and negotiations with Mr. White and members of his group were conducted principally by David M. Howard, President and Chief Executive Officer of IMSG, and certain authorized disinterested directors of IMSG. In addition, at any time when the Board as a whole, or IMSG's disinterested directors as a group, addressed the Geotrac Sale or any related matters, Mr. White recused himself from such discussions.


         During the second and third quarters of 1999, Geotrac, IMSG's flood zone determination services subsidiary, was experiencing lower than expected earnings due to a decline in business resulting primarily from a decrease in mortgage refinancing activity. In August, 1999, David M. Howard was appointed President of IMSG. Shortly thereafter, the Board, upon Mr. Howard's recommendation, decided to focus IMSG on its insurance outsourcing services line of business, primarily because the Board determined such business was less cyclical than the flood zone determination services business and offered greater opportunities for growth. In an effort to enhance its ability to fund possible growth efforts in IMSG's outsourcing services business, the Board determined to pursue various strategic alternatives for Geotrac, including the possible sale thereof. This process resulted in the retention of Raymond James as described in the preceding paragraph.

         During the fall of 1999 through approximately the end of January, 2000, Raymond James contacted approximately 40 potential buyers for Geotrac, including a group led by Daniel J. White. Confidentiality agreements were signed between Raymond James, on behalf of IMSG, and sixteen potential buyers (including Mr. White's group), and indications of interest were received from seven of those sixteen potential buyers. Of these seven potential buyers, only two made formal proposals. A key element of discussions regarding the potential sale of Geotrac was the existence of the Corporate Governance Agreement, which IMSG is unable to unilaterally terminate and which IMSG believes reduced the attractiveness of Geotrac to certain potential purchasers.

         The Board of Directors held a special meeting on February 14, 2000. At that meeting the Board was presented with two proposals for the purchase of Geotrac. One proposal was made on behalf of Mr. White and a potential financial partner of Mr. White. The other was made by another potential acquiror. The Board asked questions regarding each proposal. Raymond James then provided an overview and comparison of the two proposals, and the Board discussed both proposals at length. The Board resolved to continue negotiations with both potential acquirors and to further study the potential impact of the Corporate Governance Agreement on any proposal, particularly on any proposals not made by Mr. White or parties affiliated with him.

         The Board of Directors held a special meeting on March 5, 2000. The Board discussed various tentative proposals for the acquisition of Geotrac, including the proposal from Mr. White and a financial partner, as well as another potential acquiror, each of which had submitted proposals that had been discussed at the February 14, 2000 special meeting of the Board. The Board discussed the proposals in light of various issues relating to IMSG. The Board also received a verbal financial summary of the offers from Raymond James. After extensive discussion, the Board authorized management to further consider Mr. White's proposal and move forward with negotiations. The Board also authorized management to continue negotiations with the other potential acquiror whose proposal had been discussed at the meeting, but resolved to indicate that IMSG would be unwilling to proceed with negotiations unless the potential acquiror agreed to contractual arrangements protecting IMSG in case of a decline in the market value of the stock potentially offered as consideration. Finally, the Board resolved to request additional information from a third potential acquiror.

         The Board of Directors held a regularly scheduled meeting on April 25, 2000. At such time, IMSG signed an exclusivity letter with Mr. White and a financial partner of Mr. White, in which IMSG agreed not to affirmatively solicit offers to purchase Geotrac from other potential bidders for a limited period of time while the parties continued to negotiate toward a possible transaction. The Board continued discussions regarding the status of the potential sale of Geotrac. The Board authorized continued negotiations with Mr. White, subject to Board approval upon reaching a proposed definitive agreement.

         The Board of Directors met at regularly scheduled meetings on April 18, June 1 and July 28, 2000. The Board discussed continued negotiations regarding the sale of Geotrac and authorized a continued review of a possible sale of Geotrac.

         The Executive Committee of the Board of Directors held a regularly scheduled meeting on August 30, 2000. The Executive Committee discussed the status of negotiations with Mr. White and resolved to reject Mr. White's then-current proposal. All agreements with Mr. White terminated or lapsed and negotiations with Mr. White regarding the possible sale of Geotrac ceased.

         Subsequently, during the fourth quarter of 2000, IMSG's $12.0 million line of credit with a major financial institution was terminated and, despite efforts by management, IMSG was unable to replace it on reasonably acceptable terms. Due to this event, IMSG had to re-evaluate its cash flow position and needs, particularly in light of the restrictions placed upon IMSG's access to Geotrac's cash flow by the Corporate Governance Agreement. The Corporate Governance Agreement, among other things, restricts Geotrac's ability to take certain actions, including the ability to upstream cash to IMSG, without the unanimous approval of the Geotrac Board of Directors, including Mr. White, even if such action may be in the best interests of IMSG as the sole shareholder of Geotrac. Thus, even though Geotrac has historically generated positive cash flow, limitations on IMSG's ability to access that cash flow may adversely affect IMSG's financial position and liquidity.

         IMSG's Board of Directors held a meeting on January 31, 2001. Measures to improve IMSG's cash flow position were extensively discussed. Various measures were taken to improve cash flow, including full repayment of all inter-company debt between Geotrac and IMSG and the approval of a dividend payment from Geotrac to IMSG. The Board authorized renewed discussions with Mr. White regarding the deployment of Geotrac's excess cash and related issues. The Board decided, and informed Mr. White, that it was not actively attempting to sell Geotrac but would review any offer to purchase Geotrac.

         Despite the Board's actions, IMSG's cash flow issues remained unresolved. Following discussions with members of the Board, on February 14, 2001, IMSG received an unsolicited offer from Daniel J. White and certain prospective financial partners to buy Geotrac. The disinterested directors reviewed the terms of the offer and decided that they were inadequate, in part because a portion of the consideration was to be a note and because the aggregate consideration was too low. On February 24, 2001, authorized members of the Board of Directors communicated a counter-proposal to Mr. White, which Mr. White did not accept.

         On February 28, 2001, at a regularly scheduled meeting of the Board of Directors, the Board discussed Mr. White's rejected proposal and the counter-proposal Mr. White had rejected. The Board determined to revise its counter-proposal regarding the sale of Geotrac and thereupon informed Mr. White of such revised counter-proposal. Mr. White responded that he might be able to make an offer to purchase Geotrac on the indicated terms.

         On March 7, 2001, the Board of Directors received from Mr. White a proposed letter of intent for the purchase of Geotrac. The terms of the letter were substantially the same as outlined in the Board's revised counter-proposal. Over the next several days, authorized members of the Board discussed the proposal, both among disinterested members of the Board and with Mr. White. These discussions included an evaluation of an appropriate exclusivity period and break-up fee, tax treatment of the proposed transaction (including a potential Section 338(h)(10) election) and the potential for an ongoing flood zone determination services agreement as part of the proposed transaction.


         On March 13, 2001, disinterested members of the Board of Directors discussed with Raymond James the current status of Raymond James's search for potential buyers for Geotrac, as well as the impact of the existing Corporate Governance Agreement on the value of Geotrac in the view of some potential buyers. Raymond James was asked to contact the seven potential buyers who had previously indicated an interest in acquiring Geotrac and determine their current level of interest. Of these potential buyers, only one again indicated an interest, and the terms of such proposed offer were judged inferior to the terms of the Geotrac Sale.


         On March 14, 2001, Mr. Howard and authorized disinterested members of the Board of Directors again met with Raymond James and evaluated financial statistics related to the proposed sale of Geotrac, including comparable transactions engaged in by other companies. Discussions were also continued with Mr. White regarding the terms of his offer to acquire Geotrac, including the terms and conditions of, as well as financing for, the proposed acquisition.

         The Board of Directors held a regularly scheduled meeting on March 26, 2001. The Board discussed the status of the exploration of strategic alternatives for Geotrac. Among other things, the Board also discussed fiduciary concerns with entering into any letter of intent or similar arrangement with respect to Geotrac that contained higher than customary break-up fees. The Board authorized disinterested members of the Board of Directors to continue looking at all viable options concerning the sale of Geotrac.


          During March and April, 2001, Mr. Howard and disinterested members of the Board, together with Raymond James, discussed the proposed Geotrac sale and letter of intent with Mr. White on several occasions. Among other topics of discussion were terms of the proposed sale and letter of intent with Mr. White, the effect of the Corporate Governance Agreement upon the terms and upon the negotiations, and the possibility of other acquisition proposals.

         The Board of Directors held a special meeting on April 13, 2001. The Board discussed the status of negotiations with Mr. White and his group and IMSG's position with respect to provisions of a proposed definitive agreement to purchase Geotrac. The Board also discussed other entities that might possibly have an interest in purchasing Geotrac.


         The Board of Directors held a special meeting on April 18, 2001. At that meeting, the Board discussed executing a letter of intent with Mr. White to purchase Geotrac and authorized management to enter into a letter of intent. As part of that discussion, the Board discussed, among other things, the inclusion of Mr. White as a party to any definitive agreement, the termination of the Corporate Governance Agreement, termination fees in case of termination of any definitive agreement that might be reached, and the use of any cash proceeds that might be received from the sale of Geotrac.


         On April 18, 2001, IMSG and Mr. White entered into a letter agreement outlining the proposed terms of a purchase of Geotrac by Mr. White or an entity to be formed by him. This letter agreement was subsequently amended on May 3, 2001, May 17, 2001, June 1, 2001, June 20, 2001, June 27, 2001, July 6, 2001,
July 13, 2001 and July 19, 2001, principally to extend the termination date thereof pending continued negotiations.


         Negotiations continued with Mr. White and his group. The Board of Directors held a regular meeting on June 21, 2001. The Board discussed certain of the points at issue in the negotiations with Mr. White regarding the proposed purchase of Geotrac and the related definitive agreement. On July 27, 2001, Mr. White terminated the letter agreement. Nevertheless, discussions between the two sides continued.


         The Board of Directors held a special meeting on August 14, 2001. The Board discussed the status of the negotiations regarding the sale of Geotrac. On August 8, 2001, IMSG and Mr. White entered into a second letter agreement outlining the proposed terms of a purchase of Geotrac by Mr. White or an entity to be formed by him. These terms were largely identical to the terms of the original letter of intent. Thereafter, the parties continued to negotiate toward a definitive agreement.

         The Board of Directors held a regularly scheduled meeting on September 20, 2001. The Board received an in-depth presentation by Raymond James and the opinion of Raymond James as to the fairness to holders of IMSG Common Stock, from a financial point of view, of the consideration proposed to be paid to IMSG in connection with the proposed Geotrac Sale Agreement. Raymond James informed the Board that upon the signing of the proposed definitive agreement Raymond James was prepared to provide IMSG with a written fairness opinion to the effect that the proposed transaction was fair, from a financial point of view, to the holders of IMSG Common Stock. The Board thereupon extensively discussed the proposed definitive agreement. The Board authorized the execution of the proposed definitive agreement. The Geotrac Sale Agreement was thereupon executed by all parties on September 20, 2001.

SHAREHOLDER APPROVAL OF THE GEOTRAC SALE


         Pursuant to the FBCA and the Geotrac Sale Agreement, the approval of the Geotrac Sale Agreement and the Geotrac Sale by a majority of the outstanding shares of IMSG Common Stock entitled to vote at the Special Meeting is required in order to consummate the Geotrac Sale. The Board of Directors has been informed that BIG, which, as of the Record Date, beneficially owned 7,950,000 shares, or approximately 62.1%, of the outstanding shares of IMSG Common Stock, will vote all of such shares with respect to the Geotrac Sale in accordance with the vote of a majority of votes cast by all other holders of shares of IMSG Common Stock at the Special Meeting. In addition, pursuant to the terms of the Geotrac Sale Agreement, (i) the Whites have entered into written agreements to vote the 524,198 shares of IMSG Common Stock beneficially owned by the Whites (constituting approximately 4.1% of the total number of shares of IMSG Common Stock entitled to vote at the Special Meeting) in favor of the Geotrac Sale Agreement and the Geotrac Sale, and (ii) each of David K. Meehan, David M. Howard, John A. Grant, Jr., William D. Hussey, E. Ray Solomon, Alejandro M. Sanchez and John S. McMullen, all directors of IMSG, has agreed in writing to vote the shares of IMSG Common Stock owned by him in favor of the Geotrac Sale Agreement and the Geotrac Sale. As of November 8, 2001 (the "Record Date"), such directors beneficially owned collectively an aggregate of 417,500 shares of IMSG Common Stock, or approximately 3.3% of the total number of shares of IMSG Common Stock outstanding and entitled to vote at the Special Meeting.



IMSG's REASONS FOR THE GEOTRAC SALE; RECOMMENDATION OF THE BOARD OF DIRECTORS


         THE BOARD OF DIRECTORS OF IMSG BELIEVES THAT THE GEOTRAC SALE IS IN THE BEST INTERESTS OF IMSG AND ITS SHAREHOLDERS (OTHER THAN DANIEL J. WHITE AND HIS AFFILIATES). ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE GEOTRAC SALE AGREEMENT AND THE

GEOTRAC SALE AND RECOMMENDS THAT IMSG'S SHAREHOLDERS VOTE FOR THE APPROVAL THEREOF.

         As described above under "Background of the Geotrac Sale," the decision of the Board of Directors to approve the Geotrac Sale Agreement and the Geotrac Sale followed months of exploring and analyzing the advantages and disadvantages of selling Geotrac and redeploying IMSG's assets. In making its recommendation to the shareholders of IMSG, the Board of Directors considered a number of factors, including those noted immediately below which were determined by the Board to favor a decision to consummate the Geotrac Sale:

         - Given the existence of the Corporate Governance Agreement and what management of IMSG currently believes to be the long term prospects for Geotrac and its business, the purchase price to be received by IMSG in connection with the Geotrac Sale is regarded by the Board as being favorable.

         - The net cash proceeds to be received by IMSG from the Geotrac Sale should be sufficient to satisfy IMSG's liquidity needs for the foreseeable future and should enable IMSG to pursue possible growth opportunities as they arise in its business process outsourcing business. IMSG will effectively replace the $12.0 million credit facility with a major financial institution that it lost during 2000 with the net cash proceeds from the Geotrac Sale.

         - The reduction in the number of outstanding shares of IMSG Common Stock by 524,198 shares will have a positive impact on IMSG's earnings per share (EPS), provided IMSG is able to generate positive net income.

         - The long-term Flood Zone Determination Service Agreement to be executed at closing should result in an immediate positive impact on IMSG's cost of outsourcing due to the currently favorable pricing contained therein.


         The Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Geotrac Sale, including the following:

         - The sale of Geotrac will tie IMSG's performance to a single line of business, namely business process outsourcing, as well as increase its dependence on a single affiliated customer, BIG.

         - The current tax liability associated with the gain on the sale reportable under a Section 338(h)(10) election would potentially exceed the tax liability otherwise reportable on the sale of the Geotrac stock without the election.

         - Because of the existence of unamortized, non-deductible goodwill (for income tax purposes), which was created when Geotrac was acquired by IMSG, the current tax liability and income tax expense for financial statement purposes associated with the Geotrac Sale would be greater by the tax effect of the remaining balance of non-deductible goodwill.

         - The cash flow generated by Geotrac, whether currently restricted due to the Corporate Governance Agreement or not, will no longer be available to IMSG for other corporate purposes.

         - If Geotrac were to experience an increase in business and/or profitability due to significant mortgage activity or other factors, the aggregate purchase price to be received by IMSG in connection with the Geotrac Sale might no longer be regarded as favorable.

         - Pursuant to the Geotrac Sale Agreement, IMSG will have certain indemnification and other ongoing obligations to Geotrac Holdings, Geotrac, the Whites and certain other persons that could adversely affect the overall value of the Geotrac Sale to IMSG.


         In addition, although the Board of Directors anticipates that Geotrac Holdings will be able to obtain the financing required to consummate the Geotrac Sale, no assurances can be given that such financing will be obtained. If such financing is not obtained, it is unlikely the Geotrac Sale will be consummated. In such event, the remedies available to IMSG would be limited under the terms of the Geotrac Sale Agreement. The Board considered this to be an additional negative factor weighing against the Geotrac Sale. The Board did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the potential advantages of the Geotrac Sale.

         The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes material factors considered by the Board. The Board of Directors did not attempt to quantify or otherwise assign relative weights to the specific factors it considered nor did it determine that any factor was of particular importance. A determination of various weightings would, in the view of the Board of Directors, be impractical. In addition, individual members of the Board may have given different weight to different factors. Rather, the Board of Directors viewed its position and recommendations as being based on the totality of the information presented to, and considered by, the Board.

REGULATORY APPROVALS

         The consummation of the Geotrac Sale does not require any regulatory approvals other than the federal filings required under applicable U.S. securities laws in connection with this Proxy Statement.

INTERESTS OF DANIEL J. WHITE AND AFFILIATES


         In considering the Geotrac Sale, you should be aware that Daniel J. White is a director of IMSG, the President, Chief Executive Officer and a director of Geotrac, and the beneficial owner of 524,198 shares of IMSG Common Stock. The Whites have agreed to vote those shares in favor of the Geotrac Sale Agreement and the Geotrac Sale. Therefore, the Whites have interests in the Geotrac Sale in addition to, and different from, the interests of IMSG's shareholders generally.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         The consummation of the Geotrac Sale will not be a taxable event for federal income tax purposes for the shareholders of IMSG because no distribution of the sale proceeds will be made to the shareholders. (If a dividend of all or part of the sale proceeds is later made to shareholders, dividend proceeds may be taxable to shareholders.) The consummation of the Geotrac Sale will be a taxable event for federal income tax purposes for IMSG. Pursuant to the Geotrac Sale Agreement, IMSG agreed to join with Geotrac Holdings, at Geotrac Holdings' option, in the filing of an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and any comparable election under state or local tax law. These elections would result in the Geotrac Sale being deemed to be a sale of Geotrac's assets for income tax purposes, with Geotrac being deemed to have sold its assets while still a member of IMSG's "affiliated group" (as defined in the Internal Revenue Code). Accordingly, IMSG would recognize gain in the amount that the purchase price received exceeds the tax basis of the assets held by Geotrac. For this purpose, the purchase price would be the amount of cash received, the value of the shares of IMSG Common Stock received and the value of any services received under the ten-year Flood Zone Determination Service Agreement to be executed at closing with Geotrac in excess of any amounts paid by IMSG thereunder. Because any value received under the Flood Zone Determination Service Agreement is contingent upon the degree of IMSG's usage thereunder, the income and gain attributable to this portion of the purchase consideration may be taxable over the ten-year term of such agreement as opposed to in the year of sale.


         The discussion set forth above as to certain federal income tax consequences of the Geotrac Sale is based upon the provisions of the Internal Revenue Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, any of which may be changed at any time with retroactive effect. The discussion does not address any aspect of state, local or foreign taxation. No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth above.

ACCOUNTING TREATMENT

         This transaction will be recorded as a sale of the outstanding capital stock of Geotrac, which is equivalent to the sale of Geotrac's net assets.

EXPENSES AND OTHER FEES IN CONNECTION WITH THE GEOTRAC SALE

         Each party will bear its own expenses in respect of the Geotrac Sale, whether or not the Geotrac Sale is actually consummated.

RECENT DEVELOPMENTS OF IMSG

         IMSG has recently received several unsolicited inquiries and/or proposals from unaffiliated third parties regarding the possible sale of all of the business and assets of IMSG (including its subsidiaries) after the consummation of the Geotrac Sale. Although IMSG continues to engage in informal discussions with certain of such third parties regarding a possible transaction, as of the date of this Proxy Statement, IMSG is not a party to any letter of intent or similar agreement with respect to any such proposed transaction. Consequently, regardless of whether the Geotrac Sale is consummated, no assurances can be given as to whether IMSG will seek, or be able to enter into, a transaction relating to the sale of the business and assets of IMSG other than Geotrac.

         On September 28, 2000, October 25, 2000 and October 30, 2000, three alleged shareholders of IMSG filed three nearly identical lawsuits in the United States District Court for the Middle District of Florida, each on behalf of a putative class of all persons who purchased shares of IMSG Common Stock pursuant and/or traceable to the registration statement for IMSG's February 1999 initial public offering (the "IPO"). The lawsuits were consolidated on December 1, 2000, and the consolidated action is proceeding under Case No. 8:00-CV-2013-T-26MAP. The plaintiffs' Consolidated Amended Class Action Complaint, filed February 7, 2001, names as defendants the following parties: IMSG, BIG, Venture Capital Corporation, a selling shareholder in the IPO; the five inside directors of IMSG at the time of the IPO; and Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc., the underwriters for the IPO. The complaint alleges, among other things, that the defendants violated Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended, by making certain false and misleading statements in the roadshow presentations, registration statement and prospectus relating to the IPO. More specifically, the complaint alleges that, in connection with the IPO, the defendants made various material misrepresentations and/or omissions relating to: (i) IMSG's ability to integrate Geotrac's flood zone determination business with IMSG's own flood zone determination business and with its insurance outsourcing services business; (ii) actual and anticipated synergies between IMSG's flood zone determination and outsourcing services business lines; and (iii) IMSG's use of the IPO proceeds. The complaint seeks unspecified damages, including interest, and equitable relief, including a rescission remedy. On July 11, 2001, U.S. District Judge Richard A. Lazzara denied all of the defendants' motions to dismiss the Amended Complaint.

         The defendants' answers to the Amended Complaint were filed in late August 2001. Written discovery has commenced, and, later this year, various pre-trial deadlines and a trial date likely will be set. Management of IMSG believes the material allegations of the Amended Complaint are without merit and intends to vigorously defend the lawsuit. No assurances can be given, however, with respect to the outcome of the litigation, and an adverse result could have a material adverse effect on IMSG's business, financial condition and results of operations.

                           THE GEOTRAC SALE AGREEMENT

         The following is a brief summary of certain provisions of the Geotrac Sale Agreement. THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE GEOTRAC SALE AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND IS INCORPORATED HEREIN BY REFERENCE. THE TERMS NOT OTHERWISE DEFINED IN THIS SUMMARY OR ELSEWHERE IN THIS PROXY STATEMENT HAVE THE MEANINGS SET FORTH IN THE GEOTRAC SALE AGREEMENT. ALL SHAREHOLDERS ARE URGED TO CAREFULLY READ THE GEOTRAC SALE AGREEMENT IN ITS ENTIRETY.

PURCHASE PRICE

         If the transaction with Geotrac is consummated, IMSG will receive at closing (i) $19,000,000 in cash and (ii) 524,198 shares of IMSG Common Stock that are currently beneficially owned by the Whites. In addition, at the closing of the Geotrac Sale, Geotrac and Insurance Management Solutions, Inc. ("IMS"), a subsidiary of IMSG, will enter into a Flood Zone Determination Service
Agreement pursuant to which Geotrac will provide IMS with flood zone determination services for up to ten years at pricing management of IMSG currently considers to be favorable.

THE CLOSING

         IMSG anticipates that the closing of the Geotrac Sale will take place not later than January 31, 2002, on the second business day after the conditions to closing set forth in the Geotrac Sale Agreement are satisfied or waived, or on another date mutually agreed by IMSG and Geotrac Holdings, if the Geotrac Sale Agreement and the Geotrac Sale are approved by the shareholders of IMSG at the Special Meeting.

THE GEOTRAC SHARES


         The shares of Geotrac capital stock to be sold pursuant to the Geotrac sale constitute all of the outstanding capital stock of Geotrac.


REPRESENTATIONS AND WARRANTIES

         In the Geotrac Sale Agreement each of the parties other than BIG makes representations and warranties about certain matters, some of which are subject to qualifications and disclosures.


         The Geotrac Sale Agreement contains various representations and warranties of IMSG, including, among others, representations and warranties relating to IMSG's and Geotrac's corporate organization and similar corporate matters; authorization and enforceability; Geotrac's capital structure and IMSG's ownership of all outstanding shares of Geotrac's capital stock; non-contravention of transactions contemplated by the Geotrac Sale, Geotrac's articles of incorporation and bylaws, and non-violation of laws and binding agreements; consents and approvals; compliance with laws, licenses and permits pertaining to Geotrac's business; the accuracy of certain financial statements; absence of legal proceedings; taxes and tax returns; contracts; and absence of brokers other than Raymond James.



         The Geotrac Sale Agreement contains various representations and warranties of Geotrac Holdings including, among others, representations and warranties relating to corporate organization and similar corporate matters; authorization and enforceability; non-contravention of transactions contemplated by the Geotrac Sale, Geotrac Holdings' certificate of incorporation and bylaws, and non-violation of laws and binding agreements; acquisition for investment; absence of brokers; and consents and approvals.

         The Geotrac Sale Agreement contains various representations and warranties of the Whites, including, among others, representations and warranties relating to power and authority to enter into the Geotrac Sale Agreement and consummate the transactions contemplated thereby; title to the shares of IMSG to be delivered as part of the consideration for the Geotrac Sale; non-violation of laws and binding agreements; and consents and approvals.

INDEMNIFICATION

         IMSG has agreed to indemnify, defend and hold harmless Geotrac Holdings, its directors, officers, employees and controlled and controlling persons, and, after the closing of the Geotrac Sale, Geotrac, from and against certain damages arising out of or resulting from the inaccuracy or breach of any representation or warranty of IMSG contained in the Geotrac Sale Agreement, the nonfulfillment or breach of any covenant or agreement of IMSG contained in the Geotrac Sale Agreement, and any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with IMSG in connection with the Geotrac Sale.

         Geotrac Holdings has agreed to indemnify, defend and hold harmless IMSG and its directors, officers, employees and controlled and controlling persons from and against certain damages arising out of or resulting from the inaccuracy or breach of any representation or warranty of Geotrac Holdings and/or any of the Whites contained in the Geotrac Sale Agreement, the nonfulfillment or breach of any covenant or agreement of Geotrac Holdings and/or any of the Whites contained in the Geotrac Sale Agreement, and any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Geotrac Holdings or any of the Whites in connection with the Geotrac Sale.

         The indemnification obligations of both IMSG and Geotrac Holdings are subject to certain limitations and procedural requirements, including an aggregate cap on liability for each of IMSG and Geotrac Holdings of $2,000,000. In addition, the indemnification provided for by the Geotrac Sale Agreement is generally to be the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty or any breach, nonfulfillment or default in the performance of any non-post-closing covenants or agreements contained in the Geotrac Sale Agreement, other than with respect to claims for fraud.

EXPENSES

         Each party has agreed to bear its own fees and expenses in respect of the Geotrac Sale.

CONDITIONS OF THE GEOTRAC SALE

         The obligation of IMSG to effect the Geotrac Sale is subject to the satisfaction or waiver of certain conditions, including, among others, that the representations and warranties of Geotrac Holdings and the Whites in the Geotrac Sale Agreement shall be true and accurate in all material respects; that the shareholders of IMSG shall have approved the Geotrac Sale Agreement and the Geotrac Sale; that Geotrac Holdings and the Whites shall have performed in all material respects the obligations under the Geotrac Sale Agreement required to be performed by them on or before the closing date; and that no injunction or other law or order be in effect that permanently enjoins or otherwise prohibits consummation of the Geotrac Sale.

         The obligation of Geotrac Holdings and the Whites to effect the Geotrac Sale is subject to the satisfaction or waiver of certain conditions, including, among others, that the representations and warranties of IMSG in the Geotrac Sale Agreement shall be true and accurate in all material respects; that the shareholders of IMSG shall have approved the Geotrac Sale Agreement and the Geotrac Sale; that IMSG shall have performed in all material respects the obligations under the Geotrac Sale Agreement required to be performed by it on or before the closing date; that no injunction or other law or order be in effect that permanently enjoins or otherwise prohibits consummation of the Geotrac Sale; and that, since September 20, 2001, there has been an absence of certain material claims against Geotrac arising out of or relating to either (i) the operations or activities of IMSG and its subsidiaries (other than Geotrac or any entity controlled thereby) or (ii) any erroneous flood zone determinations by IMSG's Bankers Hazard Determination Services, Inc. subsidiary prior to July 31, 1998.

COVENANTS

         IMSG, Geotrac Holdings and the Whites have agreed to certain covenants pursuant to the Geotrac Sale Agreement. These include, among others, the termination of related party arrangements with Daniel J. White (including satisfaction and payment in full of IMSG's obligations thereunder); an agreement by IMSG not to solicit other acquisition proposals for Geotrac except as may be required by the fiduciary duties of IMSG's Board of Directors; the filing of this Proxy Statement by IMSG; continuing Geotrac's business in the ordinary course prior to closing; access to certain properties, personnel and records; and joint approval of public disclosures relating to the Geotrac Sale. Upon the closing of the Geotrac Sale, Daniel J. White will resign as a director of IMSG.

NO COMPETITION OR SOLICITATION

         Pursuant to the Geotrac Sale Agreement, IMSG and BIG have each agreed that, for five years following the closing of the Geotrac Sale, they will not, directly or indirectly (i) engage in the business of Geotrac or (ii) solicit, employ, or retain as a consultant certain employees of Geotrac.

TERMINATION


         The Geotrac Sale Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing of the Geotrac
Sale: (i) by written consent of IMSG and Geotrac Holdings; (ii) by either IMSG or Geotrac Holdings, if any governmental body shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Geotrac Sale, and such order, decree, ruling or other action shall have become final and non-appealable; (iii) by either IMSG or Geotrac Holdings, if IMSG shareholder approval of the Geotrac Sale Agreement and the Geotrac Sale is not obtained; (iv) by IMSG if it determines that the failure to terminate the Geotrac Sale Agreement because of the existence of an unsolicited acquisition proposal for Geotrac would violate the fiduciary duties of IMSG's Board of Directors and IMSG and Geotrac Holdings have been unable to agree on adjusted terms and conditions that would enable IMSG to proceed with the Geotrac Sale; (v) by IMSG if Geotrac Holdings or any of the Whites breaches or fails in any material respect to perform or comply with material covenants and agreements contained in the Geotrac Sale Agreement, or any representation or warranty of any of them is not true and correct in all material respects and remains uncured; (vi) by Geotrac Holdings if the Board of Directors of IMSG withdraws or adversely modifies its adoption of the Geotrac Sale Agreement or its recommendation that the shareholders of IMSG approve the Geotrac Sale Agreement, or shall have adopted and approved an agreement relating to another proposal to acquire Geotrac or submits another acquisition proposal to a vote of IMSG's shareholders and either recommended that IMSG shareholders approve such acquisition proposal or taken no position with respect thereto; or by Geotrac Holdings if IMSG breaches or fails in any material respect to perform or comply with material covenants and agreements contained in the Geotrac Sale Agreement, or any representation or warranty of IMSG is not true and correct in all material respects and remains uncured.

CONSEQUENCES OF TERMINATION

         If IMSG terminates the Geotrac Sale Agreement because it determines that the failure to terminate the Geotrac Sale Agreement because of the existence of another acquisition proposal for Geotrac could reasonably be expected to result in a breach of the fiduciary duties of IMSG's Board of Directors, or if Geotrac Holdings terminates the Geotrac Sale Agreement because the Board of Directors of IMSG withdraws or adversely modifies its adoption of the Geotrac Sale Agreement or its recommendation that the shareholders of IMSG approve the Geotrac Sale Agreement, or approves an agreement relating to or submits another acquisition proposal to a vote of IMSG's shareholders and either recommends that IMSG shareholders approve such acquisition proposal or takes no position with respect thereto, IMSG will be required to pay Geotrac Holdings, as liquidated damages, $500,000, so long as neither Geotrac Holdings nor any of the Whites is in breach in any material respect of any of their representations, warranties or material covenants under the Geotrac Sale Agreement.

         If IMSG terminates the Geotrac Sale Agreement because Geotrac Holdings or any of the Whites breaches or fails in any material respect to perform or comply with any of their material covenants and agreements contained in the Geotrac Sale Agreement, or any representation or warranty of any of them is not true and correct in all material respects and remains uncured, or if certain conditions have not been fulfilled by the closing date, or if Geotrac Holdings or any of the Whites terminates the Geotrac Sale Agreement other than pursuant to enumerated termination rights, or if Geotrac Holdings or any of the Whites otherwise in violation of the Geotrac Sale Agreement fails or refuses to close the transactions contemplated by the Geotrac Sale Agreement, or if Daniel J. White has failed to use his reasonable best efforts to consummate the transactions contemplated by the Geotrac Sale Agreement and as a result of such failure either the transactions contemplated by the Geotrac Sale Agreement shall not have been consummated at such time or the Geotrac Sale Agreement otherwise shall have been terminated, and so long as IMSG is not in breach in any material respect of its representations, warranties or material covenants under the Geotrac Sale Agreement, then, in addition to any remedies IMSG may be entitled to at law or in equity against Geotrac Holdings, the Whites, jointly and severally, will be obligated to pay, as liquidated damages, $400,000 to IMSG and the Corporate Governance Agreement will be automatically terminated.

         If Geotrac Holdings or IMSG terminates the Geotrac Sale Agreement because approval by IMSG shareholders of the Geotrac Sale Agreement and the Geotrac Sale was not obtained at the Special Meeting, or if Geotrac Holdings terminates the Geotrac Sale Agreement because IMSG breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained in the Geotrac Sale Agreement, or any representation or warranty of IMSG is not true and correct in any material respect and remains uncured (so long as Mr. White did not know of the facts constituting the breach on or before the date of the Geotrac Sale Agreement and did not directly or indirectly cause the breach), or because certain conditions have not been fulfilled by the closing date, or if IMSG terminates the Geotrac Sale Agreement other than pursuant to enumerated termination rights, or otherwise in violation of the Geotrac Sale Agreement fails or refuses to close the transactions contemplated by the Geotrac Sale Agreement, and so long as neither Geotrac Holdings nor any of the Whites is in breach in any material respect of its representations, warranties or material covenants under the Geotrac Sale Agreement, then, as liquidated damages, IMSG will be obligated to pay $400,000 to Geotrac Holdings.

FLOOD ZONE DETERMINATION SERVICE AGREEMENT


         Simultaneously with the closing of the Geotrac Sale, IMS, a subsidiary of IMSG, and Geotrac will enter into a Flood Zone Determination Service Agreement, a copy of which is attached as Exhibit A to the Geotrac Sale Agreement. Pursuant to the Flood Zone Determination Service Agreement for a term of ten years IMS will purchase from Geotrac, and Geotrac will sell to IMS, IMS's requirements for certain flood zone determination services, on the terms, and for the prices set forth in the Flood Zone Determination Service Agreement (but purposely omitted, for confidential business reasons, from Exhibit A to the Geotrac Sale Agreement attached as Appendix A hereto), which pricing management of IMSG believes is materially below the pricing of such services IMS could obtain from another third-party vendor. The level of services to be provided to IMS is to be equal to that provided by Geotrac to IMS during the two years prior to the Geotrac Sale. If at any time during the term of the Flood Zone Determination Service Agreement Geotrac fails to provide the required service level, and Geotrac does not timely cure the failure, IMS will be permitted to acquire flood zone determination information that Geotrac cannot provide from another vendor of its choice, and Geotrac will be obligated to make certain payments to IMS.


INDEMNIFICATION AGREEMENT

         Simultaneously with the closing of the Geotrac Sale, IMSG and Daniel J. White will enter into an Indemnification Agreement, a copy of which is attached as Exhibit B to the Geotrac Sale Agreement. The Indemnification Agreement will provide, among other things, that after the closing of the Geotrac Sale, IMSG will, to the fullest extent permitted under applicable law, indemnify and hold harmless Mr. White from and against all damages, costs, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees), judgments, fines, and amounts paid in settlement, incurred by Mr. White in connection with any claim, action, suit or proceeding arising out of or pertaining to matters existing or occurring prior to the closing of the Geotrac Sale by reason of the fact that Mr. White served as a director of IMSG. In addition, the Indemnification Agreement will provide that IMSG will advance all expenses, including, without limitation, reasonable attorneys' fees, incurred by Mr. White with respect to which Mr. White is entitled to such indemnification. The Indemnification Agreement will also provide that IMSG must generally maintain its existing directors' and officers' liability insurance, or coverage on materially similar terms thereof, for a period of six years following the closing of the Geotrac Sale.

TERMINATION AND RELEASE AGREEMENT

         Simultaneously with the closing of the Geotrac Sale, IMSG, Geotrac Holdings and the Whites will enter into a Termination and Release Agreement, a copy of which is attached as Exhibit C to the Geotrac Sale Agreement. The Termination and Release Agreement will provide, among other things, that effective as of the closing of the Geotrac Sale, the Corporate Governance Agreement will be terminated and of no further force and effect, and Daniel J. White will release IMSG, Geotrac and their respective officers, directors, employees, subsidiaries, affiliates, shareholders, controlling persons, successors and assigns from any and all claims, demands, proceedings, causes of action, suits, judicial or administrative orders, obligations, contracts, agreements, debts and liabilities whatsoever ("Claims"), arising out of or related to the Corporate Governance Agreement.

         Simultaneously, IMS, on the one hand, and Geotrac, Geotrac Holdings and the Whites, on the other hand, will each release the other and its officers, directors, employee, subsidiaries, affiliates, shareholders, controlling persons, successors and assigns from any and all Claims arising contemporaneously with or prior to the closing and whether or not relating to Claims pending on, or asserted after, the closing of the Geotrac Sale, other than certain enumerated Claims, such as those arising under the Geotrac Sale Agreement and any Claims resulting from intentional or deliberate acts of bad faith, fraud or self-dealing.

                 INFORMATION REGARDING OPINION OF RAYMOND JAMES

         IMSG retained Raymond James & Associates, Inc. ("Raymond James") to act as the sole external financial advisor to IMSG regarding the potential sale of Geotrac. Raymond James was selected by IMSG based upon IMSG's prior experience dealing with Raymond James and Raymond James' experience with Geotrac, its business and the industry in which it operates. Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. As described above under "The Geotrac Sale -- Recent Developments of IMSG," both IMSG and Raymond James are defendants in a class action lawsuit relating to IMSG's IPO in February 1999.

         At the meeting of the Board of Directors on September 20, 2001, Raymond James delivered an oral presentation and written opinion to the Board to the effect that, as of such date and based on and subject to the matters set forth in the opinion and as described below, the consideration to be received by IMSG in the Geotrac Sale pursuant to the Geotrac Sale Agreement was fair, from a financial point of view, to the holders of IMSG Common Stock. No limitations were imposed by the Board upon Raymond James with respect to the investigations it made or procedures it followed in rendering its opinion.

         The full text of the written opinion of Raymond James dated
September 20, 2001, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. Shareholders of IMSG are urged to read the opinion in its entirety. Raymond James' written opinion is addressed to the Board of Directors, is directed only to the fairness, from a financial point of view, of the consideration to be paid to IMSG pursuant to the Geotrac Sale Agreement, and does not constitute a recommendation to any IMSG shareholder as to how such shareholder should vote at the Special Meeting. The opinion does not express any opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board to approve or consummate the Geotrac Sale. The terms of the Geotrac Sale Agreement were determined pursuant to negotiations between the parties thereto, and not pursuant to recommendations of Raymond James. Copies of the written opinion are also available for inspection and copying at the principal executive offices of IMSG during regular business hours by any shareholder of IMSG, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Corporate Secretary, Insurance Management Solutions Group, Inc., 360 Central Avenue, St. Petersburg, Florida 33701.

         In connection with Raymond James' review of the Geotrac Sale and the preparation of the opinion, Raymond James has, among other things:

         1. reviewed the financial terms and conditions of the Geotrac Sale as stated in the Geotrac Sale Agreement;

         2. reviewed certain audited and unaudited financial statements of Geotrac;

         3. reviewed other internal financial and operating analyses and forecasts for Geotrac requested from and/or provided by IMSG and/or Geotrac;

4. discussed with members of the senior management of IMSG and Geotrac certain information relating to the business plan and prospects for Geotrac and any other matters which Raymond James deemed relevant to the opinion;

5. reviewed certain publicly available information regarding companies deemed comparable to Geotrac, including valuations for such companies;

6. reviewed the proposed Flood Zone Determination Services Agreement between Geotrac and IMSG; and

7. reviewed the Corporate Governance Agreement, dated July 31, 1998, by and among IMSG, Geotrac and Daniel J. White.


         In conducting its investigation and analyses and in arriving at its opinion, Raymond James took into account such accepted financial and investment banking procedures and considerations as it deemed relevant, including a review of: (i) historical and projected revenues, operating earnings, net income and capitalization of Geotrac and certain publicly held companies in businesses it believed to be comparable to Geotrac; (ii) the current and projected financial position and results of operations of Geotrac; (iii) the terms of certain recent transactions deemed by Raymond James to be comparable to the proposed sale of Geotrac; and (iv) the general condition of the securities markets.


         As described in its opinion, Raymond James assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Raymond James by IMSG, Geotrac or any other party and did not attempt to verify independently any such information. In addition, Raymond James did not make or rely upon any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Geotrac in preparing and delivering its opinion. Raymond James assumed that the financial forecasts and other information with respect to Geotrac examined by Raymond James had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of IMSG and Geotrac, and Raymond James relied upon each party to advise it promptly if any such information previously provided to or discussed with Raymond James had become inaccurate or had been required to be updated during the period of its review. In addition, Raymond James has assumed (i) that the Geotrac Sale will be consummated substantially in accordance with the terms set forth in the Geotrac Sale Agreement; (ii) that the proposed Flood Zone Determination Service Agreement will be entered into substantially in accordance with the form of such Agreement reviewed by us; and (iii) that the Corporate Governance Agreement was binding upon IMSG. Raymond James did not obtain any appraisal from any outside expert as to the value or effect on value of the Flood Zone Determination Service Agreement or the Corporate Governance Agreement or any legal opinion as to the enforceability of such agreements, and Raymond James did not express any opinion as to the valuations or enforceability assumed for purposes of its fairness opinion.

         The opinion was based on market, economic, financial and other circumstances and conditions as in effect on, and the information available to it as of, September 20, 2001, the date of the opinion.

FAIRNESS OPINION ANALYSES

         The following is a summary of the analyses performed by Raymond James in connection with the preparation of the opinion. This summary is not a complete description of the analyses underlying the opinion. Raymond James' opinion regarding the fairness of the Geotrac Sale was not based on any one analysis or any particular subset of these analyses but rather gave consideration of all of the analyses taken as a whole.

         Discounted Cash Flow Analysis. Raymond James performed a discounted cash flow analysis based on the unlevered discounted cash flow of the projected five-year financial performance of Geotrac as prepared by the management of Geotrac and IMSG. Terminal values were calculated by applying an earnings before interest, taxes, depreciation and amortization ("EBITDA") multiple ranging from 3.5x to 4.5x to the projected EBITDA of Geotrac in fiscal year 2006. Discount rates ranging from 12% to 16% were selected to reflect the risk inherent in Geotrac's business and its projections. Based on this analysis, Geotrac's implied equity value ranged from $21.3 million to $28.4 million with a midpoint of $24.8 million. Discounted cash flow analysis is a widely used valuation methodology, but it relies on numerous assumptions, including assets and earnings growth rates, terminal values, and discount rates. This analysis is not necessarily reflective of the actual value of Geotrac.

         Analysis of Publicly Traded Comparable Companies. Raymond James analyzed selected historical financial, operating, and/or stock market data of Geotrac and certain publicly traded companies that Raymond James deemed to be comparable to Geotrac. The four companies deemed by Raymond James to be reasonably comparable to Geotrac in terms of services offered, markets served, and business prospects were Fidelity National Information Solutions, The First American Corporation, Land America Financial and Stewart Information Services.

         The comparable company analysis, as is typical, was based on market data for companies deemed to be similar to Geotrac. Since no company is precisely comparable to Geotrac or the Geotrac Sale, the analysis relied on data from a group of companies. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of Geotrac and other factors that could affect the public trading value of the comparable companies to which Geotrac is being compared. If single company comparisons were to be used, the implied value for Geotrac would vary significantly depending on which company is chosen. For this reason, the analysis presents the results for not only the highest and lowest implied values for each analysis but also the results for the median and mean values for the entire group of companies analyzed.

         Raymond James examined certain publicly available financial data of the four comparable companies, including the ratio of enterprise value (equity value plus total debt, including preferred stock, less cash and cash equivalents) to trailing twelve months and 2001 projected revenue and EBITDA. In addition, Raymond James examined the ratio of equity value to projected 2001 and 2002 net income for each of the comparable companies. The following table summarizes the results of this analysis.

                       COMPARABLE COMPANY ANALYSIS SUMMARY

                                                                                 MARKET MULTIPLES
                                                                 ------------------------------------------------
                                                                   RANGE              MEDIAN                 MEAN
                                                                 --------             ------                -----
Enterprise Value/2001 Projected Revenue                             .2-.8x               .4x                  .4x
Enterprise Value/Trailing Twelve Months Revenues                    .2-.9                .4                   .5
Enterprise Value/Projected 2001 EBITDA                            2.9-5.1               3.0                  3.7
Enterprise Value/Trailing Twelve Months EBITDA                    3.3-5.9               3.8                  4.4
Equity Value/Projected 2001 Net Income                            8.3-9.0               8.5                  8.6
Equity Value/Projected 2002 Net Income                           9.5-11.6              10.0                 10.4

         Raymond James then applied the ratios derived from its comparable company analysis to Geotrac's unaudited operating results for the trailing twelve months ended June 30, 2001 and projected operating results for the years ended December 31, 2001 and 2002 to determine an implied Enterprise Value. The following table summarizes the results of this analysis.


                       COMPARABLE COMPANY ANALYSIS SUMMARY

                                                    IMPLIED ENTERPRISE VALUE
                                       ------------------------------------------------
                                          RANGE               MEDIAN               MEAN
                                          -----               ------               ----
Projected 2001 Revenue                 $3.2-$12.9              $ 6.4              $ 6.4
Trailing Twelve Months Revenue           3.8-17.0                7.5                9.4
Projected 2001 EBITDA                   15.4-27.0               15.9               19.6
Trailing Twelve Months EBITDA           21.1-37.8               24.3               28.1
Projected 2001 Net Income               12.5-13.5               12.8               12.9
Projected 2002 Net Income               14.2-17.4               15.0               15.6

         Analysis of Selected Merger and Acquisition Transactions. Raymond James compared the proposed Geotrac Sale with selected comparable merger and acquisition transactions. No transaction analyzed in Raymond James' comparable transaction analysis was identical to the Geotrac Sale. Accordingly, this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors between Geotrac and the other transactions considered that could affect the acquisition value of the companies to which Geotrac was being compared.

         Raymond James performed an analysis of ten merger and acquisition transactions of mortgage information services companies that occurred between July 1998 and August 2001. The ten merger and acquisition transactions considered were: the acquisitions of Credit Management Solutions by The First American Corporation; International Data Management by Fidelity National; Chicago Title by Fidelity National; National Information Group by The First American Corporation; America's Flood Services by Siebels Bruce Group; Vista Information Services by Fidelity National; and Data Management Services, Ecosearch Environmental, Geoserve and E/Risk Information Services by Vista Information Services.

         The following table summarizes the results of this analysis:


         SELECTED MERGER AND ACQUISITION TRANSACTIONS ANALYSIS SUMMARY

                                                                               MARKET MULTIPLES
                                                                               ----------------

                                                                RANGE              MEDIAN                MEAN
                                                                -----              ------                ----
Total Enterprise Value/Trailing Twelve Months Revenues          .5-2.5x             1.0x                 1.3x
Total Enterprise Value/Trailing Twelve Months EBITDA           4.5-8.8              4.7                  6.0

         Raymond James then applied the ratios derived from the comparable transaction analysis to Geotrac's unaudited trailing twelve months operating results for the period ended June 30, 2001 to determine an implied Enterprise Value. The following table summarizes the results of this analysis:

          SELECTED MERGER AND ACQUISITION TRANSACTIONS ANALYSIS SUMMARY

                                                                           IMPLIED ENTERPRISE VALUE
                                                              -------------------------------------------------
                                                                RANGE              MEDIAN                MEAN
                                                                -----              ------                ----
Total Enterprise Value/Trailing Twelve Months Revenue         $9.4-$47.0            $19.0               $25.4
Total Enterprise Value/Trailing Twelve Months EBITDA           28.8-56.3             30.1                38.4


         Opinion of Raymond James. The summary set forth above does not purport to be a complete description of the analyses of data underlying Raymond James' opinion or its presentation to the Board. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James' view of the actual value of Geotrac. In undertaking its analysis, Raymond James considered, among the other aspects of its analyses discussed above, those which indicated a potential value for Geotrac greater than the proposed consideration to be received by IMSG pursuant to the Geotrac Sale.

         In summary, while Raymond James based its opinion on the totality of the analyses it conducted and not on any single analysis, Raymond James nonetheless examined each of the cases where the implied value under a particular analysis exceeded the proposed Geotrac Sale consideration and came to the opinion that in each case there were circumstances which argued against relying solely on the results of such analysis. For example in the case of the comparable company analysis, data from a single company increased the mean and medium implied value for Geotrac due to its high historical and projected growth rate in earnings and EBITDA. Geotrac, conversely, has experienced declining earnings and EBITDA since 1998 and is projected to experience relatively low growth in earnings and EBITDA in the future. In the analyses of selected merger and acquisition transactions, data from certain transactions increased the implied value of Geotrac. IMSG is subject to a Corporate Governance Agreement, dated

July 31, 1998, by and among IMSG, Geotrac and Daniel J. White imposing certain restrictions on IMSG and/or potential acquirers, which Raymond James believes diminishes the value of Geotrac relative to other companies not subject to such restrictions. See "Certain Transactions of Geotrac" on p. 29 of this Proxy Statement. These restrictions reduce the value of Geotrac in comparison to multiples paid for other companies without a corporate governance agreement. Additionally, Raymond James considered the declining financial performance at Geotrac since 1998. In considering these circumstances, as discussed above, and in considering the results of the complete set of analyses using a variety of methodologies, Raymond James formed its opinion described herein.


         In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of IMSG and/or Geotrac. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Raymond James' analysis of the fairness of the financial terms and conditions of the Geotrac Sale to holders of IMSG Common Stock from a financial point of view and were provided to the Board. The analyses do not purport to be appraisals or to reflect the prices at which businesses or securities might be sold. In addition, as described above, the opinion of Raymond James was one of many factors taken into consideration by the Board in making its determination to approve the Geotrac Sale. Consequently, the analyses described above should not be viewed as determinative of the Board's opinion with respect to the value of Geotrac.

         Geotrac has agreed to pay Raymond James a fee of approximately $330,000 upon the consummation of the Geotrac Sale. IMSG has also agreed to reimburse Raymond James for its reasonable out-of-pocket expenses and to provide customary indemnification protection to Raymond James. Raymond James has also received a retainer of $150,000 for acting as financial advisor to BIG (which, together with certain of its subsidiaries, owned approximately 65.2% of the outstanding IMSG Common Stock as of the Record Date) in connection with a proposed private placement of subordinated debt for BIG. In the ordinary course of business, Raymond James may trade in the securities of IMSG for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

         Raymond James has consented to the descriptions of its opinion in, and the inclusion of its opinion as an appendix to, this Proxy Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of IMSG Common Stock, as of the Record Date for the Special Meeting, with respect to: (i) each of IMSG's directors; (ii) each of IMSG's executive officers named in the table below; (iii) all directors and executive officers of IMSG as a group; and (iv) each person known by IMSG to own beneficially more than 5% of the IMSG Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

                                                                                   SHARES BENEFICIALLY OWNED
                                                                                   -------------------------
NAME                                                                              SHARES                PERCENT
----                                                                              ------                -------
Bankers Insurance Group, Inc.(1).....................................             7,950,000              62.1%
Western International Insurance Company (2)..........................               700,000               5.5%
David M. Howard......................................................                13,000                  *
David K. Meehan......................................................                 2,200                  *
Robert S. Gantley (3) ...............................................                 1,700                  *
Anthony R. Marando ..................................................                   ---                  *
Christopher P. Breakiron (4).........................................                   400                  *
Daniel J. White (5)..................................................               524,198               4.1%
Robert M. Menke (6)..................................................               162,200                  *
Robert G. Menke......................................................                 3,200                  *
John A. Grant, Jr.  (7)..............................................                38,500                  *
William D. Hussey....................................................                 3,000                  *
E.  Ray Solomon......................................................                 5,500                  *
Alejandro M. Sanchez.................................................                 1,000                  *
John S. McMullen (8).................................................               354,300               2.8%
All directors and executive officers as a group (12 persons)(6)......             1,108,798               8.7%


*  Less than 1%

(1) Includes 147,084 shares held by Bankers Insurance Group, Inc. ("BIG"), 3,378,571 shares held by Bankers Insurance Corporation ("BIC") and 4,424,345 shares held by Bankers Security Insurance Company ("BSIC"). The business addresses of BIG, BIC and BSIC are all 360 Central Avenue, St. Petersburg, Florida 33701. Bankers Insurance Group, Inc. is an indirect subsidiary of Bankers International Financial Corporation, Ltd. ("BIFC"), a Cayman Islands corporation wholly owned by Bankers International Financial Corporation II Trust, a discretionary charitable trust. The sole trustee of this trust is Ansbacher (Cayman) Limited, a Cayman Island corporation unaffiliated with BIG, IMSG or their respective officers or directors. Pursuant to the trust's declaration of trust, Independent Foundation for the Pursuit of Charitable Endeavors, Ltd., a not for profit Cayman Islands corporation ("IFPCE"), possesses the discretionary power to (i) direct the trustee to appoint the trust fund to another trust for the benefit of one or more of the beneficiaries of the trust and (ii) remove the trustee and appoint one or more new trustees outside the Cayman Islands. A majority vote of the directors of IFPCE is required to take either of these actions. The Articles of Association of IFPCE provide that the board of directors shall consist of seven members, three of whom shall be the top three executives of Bankers International Financial Corporation, a Florida corporation and subsidiary of BIFC, three of whom shall be Mr. Robert M. Menke and his lineal descendants, and one of whom shall be a director elected by a majority vote of the remaining six directors (or, if they cannot agree, appointed by a court of competent jurisdiction). Until his death or adjudication of incompetency, Robert M. Menke shall have five votes and all other directors shall have one vote, and Robert
         M. Menke's presence at a meeting shall be required for a quorum. As of the Record Date, the directors of IFPCE included David K. Meehan, Robert M. Menke and Robert G. Menke.

(2) Western International Insurance Company ("WIIC") is a wholly-owned subsidiary of Venture Capital Company ("VCC"). The business address of VCC and WIIC is Bank America Building, Fort Street, Georgetown, Grand Cayman, British West Indies. VCC is a Cayman Island corporation wholly owned by Venture II Trust, a discretionary charitable trust. The sole trustee of this trust is Cayman National Trust Company Limited, a Cayman bank unaffiliated with BIG, IMSG or their respective officers or directors. Pursuant to the trust's declaration of trust, IFPCE possesses the same discretionary powers as described in note (1) above.

(3) Includes 700 shares held directly by Mr. Gantley and 1,000 shares held jointly with his spouse.

(4) Represents shares held jointly with spouse. Mr. Breakiron resigned as Vice President, Chief Financial Officer, Secretary and Treasurer of IMSG effective April 17, 2001.

(5) Includes 262,099 shares held in trust by Mr. White and 262,099 shares held in trust by his spouse.


(6) Excludes 147,084 shares held by BIG, 3,378,571 shares held by BIC, 4,424,345 shares held by BSIC and 700,000 shares held by WIIC. See Notes (1) and (2) above. All shares are held by Robert M. Menke Trust U/A dated 5/17/95, a revocable trust pursuant to which Robert M. Menke is the sole trustee and lifetime beneficiary.


(7) Includes 12,500 shares held directly by Mr. Grant and 26,000 shares held directly by his spouse.

(8) Includes 154,300 shares held directly by Mr. McMullen, 110,000 shares held by Andros Associates, Inc., 45,000 shares held by the Kenneth S. McMullen Family Trust and 45,000 shares held by the Gertrude B. McMullen Family Trust. Mr. McMullen owns 99% of the outstanding equity securities of Andros Associates, Inc., is the sole trustee and sole beneficiary of the Kenneth S. McMullen Family Trust, and is the sole trustee and sole beneficiary of the Gertrude B. McMullen Family Trust.

                        CERTAIN TRANSACTIONS OF GEOTRAC

         DJWW Corp., an Ohio corporation, was formed in June, 1987 by Daniel J. White ("Mr. White"), the corporation's President and sole shareholder. In May, 1991, the corporation changed its name to Geotrac, Inc. In August, 1994, Geotrac, Inc. sold substantially all of its assets to SMS Geotrac, Inc., a Delaware corporation ("SMS Geotrac"), for a purchase price of $1,000,000 in cash, plus a contingent payment based on net profits after taxes for the fiscal year ended June 30, 1995. SMS Geotrac was a wholly-owned subsidiary of Strategic Holdings USA, Inc. ("Strategic"). During the year ended June 30, 1996 and on July 30, 1997, SMS Geotrac made payments of $932,222 and $1,700,000, respectively, to Mr. White in satisfaction of the contingent payment obligations under the acquisition agreement. The amounts were recorded as an increase to goodwill and an additional capital contribution to SMS Geotrac. In connection with the sale of assets to SMS Geotrac, Mr. White became the President of SMS Geotrac and received a four-year employment contract at a base salary of $100,000 per year. In September, 1994, Geotrac, Inc. changed its name to YoSystems, Inc. During the year ended June 30, 1997, SMS Geotrac and Strategic agreed to treat all outstanding amounts owed to the parent, $1,611,140, as an additional capital contribution. In addition, Strategic contributed $500,000 to SMS Geotrac.

         During the one month period ended July 31, 1997, SMS Geotrac advanced $797,000 to YoSystems, Inc. In July, 1997, YoSystems acquired all of the issued and outstanding shares of capital stock of SMS Geotrac from Strategic for $15,000,000 in cash. The purchase price was funded through an $8.75 million loan from Huntington National Bank to YoSystems ($8.25 million of which was used in the purchase) plus $6.75 million in cash paid by IMSG in connection with its acquisition of a 49% interest in YoSystems, as described below. Thereafter, IMSG assumed the loan from Huntington National Bank, which loan has since been repaid from proceeds received in IMSG's initial public offering.

         Neither YoSystems nor Mr. White, its President and sole shareholder, had a preexisting right to acquire SMS Geotrac pursuant to the August, 1994 transaction. The purchase price of the SMS Geotrac stock was determined by arm's length negotiations. After the stock purchase transaction, SMS Geotrac merged into YoSystems, with YoSystems being the surviving entity and changing its name back to Geotrac, Inc.

         Concurrent with the acquisition of SMS Geotrac by YoSystems, IMSG, through a subsidiary, Bankers Hazard Determination Services, Inc. ("BHDS"), purchased a 49% interest in YoSystems for $6,750,000 in cash. At that time, IMSG did not contemplate acquiring the remaining 51% of YoSystems, Inc.

         In connection with IMSG's purchase of a 49% interest in YoSystems, BHDS issued 675,000 shares of non-cumulative 8% preferred stock to Heritage Hotel Holding Company ("Heritage"), a corporation owned by Richard M. Brubaker, the half brother of Robert M. Menke, a director of IMSG. The preferred stock of BHDS issued to Heritage had a par value of $10 per share and was subject to redemption at the option of the Board of Directors of BHDS.

The preferred stock could be redeemed at any time at a price equal to 108% of the original consideration paid for the stock by the shareholder plus the amount of the dividends declared and unpaid on the redemption date. Heritage funded the preferred stock purchase by entering into a note agreement with a commercial bank for $6,750,000, with the preferred stock serving as collateral. On May 8, 1998, IMSG purchased the outstanding preferred stock of BHDS in exchange for a note to Heritage in the principal amount of $6,750,000. The note was repaid in full in February, 1999 out of the net proceeds to IMSG from its initial public offering. After May 8, 1998, the preferred stock of BHDS held by IMSG was exchanged for 675,000 shares of 8.5% cumulative preferred stock of BHDS. The shares of non-cumulative 8% preferred stock were then retired. Dividends declared on the preferred stock for 1997 and 1998 were $229,315 and $189,370, respectively.

         In July, 1998, IMSG acquired the remaining 51% equity interest in Geotrac, Inc. (formerly YoSystems) pursuant to the merger of Geotrac, Inc. with and into BHDS, with the surviving entity being known as "Geotrac of America, Inc." ("Geotrac"). IMSG acquired the remaining 51% interest from Mr. White and his wife and certain minority shareholders in exchange for (i) 524,198 shares of IMSG Common Stock, (ii) a promissory note in the principal amount of $1,500,000 bearing interest at a rate of 8.5%, and (iii) cash in the amount of $728,069 (paid in December, 1998), for a total purchase price of $7,994,000. In addition, IMSG assumed the loan in the original principal amount of $8,750,000 from Huntington National Bank made to YoSystems in July, 1997. As described above, the loan from Huntington National Bank was repaid from proceeds received in IMSG's initial public offering.

         In connection with this transaction, Geotrac entered into an employment agreement with Mr. White pursuant to which Mr. White serves as the President and Chief Executive Officer of Geotrac. This agreement provides for an initial term of four years and shall continue in effect thereafter until terminated by either party upon 90 days prior written notice. Mr. White's current annual base salary is $150,000, subject to annual review by Geotrac's board of directors.
To the extent authorized by Geotrac's board of directors, Mr. White shall be entitled to participate in any bonus programs established by Geotrac. Mr. White shall also be entitled to comparable benefits, including health, life and disability insurance, as are offered to any of Geotrac's other executive officers. In the event of Mr. White's death or disability, Geotrac's obligations under the agreement will automatically terminate, except that Mr. White shall be entitled to severance equal to one times his then current annual base salary. The agreement further provides that, in the event of termination by Geotrac without cause (as defined therein) or by Mr. White for good reason (as defined therein), or in the event the agreement is not renewed for any reason other than death, disability or for cause, then Geotrac shall pay Mr. White at the rate of his annual base salary then in effect for the longer of
(i) the remainder of the term of the agreement and (ii) one year after such termination date, subject to a credit of up to 75% of the base salary paid to Mr. White by his new employer, if any.

         This agreement also provides that, for a period of two years following Mr. White's termination of employment other than by Mr. White for good reason or by Geotrac without cause, Mr. White will not, directly or indirectly, engage (or have an interest) in the flood zone compliance business nor in any other business engaged or planned to be engaged in by Geotrac within any state or country in which Geotrac is doing or plans to do business. Finally, the agreement provides that, during the term of the agreement and for a period of two years thereafter, Mr. White will not, directly or indirectly, employ, attempt to employ, or solicit for employment, any of Geotrac's employees.


         In addition, IMSG entered into a Corporate Governance Agreement with Mr. White and Geotrac setting forth certain terms and conditions upon which Geotrac continues to operate following the merger. The Corporate Governance Agreement provides, in part, that, for so long as Mr. White owns stock in IMSG or Geotrac, or has an option to purchase stock in Geotrac, (i) IMSG will vote all of its shares in Geotrac to fix and maintain the number of directors on the Geotrac Board of Directors at five, (ii) IMSG will vote its shares in Geotrac to elect as directors of Geotrac two persons designated by Mr. White, (iii) the termination of Mr. White as an employee of Geotrac will require the vote of four out of five members of the Geotrac Board of Directors, and (iv) certain actions by Geotrac will require the unanimous approval of the Geotrac Board of Directors, including any merger or consolidation, the payment of management or similar fees to IMSG or its subsidiaries and affiliates, the sale or issuance of Geotrac stock, and the sale of Geotrac assets outside the ordinary course of business to anyone other than an affiliate of Geotrac. Among the actions requiring such unanimous board approval under the Corporate Governance Agreement is the making of cash distributions to IMSG, whether by dividends or otherwise. Therefore, pursuant to the Corporate Governance Agreement, Mr. White may impede IMSG's ability to access excess cash balances retained by its Geotrac subsidiary, even if all of the other directors of Geotrac were to approve the distribution thereof to IMSG. Mr. White also has a right of first refusal to purchase the assets of Geotrac in the event such assets are to be sold. Mr. White is presently a director of IMSG and a beneficial owner of 524,198 shares of IMSG Common Stock. Pursuant to the Geotrac Sale Agreement, he will resign as a director of IMSG upon the closing of the Geotrac Sale.


         The Board of Directors of Geotrac currently consists of five members:
Robert M. Menke (Chairman), David K. Meehan, David M. Howard, Daniel J. White and John Payne. Pursuant to his rights under the Corporate Governance Agreement, Mr. White designated himself and Mr. Payne to such board. Mr. Howard is currently an executive officer IMSG and the former President of BHDS. Pursuant to the Geotrac Sale Agreement, Messrs. Menke, Meehan and Howard will resign as directors of Geotrac upon the closing of the Geotrac Sale.

         Geotrac currently leases a 12,400 square-foot facility in Norwalk, Ohio from DanYo LLC, a limited liability company wholly owned by Daniel J. White and his spouse. This lease, which was renewed effective September 1, 1999, is for a term of five years, expiring on August 31, 2004, and provides for monthly rental payments of approximately $10,448, plus payment of utilities, real estate taxes and assessments, insurance, repairs and similar expenses.

         Geotrac incurred $339,345 of consulting service provided by SLK Software Services Private Limited ("SLK") during the year ended December 31, 2000. Mr. White had an equity interest of 49% in SLK at December 31, 2000. Subsequent to year-end Mr. White's interest has been diluted to 46.26%. At no time has Mr. White had a commitment to invest additional funds in SLK. Mr. White is neither a director nor an officer of SLK and does not have the ability to exercise control or make management decisions. Neither Mr. White nor Geotrac has committed to fund SLK's operations. Geotrac owed SLK $15,240 at December 31, 2000 for consulting services.

         During the year ended December 31, 2000 Geotrac incurred $396,200 and $611,237 of flood zone determination costs and digitizing costs, respectively, from JDI Software Services Private Limited ("JDI"). On January 9, 2001, Mr. White purchased 100,550 shares of JDI, representing a 47.63% ownership interest in JDL. Since Mr. White's initial investment on January 9, 2001, he has made no commitment to invest additional funds in JDI. Mr. White is neither a director nor an officer of JDI and does not have the ability to exercise control nor make management decisions. Neither Mr. White nor Geotrac has committed to fund JDI's operations. Geotrac owed JDI $85,254 at December 31, 2000 for flood zone determination and digitizing services. Additionally, JDI owed Geotrac $100,000 for the sale of Geotrac's national GIS flood coverage.


         The Audit Committee of the Board of Directors of IMSG is responsible for reviewing all transactions between IMSG and any officer or director of IMSG or any entity in which an officer or director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arm's-length basis from independent third parties.

                              SHAREHOLDER PROPOSALS

         IMSG presently intends to hold its 2002 annual meeting of shareholders on or before April 30, 2002, but has not yet set the date thereof. Consequently, the deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in IMSG's proxy statement for its 2002 annual meeting of shareholders will be a reasonable time before IMSG begins to print and mail its proxy materials, which deadline will be set forth in a quarterly report on Form 10-Q or will otherwise be communicated to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

         If a shareholder wishes to have a proposal considered at the 2002 annual meeting but does not use the process set forth in Rule 14a-8, IMSG's bylaws control the timely filing of such proposals. Under IMSG's bylaws, a shareholder proposal is not timely unless the shareholder proposing the proposal has given timely notice in writing to the Secretary of IMSG. To be timely, a shareholder's notice must be received at the principal business office of IMSG no later than the date designated for receipt of shareholders' proposals in a prior public disclosure by IMSG. If there has been no such prior public disclosure, then to be timely a shareholder's notice must be delivered or mailed to and received at the principal business office of IMSG not less than 60 days nor more than 90 days prior to the 2002 annual meeting; provided, however, that in the event less than 70 days' notice of the date of the 2002 annual meeting is given to shareholders by notice or prior public disclosure, notice, to be timely, must be received by IMSG not later than the close of business on the tenth day following the day on which IMSG gave notice of or made a public disclosure of the date of the 2002 annual meeting. After the expiration of the notice period, notice to IMSG of a shareholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of IMSG for the 2002 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal.

                      VOTING PROCEDURES/REVOKING YOUR PROXY

VOTING

         Approval of the Geotrac Sale Agreement and the Geotrac Sale requires the affirmative vote of the holders of a majority of the issued and outstanding shares of IMSG Common Stock. A quorum is present if at least a majority of the outstanding shares of IMSG Common Stock (12,800,261 shares) on the Record Date are present in person or by proxy.

         Those who fail to return a proxy or attend the Special Meeting will not count towards determining any required quorum. Shareholders and brokers returning proxies or attending the Special Meeting who abstain from voting will count towards determining a quorum.

         The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this Proxy Statement.

REVOCABILITY OF PROXIES

         Proxies may be revoked if you:

         - Deliver a signed, written revocation letter, dated later than your proxy, to the Secretary of IMSG at the address set forth on the first page of this Proxy Statement;

         - Deliver a signed proxy, dated later than the previous one, to the Secretary of IMSG at the address set forth on the first page of this Proxy Statement; or

         -        Attend the Special Meeting and vote in person or by proxy.
                  Attending the Special Meeting alone will not revoke your proxy.

SOLICITATION


         The cost of this solicitation will be borne by IMSG. In addition, IMSG may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of IMSG's directors and officers, personally or by telephone or telegram, without additional compensation. IMSG will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of IMSG Common Stock.


                               DISSENTERS' RIGHTS

         Set forth below is a summary of dissenters' rights available to IMSG's shareholders relating to the Geotrac Sale to be considered at the Special Meeting. This summary is not intended to be a complete statement of applicable Florida law and is qualified in its entirety by reference to Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act (the "FBCA"), set forth in their entirety as Appendix C to this Proxy Statement.


RIGHTS TO DISSENT

         Shareholders of IMSG are entitled to dissent from the Geotrac Sale discussed in this Proxy Statement and obtain payment of the fair value of their shares of IMSG Common Stock if and when the Geotrac Sale is effectuated. A shareholder entitled to dissent and to obtain payment for the shareholder's shares under Chapter 607 of the FBCA may not challenge the corporate action (i.e., the Geotrac Sale) creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or IMSG.

         Under Section 607.1302 of the FBCA, a shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name.

PROCEDURES FOR EXERCISE OF DISSENTERS' RIGHTS

         The notice accompanying the Proxy Statement states that shareholders are entitled to assert dissenters' rights under Chapter 607 of the FBCA. A IMSG shareholder who wishes to assert dissenters' rights must: (a) cause IMSG to receive, before the vote is taken on the Geotrac Sale Agreement and the Geotrac Sale, written notice of the shareholder's intention to demand payment for the shareholder's shares if the Geotrac Sale is effectuated; and (b) not vote his or her shares in favor of the Geotrac Sale Agreement and the Geotrac Sale (although a shareholder is not required to vote against the Geotrac Sale and failure to vote does not constitute a waiver of any rights). Simply voting against the Geotrac Sale Agreement and the Geotrac Sale will not constitute the required notice. A SHAREHOLDER WHO DOES NOT SATISFY THE FOREGOING REQUIREMENTS WILL NOT BE ENTITLED TO DEMAND PAYMENT FOR HIS OR HER SHARES UNDER CHAPTER 607 OF THE FBCA.

         If the Geotrac Sale Agreement and the Geotrac Sale are approved by IMSG's shareholders, IMSG must give a written notice to dissenters who are entitled to demand payment for their shares. The notice required to be given by IMSG must be given no later than 10 days after the date IMSG's shareholders approve the Geotrac Sale Agreement and the Geotrac Sale. A shareholder who is given a dissenters' notice to assert dissenters' rights and who wishes to exercise dissenters' rights must, in accordance with the terms of the dissenters' notice, within 20 days cause IMSG to receive a payment demand and simultaneously deposit his share certificates with IMSG. Any shareholder that fails to file such election to dissent within the 20 day period will be bound by the terms of the Geotrac Sale. Upon filing a notice of election to dissent, a shareholder shall only be entitled to payment as provided under Chapter 607 of the FBCA and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by a shareholder at any time before an offer is made by IMSG to pay for his shares. After IMSG makes an offer to purchase, no notice of election may be withdrawn unless IMSG consents thereto.

         A SHAREHOLDER WHO DOES NOT DEMAND PAYMENT AS REQUIRED BY THE DATE OR DATES SET IN THE DISSENTERS' NOTICE IS NOT ENTITLED TO PAYMENT FOR HIS OR HER SHARES.

         Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after the Geotrac Sale is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), IMSG shall make a written offer to each dissenting shareholder who has made demand as provided in Section 607.1320 of the FBCA to pay an amount the corporation estimates to be the fair value for the shares. If the Geotrac Sale has not been consummated before the expiration of the 90 day period after the shareholders' authorization date, the offer may be made conditional upon consummation of the Geotrac Sale. The notice and offer shall be accompanied by:

                  (1) A balance sheet of IMSG as of the latest available date; and

                  (2) A profit and loss statement of IMSG for the twelve-month period ended on the date of the balance sheet.

         If within 30 days after the making of such offer a shareholder accepts the offer, payment for such shareholder's shares shall be made within 90 days after the making of such offer or the consummation of the Geotrac Sale, whichever is later. Upon payment of the agreed value for the shares, the dissenting shareholder shall cease to have any interest in the shares of IMSG. If IMSG fails to make an offer within the period specified above or if IMSG makes an offer that any dissenting shareholder fails to accept, then IMSG, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days of the Geotrac Sale, or at IMSG's election at any time within 60 days of the Geotrac Sale, will file an action in any court of competent jurisdiction in Pinellas County, Florida, requesting that the fair value of such shares be determined.

         A DISSENTER MAY LOSE THE RIGHT TO DEMAND PAYMENT UNLESS THE DISSENTER CAUSES IMSG TO RECEIVE THE NOTICE REQUIRED WITHIN 30 DAYS AFTER IMSG MADE OR OFFERED PAYMENT FOR THE SHARES OF THE DISSENTER.

JUDICIAL APPRAISAL OF SHARES

         If a demand for payment made by a dissatisfied dissenter as set forth above is unresolved, IMSG may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares. IMSG must commence the proceeding described above in any court of competent jurisdiction in Pinellas County, Florida. IMSG must make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The proceeding will be entitled to the same discovery rights as parties in other civil proceedings. IMSG will pay each shareholder the amount found to be due such shareholder, if any, within 10 days after the final determination of the proceedings.

         The court in an appraisal proceeding will determine the costs and expenses of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against IMSG, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom IMSG has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which IMSG offered to pay therefor or if no offer was made the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This Proxy Statement contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of IMSG and Geotrac. These statements may be made directly in this document or may be "incorporated by reference" from other documents filed with the Securities and Exchange Commission ("SEC"). You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions in this Proxy Statement or in documents incorporated by reference herein.

         These forward-looking statements are subject to numerous assumptions, risks and uncertainties, and the Private Securities Litigation Reform Act provides a "safe harbor" for these statements. Factors that may cause actual results to differ from those contemplated by the forward-looking statements include, among others, the following possibilities:

         - Competitive pressures in IMSG's business process outsourcing line of business may increase significantly, and changes in that industry may affect IMSG's business, financial condition and results of operations.

         - Geotrac Holdings may be unable to obtain the financing necessary to consummate the Geotrac Sale.

         -  General economic or business conditions may change.

         Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Proxy Statement or, in the case of documents incorporated by reference, the date of such documents.

         All subsequent written and oral forward-looking statements attributable to IMSG or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. All forward-looking statements included in this document are based on information available to IMSG on the date hereof and IMSG assumes no obligation to update any such forward-looking statement. Among the factors that could cause actual results to differ materially are the risks discussed under the caption "Risk Factors" included in IMSG's Registration Statement on Form S-1, as amended (Reg. No. 333-57747). Prospective investors should also consult the risks described from time to time in IMSG's Reports on Forms 10-Q, 8-K and 10-K and Annual Reports to Shareholders.




                       WHERE YOU CAN FIND MORE INFORMATION

         We file periodic reports, proxy statements, and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site (www.sec.gov). You may also read and copy any document that IMSG files with the SEC at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities.

         We "incorporate by reference" into this Proxy Statement the information in documents we file with the SEC, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference is an important part of this Proxy Statement, and information that we file subsequently with the SEC will automatically update this Proxy Statement. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the filing of this Proxy Statement and before the Special Meeting.

         For IMSG:

                  Annual Report on Form 10-K for the year ended December 31,
                  2000.

                  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

                  Form 12b-25 Notification of Late Filing of Form 10-K for the year ended December 31, 2000, as amended on April 2, 2001.

                  Form 12b-25 Notification of Late Filing of Form 10-Q for the quarter ended June 30, 2001, filed August 15, 2001.

                  Current Report on Form 8-K filed September 21, 2001.

         You may request a copy of these filings, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into the filing, at no cost to you by contacting us at the following address and telephone number:

                  Insurance Management Solutions Group, Inc.
                  Anthony R. Marando
                  Chief Financial Officer
                  360 Central Avenue
                  St. Petersburg, FL  33701
                  (727) 803-2040, ext. 4245

         IN ORDER TO OBTAIN TIMELY DELIVERY, YOU SHOULD REQUEST COPIES OF OUR SEC FILINGS NO LATER THAN DECEMBER 10, 2001.

         You should rely only on the information delivered with, or stated or incorporated by reference in, this Proxy Statement. IMSG has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date on the front of this document.

                             SELECTED FINANCIAL DATA


         The following selected consolidated financial data of IMSG as of and for the years ended December 31, 1996, 1997, 1998, 1999, and 2000 has been derived from IMSG's audited consolidated financial statements. This table also includes unaudited June 30 comparative data for the years 2000 and 2001. The results of operations presented below are not necessarily indicative of the results of operations that may be achieved in the future.


                                                                    DECEMBER 31,                                JUNE 30,
                                              --------------------------------------------------------    --------------------
                                                1996        1997        1998        1999        2000        2000        2001
                                              --------    --------    --------    --------    --------    --------    --------
                                                                        (in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Revenues
  Outsourcing services ....................   $  5,125    $ 29,714    $ 38,058    $ 52,168    $ 45,917    $ 22,046    $ 26,115
  Flood zone determination services .......      7,705       8,792      25,734      19,161      17,067       8,637      10,380
                                              --------    --------    --------    --------    --------    --------    --------
      Total revenues ......................     12,830      38,506      63,792      71,329      62,984      30,683      36,495
                                              --------    --------    --------    --------    --------    --------    --------
Expenses
  Cost of outsourcing services ............      3,896      21,989      26,875      37,428      36,766      17,754      16,969
  Cost of flood zone determination
    services ..............................      5,362       4,764      11,131       8,102       7,664       3,861       4,561

  Selling, general and administrative .....      1,121       3,026       8,381      11,857      11,205       5,515       5,543
  Management services from Parent .........      1,054       2,344       3,260       2,256       1,885         979         688
  Deferred Compensation
    (non-recurring item)...................         --          --         728          --          --          --          --
  Depreciation and amortization ...........        309         684       4,311       5,498       5,342       2,753       2,725
                                              --------    --------    --------    --------    --------    --------    --------
      Total expenses ......................     11,742      32,807      54,686      65,141      62,862      30,862      30,486
                                              --------    --------    --------    --------    --------    --------    --------
Operating income/(loss) ...................      1,088       5,699       9,106       6,188         122        (179)      6,009
Equity in earnings of Geotrac, Inc. (1) ...         --         201          --          --          --          --          --
Minority interest (1) .....................         --          --        (473)         --          --          --          --
Interest income ...........................         --          --         456         350         288         130         120
Interest expense (2) ......................        (75)       (378)     (2,194)       (809)        (70)        (42)         (5)
Other .....................................         --          --          --          --          --          --         (31)
                                              --------    --------    --------    --------    --------    --------    --------
Income before income taxes ................      1,013       5,522       6,895       5,729         340         (91)      6,093
Provision for income taxes ................        396       2,112       3,042       2,534         849         106       2,453
                                              --------    --------    --------    --------    --------    --------    --------
Net income/(loss) .........................   $    617    $  3,410    $  3,853    $  3,195    $   (509)   $   (197)   $  3,640
                                              ========    ========    ========    ========    ========    ========    ========
Net income/(loss) per common share ........   $    .06    $    .34    $    .38    $    .26    $   (.04)   $   (.02)   $    .28
                                              ========    ========    ========    ========    ========    ========    ========
Weighted average common shares
  outstanding (3) .........................     10,000      10,000      10,264      12,448      12,794      12,788      12,800
                                              ========    ========    ========    ========    ========    ========    ========
Dividends declared on common stock (4)  ...   $  1,000    $  3,500    $  1,100    $     --    $     --    $     --    $     --
                                              ========    ========    ========    ========    ========    ========    ========

                            SELECTED FINANCIAL DATA


                                                                  DECEMBER 31,                         JUNE 30,
                                             ----------------------------------------------------   -----------------
                                               1996       1997        1998       1999      2000      2000      2001
                                             -------    --------    --------    -------   -------   -------   -------
                                                               (in thousands, except per share data)
BALANCE SHEET DATA:
Working capital (deficiency) .............   $  (425)   $   (148)   $ (4,295)   $ 7,117   $ 6,319   $ 6,812   $10,339
Total assets .............................     3,441      19,532      39,902     39,491    40,765    40,075    45,984
Long-term debt, less current portion .....       894       2,187       7,471        220        --        61        --
Notes payable-affiliates, less current
       portion ...........................        --          --       5,528         --        --        --        --
Preferred stock of subsidiary ............        --       6,750          --         --        --        --        --
Total shareholders' equity ...............       260         170       8,689     32,885    33,113    33,078    36,843

(1) In 1997, IMSG's investment in Geotrac was accounted for using the equity method of accounting, since IMSG owned less than 50% and had a significant but not controlling influence. In July, 1998, IMSG acquired the remaining 51% of Geotrac. As a result, the operations of Geotrac for the year ended December 31, 1998 are consolidated with that of IMSG, with the portion of Geotrac's net income allocable to the 51% interest held by the majority stockholders prior to June 30, 1998 reflected as a minority interest.

(2) Dividends declared on Preferred Stock for the years ended December 31, 1997 and 1998 were $229,315 and $189,370, respectively, and are included in interest expense.

(3) In February, 1999, IMSG completed an initial public offering ("IPO") of 3,350,000 shares of IMSG Common Stock at a price of $11 per share. Of the 3,350,000 shares sold in the IPO, 1,350,000 were sold by the Venture Capital Corporation, a Cayman Islands company, and the remaining 2,000,000 shares were sold by IMSG. The offering generated net proceeds to IMSG of $19,164,000, after deducting offering expenses of approximately $1,296,000 paid by IMSG.

(4) In December, 1996, December, 1997, and June, 1998, IMSG paid dividends of $1.0 million, $3.5 million, and $1.1 million, respectively, to BIG.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


Introduction

The accompanying unaudited pro forma condensed consolidated balance sheet of IMSG as of June 30, 2001, reflects the disposition of the net assets of Geotrac of America, Inc. ("Geotrac") as if the transaction had occurred June 30, 2001.

The accompanying unaudited pro forma condensed consolidated statements of operations of IMSG for the year ended December 31, 2000 and for the six months ended June 30, 2001 reflect (i) the disposition of the net assets of Geotrac as if the transaction had occurred December 31, 1999, (ii) the Flood Zone Determination Service Agreement to be executed pursuant to the Geotrac Sale Agreement as though the terms of such agreement were in effect since January 1, 2000.

The unaudited pro forma condensed consolidated statements of operations and balance sheet are based on currently available information and do not purport to represent what IMSG's results of operations would have been if the events referred to occurred on the above dates, or to project IMSG's results of operations for any future periods.

The pro forma condensed consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the Consolidated Financial Statements in IMSG's Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the six months ended June 30, 2001, incorporated by reference herein.


Index


Pro forma Condensed Consolidated Balance Sheet as of June 30, 2001          38

Pro forma Condensed Consolidated Statement of Operations
    for the year ended December 31, 2000                                    39

Pro forma Condensed Consolidated Statement of Operations
    for the six months ended June 30, 2001                                  40

Notes to Pro forma Condensed Consolidated Financial Information             41

           INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. AND SUBSIDIARIES PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                  June 30, 2001


                                  Insurance
                                  Management      Pro Forma Adjustments (1)(2)
                                  Solutions       ----------------------------
                                 Group, Inc.       Geotrac of                                      Pro Forma (1)
                              and Subsidiaries    America, Inc.    Other            Subtotal       Adjustments (3)       Pro Forma
                              ----------------   -------------  -----------        -----------     ---------------      ------------
           ASSETS
Current assets:
  Cash and cash equivalents      $ 7,997,181      $ 2,415,335                      $ 5,581,846     $19,000,000  (f)     $24,581,846
  Accounts receivable, net         4,985,602        2,638,541                        2,347,061                            2,347,061
  Due from affiliates              4,487,277        1,404,191   $ 1,404,191  (a)     4,487,277                            4,487,277
  Due from Geotrac                        --               --     1,079,353  (b)     1,079,353      (1,079,353) (d)              --
  Prepaid expenses and
    other assets                   1,152,869          335,872                          816,997                              816,997
                                 -----------      -----------                      -----------                          -----------
     Total current assets         18,622,929        6,793,939                       14,312,534                           32,233,181

Property and equipment, net       10,101,535        5,831,070                        4,270,465                            4,270,465

Other assets:
  Supply contract                         --               --                                        2,189,090  (f)       2,189,090
  Investment in subsidiary                --               --    22,101,780  (c)    22,101,780     (22,101,780) (d)              --
  Goodwill, net                   14,899,170       12,582,573                        2,316,597                            2,316,597
  Customer contracts, net            816,667          816,667                               --                                   --
  Deferred tax assets                528,381           18,832                          509,549                              509,549
  Capitalized software, net          820,325               --                          820,325                              820,325
  Other                              194,538          169,738                           24,800                               24,800
                                 -----------      -----------                      -----------                          -----------
     Total assets                $45,983,545      $26,212,819                      $44,356,050                          $42,364,007
                                 ===========      ===========                      ===========                          ===========

       LIABILITIES AND
        SHAREHOLDERS'
           EQUITY
Current liabilities:
  Current portion of long-
    term debt                    $    60,809      $     5,471   $                  $    55,338     $                    $    55,338
  Accounts payable, trade          1,926,861          497,937                        1,428,924                            1,428,924
  Due to affiliates                       44        1,079,353     1,079,353  (b)            44                                   44
  Due to Geotrac                          --               --     1,404,191  (a)     1,404,191      (1,404,191) (d)              --
  Employee related accrued
    expenses                       1,622,540          607,911                        1,014,629                            1,014,629
  Other accrued expenses           2,403,403          319,211                        2,084,192         553,600  (e)       2,637,792
  Income taxes payable             2,270,202          936,679                        1,333,523       1,000,000  (g)       2,333,523
                                 -----------      -----------                      -----------                          -----------
     Total current                 8,283,859        3,446,562                        7,320,841                            7,470,250
liabilities

Deferred revenue                     857,095          664,477                          192,618                              192,618
Deferred taxes                            --               --                                        1,041,960  (g)       1,041,960

Shareholders' equity:
  Common stock                       128,002              500           500            128,002                              128,002
  Additional paid-in capital      27,635,901       12,536,180    12,536,180         27,635,901                           27,635,901
  Retained earnings                9,078,688        9,565,100     9,565,100          9,078,688      (2,528,164) (h)       6,550,524
  Treasury stock                          --               --            --                 --        (655,248) (f)        (655,248)
                                 -----------      -----------   -----------        -----------
     Total shareholders'
       equity                     36,842,591       22,101,780    22,101,780  (c)    36,842,591                           33,659,179
                                 -----------      -----------   -----------        -----------                          -----------

     Total liabilities and
       shareholders' equity      $45,983,545      $26,212,819                      $44,356,050                          $42,364,007
                                 ===========      ===========                      ===========                          ===========

          INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                      For the year ended December 31, 2000




                                 Insurance
                                 Management     Pro Forma Adjustments (1)(2)
                                 Solutions      ----------------------------
                                Group, Inc.      Geotrac of                                          Pro Forma (1)
                             and Subsidiaries   America, Inc.         Other            Subtotal     Adjustments (3)      Pro Forma
                             ----------------   -------------      ------------      ------------   ---------------    ------------
REVENUES:
  Outsourcing services         $ 45,917,152      $         --      $   938,002 (a)   $ 46,855,154                      $ 46,855,154
  Flood zone determination
    services                     17,066,945        17,066,945               --                 --                                --
                               ------------      ------------      -----------       ------------                      ------------
     Total revenues              62,984,097        17,066,945          938,002         46,855,154                        46,855,154

EXPENSES
  Cost of outsourcing
    services                     36,766,042                --          929,002 (a)     37,695,044       (660,409) (c)    37,034,635
  Cost of flood zone
    determination services        7,664,052         7,673,052            9,000 (a)             --                                --
  Selling, general and
    administrative               11,205,336         3,766,623               --          7,438,713                         7,438,713
  Management services
    from Parent                   1,885,022            24,263               --          1,860,759                         1,860,759
  Depreciation and
    amortization                  5,342,099         2,317,526               --          3,024,573        660,409 (d)      3,684,982
                               ------------      ------------      -----------       ------------                      ------------
     Total expenses              62,862,551        13,781,464          938,002         50,019,089                        50,019,089
                               ------------      ------------      -----------       ------------                      ------------

Operating income (loss)             121,546         3,285,481               --         (3,163,935)                       (3,163,935)

Interest income                     288,715           244,630          262,822 (b)        306,907                           306,907
Interest expense                    (70,244)         (272,164)        (262,822)(b)        (60,902)                          (60,902)
                               ------------      ------------      -----------       ------------                      ------------

Income (loss) before taxes          340,017         3,257,947               --         (2,917,930)                       (2,917,930)

Provision (benefit) for
  income taxes                      849,383         1,580,371               --           (730,988)                         (730,988)
                               ------------      ------------      -----------       ------------                      ------------

Net income (loss)              $   (509,366)     $  1,677,576      $        --       $ (2,186,942)                     $ (2,186,942)
                               ============      ============      ===========       ============                      ============


Net loss per
  common share:
   Basic and diluted           $       (.04)                                                                           $       (.18)
                               ============                                                                            ============

Weighted average
  common shares
  outstanding:
    Basic and diluted            12,793,953                                                                              12,269,755
                               ============                                                                           =============

          INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                     For the six months ended June 30, 2001




                                  Insurance
                                 Management      Pro Forma Adjustments (1)(2)
                                  Solutions      ----------------------------
                                 Group, Inc.      Geotrac of                                         Pro Forma
                               and Subsidiaries  America, Inc.      Other           Subtotal     Adjustments (1)(3)   Pro Forma
                               ----------------  -------------     --------        -----------  -------------------  -----------
REVENUES:
  Outsourcing services            $26,115,184     $        --      $553,145  (a)   $26,668,329                       $26,668,329
  Flood zone determination
    services                       10,380,113      10,380,113            --                 --                                --
                                  -----------     -----------      --------        -----------                       -----------
     Total revenues                36,495,297      10,380,113       553,145         26,668,329                        26,668,329

EXPENSES
  Cost of outsourcing
    services                       16,968,894              --       553,145  (a)    17,522,039      (401,727)  (c)    17,120,312
  Cost of flood zone
    determination services          4,560,695       4,560,695            --                 --                                --
  Selling, general and
    administrative                  5,543,170       2,250,693            --          3,292,477                         3,292,477
  Management services from
    Parent                            688,517          36,513            --            652,004                           652,004
  Depreciation and
    amortization                    2,724,619       1,185,135            --          1,539,484       401,727   (d)     1,941,211
                                  -----------     -----------      --------        -----------                       -----------
     Total expenses                30,485,895       8,033,036       553,145         23,006,004                        23,006,004
                                  -----------     -----------      --------        -----------                       -----------

Operating income                    6,009,402       2,347,077            --          3,662,325                         3,662,325

Interest income                       120,034          41,883         3,942  (b)        82,093                            82,093
Interest expense                       (5,246)         (5,933)       (3,942) (b)        (3,255)                           (3,255)
Equity in earnings of Sub             (31,387)        (31,387)           --                 --                                --
                                  -----------     -----------      --------        -----------                       -----------

Income before taxes                 6,092,803       2,351,640            --          3,741,163                         3,741,163

Provision for income taxes          2,452,800       1,008,400            --          1,444,400                         1,444,400
                                  -----------     -----------      --------        -----------                       -----------

Net income                        $ 3,640,003     $ 1,343,240      $     --        $ 2,296,763                       $ 2,296,763
                                  ===========     ===========      ========        ===========                       ===========

Net income per common share:
    Basic and diluted             $       .28                                                                        $       .19
                                  ===========                                                                        ===========

Weighted average common
  shares outstanding:
    Basic and diluted              12,800,261                                                                         12,276,063
                                  ===========                                                                        ===========

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

BALANCE SHEET - June 30, 2001

(1) See the introduction to the Pro Forma Condensed Consolidated Financial Information

(2) The Geotrac of America, Inc. ("Geotrac") column amounts represent Geotrac's separate historical balance sheet at June 30, 2001. For pro forma purposes these amounts are first subtracted from IMSG's consolidated amounts in the first column. Next, the "Other" column amounts which represent the reversal of the intercompany elimination entries (a), (b) and (c) made by IMSG to derive its consolidated balance sheet (the first column) are added back. Such reversals or add backs result in reflecting Geotrac on an unconsolidated basis in the column labeled "Subtotal" to more easily show the disposition (see 3 below).

(3) Pro forma adjustments: (d) reflects the disposition (elimination) of Geotrac net assets; (e) reflects the recording of transaction costs not already recorded in the June 30, 2001 financial statements (approximately $120,000 recorded in the historical balance sheet at June 30, 2001); (f) reflects the consideration received totaling approximately $21,845,000 comprised of $19,000,000 in cash, 524,198 shares of IMSG Common Stock valued at $1.25 a share (fair market quote at June 30, 2001) or approximately $655,000, and a favorable long-term Flood Zone Determination Service Agreement with Geotrac valued at approximately $2,200,000 by management of ISMG and supported by an independent third-party investment banking firm's valuation; (g) reflects the estimated current and deferred income taxes recognized as a result of the transaction. The transaction for financial statement purposes results in a pre-tax loss of approximately $600,000. Because of the existence of non-deductible goodwill of approximately $5,500,000, at June 30, 2001 the total income tax expense for financial statement purposes is approximately $2,040,000, using a combined statutory federal and state rate of approximately 40%; and (h) reflects the after-tax loss for financial statement purposes, exclusive of the transaction expenses of $120,000 already included in the historical balance sheet.

STATEMENT OF OPERATIONS - year ended December 31, 2000

(1) See the introduction to the Pro Forma Condensed Consolidated Financial Information.

(2) The Geotrac of America, Inc. ("Geotrac") column amounts represent Geotrac's separate historical statement of operations for the year ended December 31, 2000. For pro forma purposes these amounts are first subtracted from IMSG's consolidated amounts in the first column. Next, the "Other" column amounts which represent the entries (a) and (b), made by IMSG to derive its consolidated statement of operations (first column) are added back. The resulting amounts are in the column labeled "Subtotal" and reflect IMSG's operations exclusive of Geotrac.

(3) Pro forma adjustment (c) reflects the more favorable pricing terms for flood zone determinations performed by Geotrac for IMSG customers under the new Flood Zone Determination Service Agreement. Pro forma adjustment (d) reflects the amortization of the asset supply contract (the service agreement) totaling $2,189,090 recorded as a component of consideration received when Geotrac was sold. The asset is to be amortized over the 10-year contract period based on actual flood zone determinations, i.e., a usage or units of production method, or on a straight-line method, whichever method results in the greater amount of amortization being recognized. The asset will be reviewed periodically for impairment in value.


STATEMENT OF OPERATIONS - six months ended June 30, 2001

(1) See the introduction to the Pro Forma Condensed Consolidated Financial Information.

(2) The Geotrac of America, Inc. ("Geotrac") column amounts represent Geotrac's separate historical statement of operations for the six months ended June 30, 2001. For pro forma purposes the amounts are first subtracted form IMSG's consolidated amounts in the first column. Next, the "Other" column amounts which represent the entries (a) and
         (b), made by IMSG to derive its consolidated statement of operations (first column) are added back. The resulting amounts are in the column labeled "Subtotal" and reflect IMSG's operations exclusive Geotrac.

(3) Pro forma adjustment (c) reflects the more favorable pricing terms for flood zone determinations performed by Geotrac for IMSG's customers under the new Flood Zone Determination Service Agreement. Pro forma adjustment (d) reflects the amortization of the asset supply contract (the service agreement) totaling $2,189,090 recorded as a component of consideration received when Geotrac was sold. The asset is to be amortized over the 10-year contract period based on actual flood zone determinations, i.e., a usage or units of production method, or on a straight-line method, whichever method results in the greater amount of amortization being recognized. The asset will be reviewed periodically for impairment in value.

                                  OTHER MATTERS

         Management of IMSG knows of no matter to be brought before the Special Meeting which is not referred to in the Notice of Special Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares of IMSG Common Stock represented by proxy in accordance with their judgment on those matters.

                                         By Order of the Board of Directors


                                         Richard G. Torra
                                         Secretary


St. Petersburg, Florida

November 20, 2001

                                   APPENDIX A

                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.,
                                   AS SELLER,

                          BANKERS INSURANCE GROUP, INC.
                      (SOLELY WITH RESPECT TO SECTION 7.2),

                             GEOTRAC HOLDINGS, INC.,
                                    AS BUYER,

                                DANIEL J. WHITE,

                             DANIEL J. WHITE TRUST,

                              SANDRA A. WHITE TRUST

                                       AND

                            GEOTRAC OF AMERICA, INC.

                                       FOR

                        ALL OF THE ISSUED AND OUTSTANDING
                           SHARES OF CAPITAL STOCK OF

                            GEOTRAC OF AMERICA, INC.



                            DATED SEPTEMBER 20, 2001

                                TABLE OF CONTENTS



1.       THE TRANSACTION..........................................................................................1

         1.1      Sale and Purchase of Shares.....................................................................1
         1.2      Purchase Price..................................................................................1
         1.3      Closing.........................................................................................2
         1.4      Deliveries by Seller............................................................................2
         1.5      Deliveries by Buyer.............................................................................2
         1.6      Deliveries by Company...........................................................................3
         1.7      Deliveries by the Whites........................................................................3

2.       REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................4

         2.1      Organization and Good Standing..................................................................4
         2.2      Authorization and Enforceability................................................................4
         2.3      No Violation of Laws or Agreements..............................................................4
         2.4      Capitalization and Ownership....................................................................4
         2.5      Financial Statements............................................................................5
         2.6      Undisclosed Liabilities.........................................................................5
         2.7      Taxes and Tax Returns...........................................................................5
         2.8      Litigation or Proceedings.......................................................................7
         2.9      Consents........................................................................................7
         2.10     Employee Benefits Representations and Warranties................................................7
         2.11     Brokerage.......................................................................................8
         2.12     Books and Records...............................................................................8
         2.13     Contracts.......................................................................................8
         2.14     No Other Representations or Warranties..........................................................8

3.       REPRESENTATIONS AND WARRANTIES OF BUYER TO SELLER........................................................8

         3.1      Organization and Good Standing..................................................................8
         3.2      Authorization and Enforceability................................................................8
         3.3      No Violation of Laws or Agreements..............................................................9
         3.4      Litigation or Proceedings.......................................................................9
         3.5      Consents........................................................................................9
         3.6      Investment Representations......................................................................9
         3.7      Solvency.......................................................................................10
         3.8      Brokerage......................................................................................10
         3.9      No Other Representations or Warranties.........................................................10

4.       JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF WHITES TO SELLER....................................10

         4.1      Power..........................................................................................10
         4.2      Validity.......................................................................................10
         4.3      Title..........................................................................................10


         4.4      No Violation of Laws or Agreements.............................................................10
         4.5      Litigation or Proceedings......................................................................11
         4.6      Consents.......................................................................................11
         4.7      No Other Representations or Warranties.........................................................11

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND WHITES.................................................11

         5.1      Representations True...........................................................................11
         5.2      Shareholder Approval...........................................................................11
         5.3      Performance of Obligations.....................................................................12
         5.4      Receipt of Documents by Buyer..................................................................12
         5.5      No Litigation..................................................................................12
         5.6      Delivery of Minute Book........................................................................12
         5.7      Absence of Material Claims for Certain Erroneous Flood Zone Determinations.....................12
         5.8      Undertakings to Vote Seller Stock..............................................................12

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...........................................................12

         6.1      Representations True...........................................................................12
         6.2      Shareholder Approval...........................................................................13
         6.3      Receipt of Documents by Seller.................................................................13
         6.4      Performance of Obligations.....................................................................13
         6.5      No Litigation..................................................................................13
         6.6      Undertakings to Vote White Shares..............................................................13

7.       COVENANTS...............................................................................................13

         7.1      Termination of Related Party Agreements; Final Accounting......................................13
         7.2      Covenant Not to Compete........................................................................14
         7.3      Acquisition Proposals..........................................................................14
         7.4      Shareholder Meeting............................................................................15
         7.5      Management Continuity..........................................................................16
         7.6      Operations of Business Prior to Closing........................................................16
         7.7      Access to Properties and Records...............................................................17
         7.8      Employee Benefit Plans.........................................................................18
         7.9      Insurance Matters..............................................................................18
         7.10     Expenses.......................................................................................18
         7.11     Filings; Other Actions; Notification...........................................................18
         7.12     Reasonable Efforts of Seller...................................................................19
         7.13     Reasonable Efforts of Buyer and the Whites.....................................................19
         7.14     Further Assurances; Cooperation................................................................19
         7.15     Post-Closing Access; Preservation of Books and Records.........................................19
         7.16     Consents, Approvals and Filings................................................................20
         7.17     Disclosures and Announcements..................................................................20

8.       TAX MATTERS.............................................................................................20

         8.1      Termination of Tax Sharing Arrangements........................................................20
         8.2      Seller's Tax Returns...........................................................................20
         8.3      Buyer's and Company's Tax Returns..............................................................21


         8.4      Reimbursement of Taxes.........................................................................21
         8.5      Indemnification................................................................................23
         8.6      Notification of Proceedings; Control; Refunds..................................................24
         8.7      Section 338(h)(10) Election....................................................................25
         8.8      Allocation.....................................................................................25
         8.9      Allocation of Tax Attributes...................................................................25
         8.10     Cooperation on Tax Matters.....................................................................25
         8.11     Tax Effect of Payments.........................................................................25

9.       SURVIVAL AND INDEMNIFICATION............................................................................25

         9.1      Nature and Survival of Representations; Right to Indemnification Not Affected by Knowledge.....25
         9.2      Indemnification by Seller......................................................................26
         9.3      Indemnification by Buyer.......................................................................26
         9.4      Limitations on Indemnification.................................................................26
         9.5      Exclusive Remedy...............................................................................27
         9.6      Procedure for Indemnification -- Third Party Claims............................................28
         9.7      Procedure for Indemnification -- Other Claims..................................................29

10.      TERMINATION OF AGREEMENT................................................................................29

         10.1     Termination....................................................................................29
         10.2     Effects of Termination.........................................................................30
         10.3     Termination Fees and Effects...................................................................31

11.      MISCELLANEOUS...........................................................................................32

         11.1     Notices........................................................................................32
         11.2     Assignability..................................................................................33
         11.3     Governing Law and Venue; Waiver of Jury Trial..................................................33
         11.4     Headings.......................................................................................33
         11.5     Amendment and Waiver...........................................................................34
         11.6     Entire Agreement; NO OTHER REPRESENTATIONS.....................................................34
         11.7     Counterparts...................................................................................34
         11.8     No Third-Party Beneficiary Rights..............................................................34
         11.9     Severability...................................................................................34
         11.10    Definitions....................................................................................35

                                    EXHIBITS

Exhibit A                           Supply Agreement

Exhibit B                           Indemnification Agreement

Exhibit C                           Termination and Release Agreement

Exhibit D                           Undertakings to Vote Seller Common Stock

Exhibit E                           Undertakings to Vote White Shares



                                    SCHEDULES (purposely omitted)

SCHEDULE                            TITLE

Schedules 2.1-2.13                  Seller Disclosure Letter

Schedule 3.4                        Buyer Litigation or Proceedings

Schedule 4.5                        White Litigation or Proceedings

Schedule 7.1                        Related Party Agreements

Schedule 7.9                        Insurance Policies

Schedule 8.1                        Tax Sharing Arrangements

Schedule 11.10(b)                   Business of Geotrac

                             INDEX OF DEFINED TERMS

         The following terms used herein are defined in the Sections indicated:

Term                                                   Section Defined

Accredited Investor                                    3.6(b)
Acquisition Proposal Notice                            7.3
Acquisition Proposal                                   7.3
Affected Party                                         8.6
Affiliate                                              11.10(a)
Agreement                                              Recitals
Bankruptcy and Equity Exception                        2.2
BIG                                                    Recitals
Business                                               Recitals
Buyer                                                  Recitals
Buyer Indemnified Parties                              9.2(b)
Buyer Material Adverse Effect                          11.10(c)
Buyer's Returns                                        8.3
Claim                                                  9.6(a)
Closing Date                                           1.3
Closing                                                1.3
Code                                                   11.10(c)
Company                                                Recitals
Company Material Adverse Effect                        11.10(e)
Confidentiality Agreement                              11.6
Contract                                               11.10(f)
Control, Controlling, Controlled                       11.10(a)
Controlling Party                                      8.6(b)
Covenant Not To Compete                                7.2
Damages                                                9.2
Employees                                              11.10(h)
Encumbrance                                            11.10(i)
Exchange Act                                           7.3
Former Employee                                        11.10(h)
GAAP                                                   11.10(j)
Governmental Body                                      11.10(k)
Group                                                  7.3
IRS                                                    11.10(l)
Knowledge                                              11.10(m)
Knowledge of Seller                                    11.10(m)
Law                                                    11.10(n)
Lien                                                   11.10(o)
NASD                                                   7.17
Nasdaq                                                 7.17
Ordinary Course of Business                            11.10(p)
Permitted Action                                       7.3
Person                                                 11.10(q)

Pre-Closing Consolidated Returns                       8.2
Proceeding                                             11.10(r)
Proxy Statement                                        7.4
Purchase Price                                         1.2
Purchased Shares                                       1.1
Related Party                                          11.10(h)
Related Party Agreements                               7.1
Remedial Amendment Period                              2.10(b)
Representatives                                        7.7
Savings Plan                                           2.10(b)
SEC                                                    7.4
Section 338(h)(10) Election                            8.7
Securities Act                                         11.10(t)
Seller                                                 Recitals
Seller Accrued Taxes                                   8.3
Seller Board Fiduciary Duties                          8.2
Seller Common Stock                                    1.2
Seller Disclosure Letter                               2
Seller Indemnified Parties                             9.3
Seller Material Adverse Effect                         11.10(u)
Seller Returns                                         8.2
Seller's Shareholder Meeting                           7.4
Seller Taxes                                           8.2
Seller's Knowledge                                     11.10(m)
Services Agreement                                     1.4(f)
Straddle Return                                        8.3
Tax Attributes                                         8.9
Tax Return                                             2.7(k)
Tax Sharing Arrangements                               8.1
Taxes                                                  2.7(k)
Threshold Amount                                       9.4(a)
White                                                  Recitals
White Ancillary Instruments                            4.1
White Material Adverse Effect                          11.10(v)
White Shares                                           1.2

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT ("AGREEMENT"), dated as of September 20, 2001, by and among INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation ("SELLER"); BANKERS INSURANCE GROUP, INC., a Florida corporation (but solely with respect to Section 7.2) ("BIG"); GEOTRAC HOLDINGS, INC., a Delaware corporation ("BUYER"); DANIEL J. WHITE, an individual resident of the State of Ohio, and DANIEL J. WHITE TRUST (under Declaration of Trust dated May 7, 1998) and SANDRA A. WHITE TRUST (under Declaration of Trust dated May 7, 1998) (each a "White Trust" and, collectively with Daniel J. White, the "WHITES"); and GEOTRAC OF AMERICA, INC., a Florida corporation (the "COMPANY").

                                   BACKGROUND

         Seller currently owns all of the outstanding capital stock of the Company, which is engaged in the business of providing flood zone certifications and certain related services (as specifically described on SCHEDULE 11.10(B), the "BUSINESS"). Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller, all of such outstanding capital stock of the Company, upon the terms and subject to the conditions set forth in this Agreement. The Whites desire to be parties to this Agreement as provided herein to induce Seller to enter into this Agreement.

         In consideration of the foregoing and of the respective representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       THE TRANSACTION

         1.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, all of the outstanding shares of capital stock of Company (collectively, the "PURCHASED SHARES") for the consideration specified in Section 1.2 of this Agreement.

         1.2 Purchase Price. The aggregate purchase price payable for the Purchased Shares (the "PURCHASE PRICE") shall be (i) the sum of Nineteen Million Dollars (US$19,000,000), plus (ii) 524,198 shares (the "WHITE SHARES") of Common Stock, $0.01 par value per share ("SELLER COMMON STOCK"), of Seller currently owned by the White Trusts (collectively, the "PURCHASE PRICE"). At the Closing, Buyer shall pay the Purchase Price as follows:

                  (a) Buyer shall deliver to Seller, by wire transfer of immediately available US funds to an account designated in writing by Seller not less than 24 hours prior to the time set for Closing, the sum of Nineteen Million Dollars (US$19,000,000); and

                  (b) The Whites shall deliver, and Buyer shall cause the Whites to deliver, to Seller the White Shares as provided in Sections 1.5(b) and 1.7(a) below.

         1.3 Closing. For purposes of this Agreement, the term "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement. The Closing shall take place (i) at the offices of Seller, 360 Central Avenue, St. Petersburg, Florida 33701, at 10:00 a.m. on the second business day after the last to be satisfied or waived of the conditions set forth in Articles 5 and 6 hereof shall be satisfied or waived in accordance with this Agreement, or (ii) at such other place and time and/or on such other date as Buyer and Seller may agree in writing (the "CLOSING DATE"); provided, however, that the Closing Date shall occur no later than January 31, 2002. The transactions contemplated by this Agreement shall be deemed to have been consummated effective at 12:01 a.m., Eastern Time, on the Closing Date.

         1.4 Deliveries by Seller. At the Closing, Seller will deliver, or will cause to be delivered, to Buyer:

                  (a) share certificates representing the Purchased Shares, duly endorsed for transfer or accompanied by duly executed transfer powers;

                  (b) written resignations of David M. Howard, David K. Meehan and Robert M. Menke as the directors of the Company;

                  (c) a certificate of status from the Department of State of Florida for each of Seller and Company, dated as of a date not earlier than ten days prior to the Closing Date;

                  (d) a certificate from the President, or a Vice President, of Seller certifying that, as of the Closing Date, Seller has performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing;

                  (e) a certificate from the corporate secretary of Seller certifying, as of the Closing Date, as to the incumbency of the corporate officers of Seller, and to the resolutions adopted by the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby;

                  (f) a Flood Zone Determination Service Agreement, dated the Closing Date and effective immediately after the Closing, between Insurance Management Solutions, Inc., a wholly-owned subsidiary of Seller ("IMS"), and the Company, in the form attached hereto as EXHIBIT A (the "SUPPLY AGREEMENT"), duly executed by IMS;

                  (g) an Indemnification Agreement, dated the Closing Date and effective immediately after the Closing, between Seller and Daniel J. White in the form attached hereto as EXHIBIT B (the "INDEMNIFICATION AGREEMENT"), duly executed by Seller; and

                  (h) a Termination and Release Agreement, dated the Closing Date and effective as of the Closing, by and among Seller, Buyer, the Company, Daniel J. White, Sandra A. White and the White Trusts, in the form attached hereto as EXHIBIT C (the "TERMINATION AND RELEASE AGREEMENT"), duly executed by Seller.

         1.5 Deliveries by Buyer. At the Closing Buyer will deliver, or will cause to be delivered, to Seller:

                  (a) the cash portion of the Purchase Price as required by Section 1.2(b) of this Agreement;

                  (b) share certificates representing the White Shares, duly endorsed for transfer or accompanied by duly executed transfer powers;

                  (c) certificates of existence and good standing from the Secretary of State of Delaware for Buyer, dated as of a date not earlier than ten days prior to the Closing Date;

                  (d) a certificate from the President, or a Vice President, of Buyer certifying that, as of the Closing Date, Buyer has performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing;

                  (e) a certificate from the corporate secretary of Buyer certifying, as of the Closing Date, as to the incumbency of the corporate officers of Buyer and to the resolutions adopted by the Board of Directors and shareholders, respectively, of Buyer, authorizing the execution and delivery of this Agreement and performance of the transactions contemplated hereby;

                  (f) the written resignation of Daniel J. White as a Director of Seller;

                  (g) the Indemnification Agreement, duly executed by Daniel J. White; and

                  (h) the Termination and Release Agreement, duly executed by Daniel J. White, Sandra A. White and each of the White Trusts.

         1.6 Deliveries by Company. At the Closing the Company will deliver to Seller and/or Daniel J. White, as the case may be:

                  (a)      the Supply Agreement, duly executed by the Company;
and

                  (b) the Termination and Release Agreement, duly executed by the Company.

         1.7 Deliveries by the Whites. At the Closing the Whites will deliver, or will cause to be delivered, to Seller:

                  (a) share certificates representing the White Shares, duly endorsed for transfer or accompanied by duly executed stock powers;

                  (b) the written resignation of Daniel J. White as a Director of Seller;

                  (c) the Indemnification Agreement, duly executed by Daniel J. White; and

                  (d) the Termination and Release Agreement, duly executed by Daniel J. White.

2.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the disclosure letter delivered to Buyer by Seller upon entering into this Agreement (the "SELLER DISCLOSURE LETTER"), Seller hereby represents and warrants to Buyer that:

         2.1 Organization and Good Standing. Each of Company and Seller is a corporation duly organized, validly existing and of active status under the laws of its jurisdiction of incorporation. Company has the corporate power and authority to own or lease its properties and assets as now owned or leased and to carry on its business as and where it is now being conducted. Seller has the corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by Seller hereunder (the "SELLER ANCILLARY AGREEMENTS") and to perform its obligations under this Agreement and under each of the Seller Ancillary Agreements. Copies of Company's and Seller's articles of incorporation and bylaws, as amended and/or restated to the date hereof, have been delivered to Buyer and are correct and complete and in full force and effect on the date hereof.

         2.2 Authorization and Enforceability. The execution, delivery and performance of this Agreement and each of the Seller Ancillary Agreements by Seller have been duly authorized by all necessary corporate action on the part of Seller and its Board of Directors, subject only to approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Seller Common Stock. This Agreement has been duly executed and delivered by Seller. Assuming the due authorization, execution and delivery of this Agreement and the Seller Ancillary Instruments by the other parties hereto and thereto, this Agreement constitutes, and when executed and delivered each of the Seller Ancillary Instruments will constitute, a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

         2.3 No Violation of Laws or Agreements. The execution and delivery of this Agreement by Seller do not, and the consummation by Seller of the transactions contemplated hereby and the compliance by Seller with the terms, conditions and provisions of this Agreement will not, (a) conflict with, or result in a violation of any provision of the respective articles of incorporation or bylaws, as amended and/or restated, of Seller and Company, or
(b) with or without the giving of notice or the lapse of time, or both, constitute a breach or violation of, or default under, any terms, conditions or provisions of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, Law, contract, agreement or any other restriction to which the Seller is a party or by which Seller, or any of its assets (other than the Company or any of its assets) may be bound or affected, except, in the case of clause (b) above, for any breach, violation or default that, individually or in the aggregate, would not have a Company Material Adverse Effect.

         2.4 Capitalization and Ownership. The authorized capital stock of Company consists of: 500 shares of Common Stock, $1.00 par value (all of which shares have been validly issued and are presently outstanding and constitute all of the Purchased Shares); 1,000,000 shares of

Class "A" Preferred Stock, $10.00 par value, none of which are currently outstanding; and 1,000,000 shares of Class "B" Preferred Stock $10.00 par value, none of which are currently outstanding. Company does not hold any shares of capital stock as treasury shares. There are no outstanding subscriptions, options, agreements, contracts, calls, commitments or demands of any character to which Company or Seller are a party which restrict the transfer of the Purchased Shares. All of the Purchased Shares are owned of record and beneficially by Seller, free and clear of all Encumbrances. To Seller's Knowledge, Company does not own, directly or indirectly, any capital stock of, or any other equity interest in, any corporation or other business entity. At the Closing, Seller will convey to Buyer and Buyer will acquire the Purchased Shares free and clear of all Liens, other than those arising through Buyer or White or as a result of federal or state securities laws.

         2.5 Financial Statements. Included as SCHEDULE 2.5 hereto are copies of financial statements of the Company consisting of a balance sheet of Company as of December 31, 2000, and the related statement of income and cash flows for the year ended December 31, 2000 (including the notes contained therein or annexed thereto) (the "FINANCIAL STATEMENTS"), which Financial Statements have been reported on, and are accompanied by, the signed, unqualified opinion of Grant Thornton, LLP. The Financial Statements (a) fairly present, in all material respects and in accordance with generally accepted accounting principles, the financial position of the Company as of December 31, 2000, and for the year then ended, and (b) have been prepared in accordance with GAAP.

         2.6 Undisclosed Liabilities. To Seller's Knowledge, Company does not have, as of the date hereof, any material liability or obligation of any nature (whether due or to become due, absolute, contingent or otherwise), except liabilities or obligations (a) reflected in the balance sheet for the year ending December 31, 2000, or (b) incurred in the Ordinary Course of Business since December 31, 2000.

         2.7      Taxes and Tax Returns.

                  (a) Company has filed on a timely basis all income, sales, franchise and other material Tax Returns required to be filed by it on or before the Closing Date (including any consolidated, combined or unitary Tax Return required to be filed by any affiliated person or entity) accurately reflecting all income, sales, franchise and other material Taxes owing to the United States or any other government or any government subdivision, state or local, or any other taxing authority, and has paid in full all Taxes for which it has or may have liability (whether or not shown on any Tax Return). All such Tax Returns are accurate and complete in all material respects. To Seller's Knowledge, there is no unassessed Tax deficiency proposed or threatened against the Company as a result of the operation of its business and the Company is not a party to any action or proceeding brought by an governmental authority for the assessment or collection of Taxes. There are no liens on the assets of Company as a result of any Tax liabilities except for Taxes not yet due and payable.

                  (b) Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities, all amounts required to be so withheld and paid over under applicable Laws.

                  (c) Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (d) Neither Company nor any member of a consolidated, combined or unitary group that includes Company is a party to any action or proceeding brought by any governmental authority for the assessment or collection of Taxes, nor, to the Knowledge of Seller, has any such event been asserted or threatened against any of them. Company has not filed any consent of the type described under Section 341(f) of the Code, nor is it subject to any accumulated earnings penalties.

                  (e) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return of Company for any period. No taxing authority has audited any Tax Return filed by Company for any taxable period beginning after December 31, 1997. All Tax deficiencies raised as a result of any past audits have been satisfied.

                  (f) Buyer has been furnished with complete and correct copies of all consolidated, combined or unitary Tax Returns which include the Company that have been filed by Seller for all taxable years beginning after December 31, 1997.

                  (g) No adjustments have been made by Seller or the Company under Section 481(a) of the Code, which will affect the Taxes of Buyer or the Company for any taxable years that end on or after the Closing Date. All Tax rulings or closing agreements to which the Company is a party are set forth in SCHEDULE 2.7.

                  (h) There are no Tax sharing agreements or similar arrangements in effect that include the Company.

                  (i) There are no Tax deficiencies of any kind assessed against, relating to, or with respect to which liability could be imposed upon the Company, including pursuant to Treasury Regulations Section 1.1502-6 or any corresponding state, local or foreign provision, as a transferee or successor, by contract or otherwise.

                  (j) All income or franchise Taxes owed by any consolidated, combined or unity group of which the Company is, or was, a member, with respect to each taxable period during which Company was a member of the group, have been paid in full (regardless of what is shown on a Tax Return).

                  (k) For purposes of this Agreement, "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, use, net worth, payroll and franchise, taxes, fees and charges, imposed by the IRS or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         Anything herein to the contrary notwithstanding, Seller's representations and warranties pursuant to this Section 2.7 shall be limited as follows. First, Seller's representations and warranties shall not apply to any Tax periods, or portions thereof, which ended on or before July 31, 1998. Second, Seller's representations and warranties shall not apply to any separate, as opposed to consolidated, combined or unitary, Tax Returns filed by the Company following July 31, 1998. Third, Seller's representations and warranties shall not apply to the extent that they would be based, in whole or in part, upon any inaccurate or incorrect information provided to the Seller by Daniel J. White or by any other employee of the Company (other than an employee of the Company who is also an employee of Seller).

         2.8 Litigation or Proceedings. There are no actions, suits, investigations or proceedings pending or, to Seller's Knowledge, threatened, at law or in equity, by or before any Governmental Body against Seller or any of its executive officers or directors (excluding Daniel J. White) in such capacity, except for those that would not have a Company Material Adverse Effect.

         2.9 Consents. No consent, approval or authorization of, or registration or filing with, any Person, including any Governmental Body, is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Seller, except for those specifically contemplated by the terms of this Agreement, those that have been made or obtained as of the date hereof, and those that the failure to make or obtain would not have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

         2.10     Employee Benefits Representations and Warranties

                  (a) Except as set forth in subsection (b) below, no Employee Benefit Plan, as defined in Section 11.10(g), for Former Employees or present Employees of the Company is maintained by Seller or any other entity (other than the Company) that is an Affiliate of Seller.

                  (b) Eligible employees of the Company participate in The Associates Savings Plan ("SAVINGS PLAN"), which is sponsored by Bankers Financial Corporation, a corporation that beneficially owns, indirectly through one or more direct or indirect subsidiaries, a majority of the outstanding Seller Common Stock. The Savings Plan and its associated trust substantially comply in operation with the applicable requirements of Code Section 401(a), and the Savings Plan and its associated trust substantially comply in form with the requirements of Code Section 401(a) except to the extent that it will be amended prior to the end of the "REMEDIAL AMENDMENT PERIOD" under Section 401(b) of the Code to comply as to form with the requirements of Code Section 401(a).

                  (c) The Company has no liability, whether actual or contingent, under Title IV of ERISA with respect to any Employee Benefit Plan maintained by Seller or any entity (other than Company) that is an Affiliate of Seller.

         2.11 Brokerage. Except for Raymond James & Associates, Inc., which shall be paid solely by Seller, neither Seller nor any of its officers, directors (excluding Daniel J. White) or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         2.12 Books and Records. The minute books and stock record books of the Company, all of which have been made available to Buyer, are complete and correct in all material respects.

         2.13 Contracts. SCHEDULE 2.13 contains a true and correct list of each Contract between Company and any Related Party other than Contracts which have been either entered into in the Ordinary Course of Business of Company or specifically approved by the Board of Directors of Company.

         2.14 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 2, Seller makes no other express or implied representation or warranty to Buyer in connection with the transactions contemplated by this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF BUYER TO SELLER

         Buyer hereby represents and warrants to Seller that:

         3.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own or lease its properties and assets as now owned or leased and to carry on its business as and where now being conducted. Buyer has the corporate power and authority to execute and deliver this Agreement and each other agreement, document and instrument contemplated hereunder to which it is a party (the "BUYER ANCILLARY AGREEMENTS") and to perform its obligations under this Agreement and under each of the Buyer Ancillary Agreements. Copies of Buyer's certificate of incorporation and bylaws, as amended to date, have been delivered to Seller and are correct and complete and in full force and effect on the date hereof.

         3.2 Authorization and Enforceability. The execution, delivery and performance of this Agreement and each of the Buyer Ancillary Agreements by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, its Board of Directors and stockholders. This Agreement has been duly executed and delivered by Buyer and each of the Whites. Assuming the due authorization, execution and delivery of this Agreement and each of the Buyer Ancillary Agreements and White Ancillary Agreements (as hereinafter defined) to which it is a party by Seller, (a) this Agreement constitutes, and when executed and delivered each of the Buyer Ancillary Agreements will constitute, a valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms subject to the Bankruptcy and Equity Exception, and (b) this Agreement constitutes, and when executed and delivered each of the White Ancillary Agreements will constitute, a valid and legally binding obligation of the Whites enforceable against the Whites in accordance with its terms subject to the Bankruptcy and Equity Exception.

         3.3 No Violation of Laws or Agreements. The execution and delivery of this Agreement by Buyer and each of the Whites do not, and the consummation by Buyer and the Whites of the transactions contemplated hereby and the compliance by Buyer and the Whites with the terms, conditions and provisions of this Agreement will not (a) conflict with, or result in a violation of any provision of the certificate of incorporation or bylaws of Buyer, or (b) with or without the giving of notice or the lapse of time, or both, constitute a breach or violation of, or default under, any terms, conditions or provisions of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, Law, Contract, agreement or any other restriction to which Buyer and/or any of the Whites is a party or by which Buyer and/or any of the Whites, or any of their respective assets, may be bound or affected, except, in the case of clause
(b) above, for any breach, violation or default that, individually or in the aggregate, would not have a Buyer Material Adverse Effect, a White Material Adverse Effect or prevent, materially delay or materially impair the ability of Buyer and/or any of the Whites to consummate the transaction contemplated by this Agreement.

         3.4 Litigation or Proceedings. Except as set forth on SCHEDULE 3.4 OR SCHEDULE 4.5, there are no actions, suits, investigations or proceedings pending or, to Buyer's Knowledge, threatened, at law or in equity, by or before any Governmental Body, agency or instrumentality, against Buyer, any of its executive officers or directors in such capacity, or any of the Whites, except for those that would not have a Buyer Material Adverse Effect or prevent, materially delay or materially impair the ability of Buyer and/or any of the Whites to consummate the transactions contemplated by this Agreement.

         3.5 Consents. No consent, approval or authorization of, or registration or filing with any Person, including any Governmental Body, is required to be made or obtained by Buyer or any of the Whites in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Buyer, except for those specifically contemplated by the terms of this Agreement, those that have been made or obtained as of the date hereof, and those that the failure to make or obtain would not have a Buyer Material Adverse Effect or prevent, materially delay or materially impair the ability of Buyer and/or any of the Whites to consummate the transactions contemplated by this Agreement.

         3.6      Investment Representations.

                  (a) Buyer will acquire the Purchased Shares hereunder for its own account for investment only, and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act. Buyer hereby acknowledges that the Purchased Shares to be acquired by Buyer pursuant to this Agreement have not been, and will not be, registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom. Buyer agrees not to transfer all or any portion of the Purchased Shares to be acquired pursuant to this Agreement unless such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws.

                  (b) Buyer, either alone or with its advisers, has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of acquiring the Purchased Shares, and has the ability to bear the economic risk of acquiring the Purchased Shares. Buyer is an "ACCREDITED INVESTOR," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         3.7 Solvency. Immediately after the Closing, Buyer shall be able to pay its debts as they become due, shall own assets having a fair market value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of contingent liabilities) and shall not have an unreasonably small amount of capital to conduct its business.

         3.8 Brokerage. Except for NatCity Investments, Inc., which shall be paid solely by Buyer, neither Buyer nor any of its officers, directors or employees, including Daniel J. White, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         3.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 3, Buyer makes no other express or implied representation or warranty to Seller in connection with the transactions contemplated by this Agreement.

4.       JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF WHITES TO SELLER

         Each of the Whites hereby jointly and severally represents and warrants to Seller that:

         4.1 Power. Each of the Whites has the full legal power, right and authority to enter into, execute and deliver this Agreement and the other instruments and documents contemplated hereunder (including, if applicable, the respective stock powers) to be executed and delivered by any or all of them (the "WHITE ANCILLARY INSTRUMENTS"), and to carry out their respective obligations under the transactions contemplated hereby and thereby.

         4.2 Validity. This Agreement has been duly and validly executed and delivered by each of the Whites and is, and when executed and delivered each White Ancillary Instrument will be, the legal, valid and binding obligation of such White, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         4.3 Title. The Daniel J. White Trust (under Declaration of Trust dated May 7, 1998) is the owner of record and beneficially of 262,099 of the White Shares and the Sandra A. White Trust (under Declaration of Trust dated May 7, 1998) is the owner of record and beneficially of 262,099 of the White Shares, free and clear of all Liens including, without limitation, voting trusts or agreements, proxies, or marital or community property interests. At the Closing, the Whites will convey to Seller and Seller will acquire all of the White Shares free and clear of all Liens, other than those arising through Seller or as a result of federal or state securities laws.

         4.4 No Violation of Laws or Agreements. The execution and delivery of this Agreement by each of the Whites does not, and the consummation by each of the Whites of the transactions contemplated hereby and thereby and the compliance by each of the Whites with the terms, conditions and provisions of this Agreement will not, with or without the giving of notice or the lapse of time, or both, constitute a breach or violation of, or default under, any terms, conditions or provisions of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, Law, Contract, agreement or any other restriction to which any of the Whites is a party or by which any of the Whites or any of his or its assets may be bound or affected, except for any breach, violation or default that, individual or in the aggregate, would not have a White Material Adverse Effect or prevent, materially delay or materially impair the ability of any of the Whites to consummate the transactions contemplated by this Agreement.

         4.5 Litigation or Proceedings. Except as set forth on SCHEDULE 4.5, there are no actions, suits, investigations or proceedings pending or, to White's Knowledge, threatened, at law or in equity, by or before any Governmental Body, agency or instrumentality, against any of the Whites except for those that would not have a White Material Adverse Effect or prevent, materially delay or materially impair the ability of any of the Whites to consummate the transactions contemplated by this Agreement.

         4.6 Consents. No consent, approval or authorization of, or registration or filing with any Person, including any Governmental Body, is required to be made or obtained by any of the Whites in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Whites, except for those specifically contemplated by the terms of this Agreement, those that have been made or obtained as of the date hereof, and those that the failure to make or obtain would not have a White Material Adverse Effect or prevent, materially delay or materially impair the ability of any of the Whites to consummate the transactions contemplated by this Agreement.

         4.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 4, none of the Whites makes any other express or implied representation or warranty to Seller in connection with the transactions contemplated by this Agreement.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND WHITES

         The obligation of each of Buyer and the Whites to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

         5.1 Representations True. The representations and warranties of Seller contained in Article 2 of this Agreement shall be true and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need be true and accurate only as of such date or with respect to such period, and except as affected by the transactions contemplated under this Agreement).

         5.2 Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by holders of a majority of the outstanding shares of Seller

Common Stock in accordance with applicable law and the articles of incorporation and bylaws of Seller, each as amended and/or restated to date.

         5.3 Performance of Obligations. Seller shall have performed in all material respects the obligations under this Agreement required to be performed by it on or before the Closing Date.

         5.4      Receipt of Documents by Buyer. Buyer shall have received:

                  (a) the deliveries required by Section 1.4 hereof to be made, or caused to be made, by Seller at Closing; and

                  (b) a certificate executed by the President and Secretary or Treasurer of Seller certifying, to their Knowledge, as to the fulfillment of the matters contained in this Article 5.

         5.5 No Litigation. No court or Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, Law, ordinance, judgment, decree, injunction or other order that is in effect and permanently enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement.

         5.6 Delivery of Minute Book. Seller shall have delivered or made available to Buyer the minute book of Company.

         5.7 Absence of Material Claims for Certain Erroneous Flood Zone Determinations. Since the date of this Agreement, there shall have been no material claims against the Company arising out of or relating to either (i) the operations or activities of the Seller and its subsidiaries (other than the Company or any entity controlled thereby) or (ii) any erroneous flood zone determinations issued by Bankers Hazard Determination Services, Inc. prior to July 31, 1998, except, in each case, for those which are or are reasonably expected to be covered by insurance maintained by the Company or Seller (excluding any deductible amounts) and for those which would not have a Company Material Adverse Effect.

         5.8 Undertakings to Vote Seller Stock. Seller shall have delivered to Buyer, concurrent with the execution and delivery of this Agreement, a written undertaking (in substantially the form attached hereto as EXHIBIT D) by each of David K. Meehan, David M. Howard, John A. Grant, Jr., William D. Hussey, E. Ray Solomon, Alejandro M. Sanchez and John S. McMullen to vote the respective shares of Seller Common Stock owned thereby in favor of the transactions contemplated by this Agreement.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligation of Seller to effect the transaction contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

         6.1 Representations True. The representations and warranties of Buyer and the Whites contained in this Agreement shall be true and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need be true and accurate only as of such date or with respect to such period, and except as affected by the transactions contemplated under this Agreement).

         6.2 Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by holders of a majority of the outstanding shares of Seller Common Stock in accordance with applicable law and the articles of incorporation and bylaws of Seller, each as amended and/or restated to date.

         6.3      Receipt of Documents by Seller. Seller shall have received:

                  (a) the deliveries required by Sections 1.5 and 1.7 hereof to be made, or caused to be made, by Buyer and the Whites at Closing; and

                  (b) a certificate executed by the President and Secretary or Treasurer of Buyer certifying, to their Knowledge, as to the fulfillment of the matters contained in this Article 6.

         6.4 Performance of Obligations. Buyer and the Whites shall have performed in all material respects the obligations under this Agreement required to be performed by them on or before the Closing Date.

         6.5 No Litigation. No court or Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, Law, ordinance, judgment, decree, injunction or other order that is in effect and permanently enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement.

         6.6 Undertakings to Vote White Shares. Each of the White Trusts shall have delivered to Seller, concurrent with the execution and delivery of this Agreement, a written undertaking (in substantially the form attached hereto as EXHIBIT E) to vote the White Shares in favor of the transactions contemplated by this Agreement.

7.       COVENANTS

         7.1      Termination of Related Party Agreements; Final Accounting.
SCHEDULE 7.1 sets forth all Contracts and arrangements, whether written or oral, existing as of the date hereof between the Company and/or Daniel J. White and any Related Party ("RELATED PARTY AGREEMENTS"). On or before the Closing Date, the Seller shall take or cause to be taken (and Daniel J. White shall cooperate in taking) all necessary or appropriate actions so that, as of the Closing, (a) the Company shall have satisfied and paid in full all accounts payable, debts or obligations of the Company to Seller and/or any Related Party under the Related Party Agreements through and including the Closing Date, and (b) Seller and the Related Parties shall have satisfied and paid in full all accounts payable, debts or obligations of Seller and/or the Related Parties to the Company under the Related Party Agreements through and including the Closing Date. At Closing, if any amounts are owing by the Company to Seller or any Related Party such amounts will be offset against the amounts owing as of the Closing by Seller or any

Related Party to Company, then the Company shall pay the balance owing, if any, in cash, at the Closing. If after offsetting the amounts owed by Seller or a Related Party to the Company against the amounts owed by the Company to Seller or any Related Party, there still remains an amount owing to the Company by Seller or such Related Party, then Seller shall pay, or cause to be paid, such additional amount to Company at Closing. Except as expressly provided in
SCHEDULE 7.1, the Related Party Agreements shall be terminated effective as of the Closing, none of the Company, Daniel J. White or any Related Party will have any further rights or obligations under any Related Party Agreement, and each of Seller, Company and Daniel J. White shall execute and deliver to the others the Termination and Release Agreement.

         7.2 Covenant Not to Compete. For a period of five (5) years commencing on the Closing Date, each of Seller and BIG agrees that neither it nor any of its subsidiaries shall, directly or indirectly, without the prior consent of Buyer, (a) engage in the Business, (b) solicit any individuals employed by Company as of the date hereof (other than executive officers or directors of the Company who are also executive officers and/or directors of Seller and/or BIG as of the date hereof) to become employees of Seller, BIG or any of their respective subsidiaries, or (c) employ or retain as a consultant any such individual or any entity owned or controlled by any such individual (together, the "COVENANT NOT TO COMPETE"); provided, however, that the foregoing Covenant Not to Compete: (i) shall not prohibit the ownership of securities of corporations or other business entities which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares or other securities of any such corporation or other business entity; (ii) shall not prohibit the general solicitation of employees or consultants in the ordinary course of business; and (iii) shall be terminated and of no further force and effect in the event that Buyer or the Company materially breaches the Supply Agreement. The parties agree that the geographic scope of this Covenant Not to Compete shall extend to the entire world. The parties agree that the covenants deemed included in this Section are, taken as a whole, reasonable in their geographic and temporal coverage, and no party shall raise any issue of geographic or temporal reasonableness in any proceeding to enforce such covenant. The parties intend that the covenant contained in the preceding sentence shall be construed as a series of separate covenants, one for each jurisdiction located outside the United States and one for each state, city and county included within the United States and, except for geographic coverage, each such separate covenant shall be deemed identical.

         7.3 Acquisition Proposals. From the date hereof through the first to occur of the termination of this Agreement and the Closing Date, Seller shall not, nor shall Seller authorize or permit any of its officers, directors (other than Daniel J. White), employees, representatives, investment bankers, attorneys, accountants, subsidiaries (other than Company) or other agents to,
(a) solicit or initiate the submission of any Acquisition Proposal (as defined below), (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any material discussions or negotiations with, or furnish written information or material oral information to, any person in connection with any Acquisition Proposal. If an Acquisition Proposal is made to or received by Seller after the date hereof, Seller will, within two (2) business days of such receipt, notify Buyer of the principal terms thereof (an "ACQUISITION PROPOSAL NOTICE"), but Seller shall not be required to disclose to Buyer the identity of the person(s) making such offer. Notwithstanding the foregoing, the provisions hereof shall not prohibit the board of directors of Seller from taking, or causing to be taken, any action it reasonably believes, based as to legal matters on the advice of outside counsel, is required for the board of directors of Seller to comply with its fiduciary duties imposed by law (the "SELLER BOARD FIDUCIARY DUTIES") to respond to an unsolicited Acquisition Proposal, including (without limitation) (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an Acquisition Proposal, and (ii) complying with applicable law, including the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder. For purposes of this Agreement, the term "PERMITTED ACTION" shall mean any action taken, or caused to be taken, by the Board of Directors of Seller described by the preceding sentence. Before providing any written information or material oral information about Company as permitted by the immediately preceding sentence, Seller shall have received a written Acquisition Proposal and shall have informed Buyer of that proposed action and of the substance of the information to be provided; provided, however, that Buyer shall not block or delay the provision of such information, and, at Seller's written request, Buyer shall return to Seller, or forward to a third party, any such information in Buyer's possession that Seller or Company shall have generated or provided to Buyer. For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any proposal relating to a (A) merger, consolidation or similar transaction to which Company is a party, (B) sale, lease or other disposition by merger, consolidation, share exchange or otherwise of all or substantially all of the assets of Company, or (C) issuance, sale or other disposition of (other than pursuant to the pledge thereof to Seller's lenders, which pledge is in existence on the date hereof) (including by way of merger, consolidation, share exchange or any similar transaction) equity securities (or options, rights or warrants to purchase, or securities convertible into, such equity securities) of Company; provided, however, that the term Acquisition Proposal shall not include, among other things, (i) any merger, consolidation, share exchange or similar transaction involving Seller or (ii) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) equity securities (or options, rights or warrants to purchase, or securities convertible into, such equity securities) of Seller.

         7.4 Shareholder Meeting. Commencing not later than October 15, 2001, Seller shall take, consistent with applicable law and its Articles of Incorporation and Bylaws, as amended and/or restated to date, all action necessary to convene and hold a meeting of holders of Seller Common Stock as promptly as practicable after October 15, 2001 for the purpose of considering and voting upon the approval of this Agreement and the transactions contemplated herein (the "SELLER'S SHAREHOLDER MEETING").

         Without limiting the generality of the foregoing, Seller shall, promptly following October 15, 2001 (but not later than November 5, 2001), prepare a proxy statement (whether as part of a registration statement on Form S-4 or otherwise) (the "PROXY STATEMENT"), file it with the Securities and Exchange Commission ("SEC") under the Exchange Act, and use all reasonable efforts to have it cleared or declared effective by the SEC. As promptly as practicable after the Proxy Statement has been cleared or declared effective by the SEC, Seller shall mail the Proxy Statement to the shareholders of Seller as of the record date for the shareholders' meeting referred to above. Seller shall use its reasonable best efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Buyer, respond promptly to any comments of the SEC relating to the preliminary Proxy Statement pertaining to the transactions contemplated by this Agreement and to cause the definitive Proxy Statement relating to the transactions contemplated by this Agreement to be mailed to its shareholders, all at the earliest practicable time. Whenever an event occurs which should be set forth in an amendment or supplement to the Proxy Statement or any other filing required to be made with the SEC, each party hereto will promptly inform the others and cooperate in filing with the SEC and/or mailing to shareholders such amendment or supplement. Other than as required by Seller Board Fiduciary Duties, the Board of Directors of Seller shall recommend such approval (referral to which shall be included in the Proxy Statement) and Seller shall take all lawful action to solicit such approval. At any such meeting of Seller's shareholders all of the White Shares shall be voted for the approval of this Agreement and the transactions contemplated hereby. Buyer and the Whites covenant and agree to cooperate with Seller in connection with the preparation, filing and mailing of the Proxy Statement and any amendment or supplement thereto, including (without limitation) providing, as promptly as practicable and at their sole expense, such information as Seller shall reasonably request for use in the Proxy Statement. Buyer and the Whites agree that Seller may rely on any information furnished by Buyer or White in preparing the Proxy Statement and any amendment or supplement thereto.

         Nothing in this Section 7.4 is intended to preclude the Board of Directors of Seller from taking, or causing to be taken, any action which the Board of Directors determines, based on the advice of outside counsel as to legal matters, is required by Seller Board Fiduciary Duties.

         7.5 Management Continuity. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Seller shall cause the Company to continue to employ Daniel J. White in the same capacities and at the same compensation as of the date hereof; provided, however, that Daniel J. White's employment with the Company may be terminated for "CAUSE" as provided in Section 8.1 of the Employment Agreement, dated July 31, 1998, between the Company and Daniel J. White.

         7.6 Operations of Business Prior to Closing. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly contemplated by this Agreement or with the prior written consent of both Buyer and Seller, which consent of Buyer shall not be unreasonably withheld or delayed by either party:

                  (a) Conduct of Business / Ordinary Course. Seller and, to the extent within Daniel J. White's control, Daniel J. White shall cause Company to carry on its business in the usual, regular, and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, shall use their respective reasonable best efforts, consistent with past practice and policies, to preserve intact Company's present business organization and maintain its existing relations and goodwill with customers, suppliers, distributors, employees, consultants and others having business dealings with Company. Seller shall promptly notify Buyer, and Buyer and Daniel J. White shall promptly notify Seller, of any event or occurrence or emergency of which such party becomes aware, which is not in the ordinary course of business of Company or which is material and adverse to Company's business.

                  (b) Dividends, Issuance of or Changes in Securities. Seller shall not cause or permit the Company to: (i) declare, set aside or pay any dividend; (ii) issue, sell, pledge or dispose of or commit to the issuance, sale, pledge or disposition of any capital stock of the

Company, or any securities convertible into capital stock of the Company, or any options, warrants, calls, commitments, or rights of any character obligating Company to issue any such capital stock; (iii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for outstanding capital stock of the Company; or (iv) repurchase or otherwise acquire any shares of capital stock of the Company, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock.

                  (c) Governing Documents. Neither Seller nor, to the extent within Daniel J. White's control, Daniel J. White shall cause or permit the Company to amend the Company's Articles of Incorporation or By-laws, as amended and/or restated as of the date hereof.

                  (d) No Acquisitions. Neither Seller nor, to the extent within Daniel J. White's control, Daniel J. White shall cause or permit the Company to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

                  (e) No Dispositions. Neither Seller nor, to the extent within Daniel J. White's control, Daniel J. White shall cause or permit the Company to sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of Company's material assets or cancel, release, or assign any material indebtedness or claim, except in the Ordinary Course of Business.

                  (f) Indebtedness. Neither Seller nor, to the extent within Daniel J. White's control, Daniel J. White shall cause or permit the Company to incur any material indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except in the Ordinary Course of Business.

                  (g) Claims. Neither Seller nor, to the extent within Daniel J. White's control, Daniel J. White shall cause or permit the Company to settle any material claim, action or proceeding, except in the Ordinary Course of Business.

         7.7 Access to Properties and Records. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Seller shall, upon reasonable notice (and except as may otherwise be required by applicable Law), cause the Company to (i) afford Buyer and its employees, counsel, accountants and other authorized representatives ("REPRESENTATIVES") reasonable access, during normal business hours (but in such a manner as not unduly to disrupt the business of the Company), to the personnel, premises, properties, contracts, books and records of the Company; provided, however, that no investigation pursuant to this
Section 7.7 shall affect or be deemed to modify any representation or warranty made by Seller and, provided further, that the foregoing shall not require Seller or the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of Seller would result in the disclosure of any trade secrets of third parties or violate any of the Company's obligations with respect to confidentiality if the Seller shall have caused the Company to use reasonable efforts to obtain the consent of such third party to such inspection or disclosure. Upon the written request of the President and Chief Executive Officer of Seller, all requests for access or information made pursuant to this Section shall be directed to the

President and Chief Executive Officer of Seller or such other Person as he may designate. All such information shall be governed by the terms of the Confidentiality Agreement dated April 14, 2000, among Seller, Company, Buyer and Daniel J. White, which Confidentiality Agreement shall survive the termination of this Agreement. With Seller's prior written consent, which shall not be unreasonably withheld, Buyer shall be entitled to make appropriate inquiries of third parties in the course of its investigation.

         7.8      Employee Benefit Plans.

                  (a) Except as set forth in subsection (b) below, the Company shall be responsible for and shall discharge any and all liabilities or obligations arising under any Employee Benefit Plan maintained by the Company for Former Employees or present Employees of Company in accordance with the terms of such Employee Benefit Plan.

                  (b) The Company shall promptly contribute to the Savings Plan Employee elective deferral contributions and the corresponding matching contribution with respect to compensation that is attributable to services rendered through the day immediately prior to the Closing Date. Such contributions shall be made as soon as practicable following the relevant payroll date, but in no event later than the fifteenth day of the month immediately following the month in which occurs the relevant payroll date. To the extent permitted under applicable law, each Employee of the Company who participates in the Savings Plan and who continues in employment with the Company immediately following the Closing Date shall be eligible to receive a lump sum distribution of his or her account balance, subject to applicable withholding rules. Employees of the Company will not be eligible to share in the year-end discretionary contribution, if one is made, except to the extent required by the terms of the Savings Plan or applicable law.

         7.9 Insurance Matters. SCHEDULE 7.9 sets forth a list of insurance policies currently maintained by Seller and/or BIG, which name the Company as an additional insured. The parties acknowledge that the Company shall be removed as an additional insured from such policies effective as of the Closing, and Seller agrees to take, or cause to be taken, any action necessary to cause such removal; and, following the Closing, neither the Company nor Buyer shall have any further liability for premiums payable to the insurance companies under such insurance policies.

         7.10 Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         7.11     Filings; Other Actions; Notification.

                  (a) Buyer, Daniel J. White and Seller shall cooperate with each other and use their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its or his part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Body in order to consummate the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Buyer and Seller shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Buyer and Seller, as the case may be, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Body in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of Buyer and Seller shall act reasonably and as promptly as practicable.

                  (b) Buyer and Seller each shall, upon request by the other, furnish the other with all information concerning itself, its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer or Seller to any third party and/or any Governmental Body in connection with the transactions contemplated by this Agreement.

                  (c) Subject to any confidentiality obligations and the preservation of any attorney-client privilege, Buyer and/or Daniel J. White and Seller each shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received or made by Buyer and/or Daniel J. White or Seller, as the case may be, in connection therewith.

         7.12 Reasonable Efforts of Seller. Seller shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement and shall promptly notify Buyer in writing of any event or fact that represents or is likely to cause a breach of any of Seller's representations, warranties, covenants or agreements contained in this Agreement.

         7.13 Reasonable Efforts of Buyer and the Whites. Buyer and the Whites shall use their reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement and shall promptly notify Seller in writing of any event or fact that represents or is likely to cause a breach of any of Buyer's and/or any White's representations, warranties, covenants or agreements contained in this Agreement.

         7.14 Further Assurances; Cooperation. At and after the Closing, each party hereto will execute and deliver such further instruments and documents and perform such acts as may be reasonably necessary or appropriate to cause the satisfactory completion and consummation of the transactions contemplated by this Agreement.

         7.15 Post-Closing Access; Preservation of Books and Records. Buyer and the Company shall, following the Closing, give to Seller and its authorized Representatives such reasonable access, during normal business hours and upon prior notice, to books and records of Company (including without limitation all such books of account and tax records) as Seller may reasonably request in connection with (a) the preparation and filing of Returns and (b) the verification of any claim of Buyer for indemnification under this Agreement, and shall permit Seller to make extracts and copies of such books and records at the expense of Seller. Buyer and the Company shall preserve all books and records of the Company for a period of seven years after the Closing; provided, however, that Buyer shall have the right at any time to return any of such books and records to Seller. Seller shall afford Buyer similar rights of access to any books and records retained by it.

         7.16 Consents, Approvals and Filings. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable best efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Bodies) and to lift any injunction or other legal bar to the transactions contemplated by this Agreement.

         7.17 Disclosures and Announcements. Announcements concerning the transactions provided for in this Agreement by any party to this Agreement shall be subject to the prior review and approval of the other parties in all essential respects, which approval shall not be unreasonably delayed or denied; provided, however, that the approval of Buyer, the Whites or the Company shall not be required as to any statements or other information which Seller is required to make pursuant to any rule or regulation of the SEC, the Nasdaq Stock Market, the National Association of Securities Dealers, Inc. ("NASD"), or otherwise required by Law.

8.       TAX MATTERS

         8.1 Termination of Tax Sharing Arrangements. SCHEDULE 8.1 sets forth a list of all Tax sharing agreements and arrangements existing as of the date of this Agreement between the Company (or any direct or indirect subsidiary of the Company) (collectively, the "BUYER GROUP") and Seller (or any direct or indirect subsidiary of Seller (other than Company or any direct or indirect subsidiary of the Company)) (collectively, the "SELLER GROUP"). The parties hereto agree that, except as otherwise provided in this Article 8, all rights, liabilities and obligations of the Buyer Group under any Tax sharing agreements and arrangements in effect on the Closing Date between the Buyer Group (or any member thereof) and the Seller Group (or any member thereof) shall terminate immediately prior to the Closing as of the Closing Date (with the result that the Buyer Group shall not be bound thereby or have any liability thereunder) and such termination shall be effective at that time without the need of any further action by the Buyer Group or the Seller Group.

         8.2 Seller's Tax Returns. Company shall continue to be included for any period ending on or before the Closing Date in the consolidated federal income Tax Return of which Seller is the common parent and in any required state or local consolidated, combined or unitary income or franchise Tax Returns of which Seller or any member of the Seller Group is the common parent that include Company for any period of Company ending prior to or on the Closing Date (all such Tax Returns covering taxable periods of Company ending prior to or on the Closing Date being hereinafter referred to as "PRE-CLOSING CONSOLIDATED RETURNS"). Seller, in a manner consistent with past practices, shall timely prepare and file or cause to be prepared and filed all Pre-Closing Consolidated Returns ("SELLER RETURNS"). Seller shall timely pay or cause to be paid all Taxes due and payable with respect to Seller Returns ("SELLER TAXES"). The

Buyer Group shall reimburse the Seller Group for the Buyer Group's allocable share (as determined pursuant to Section 8.4 hereof) of the Taxes due with respect to any Seller Returns filed after the Closing Date in the manner and at the times set forth in Section 8.4.

         8.3 Buyer's and Company's Tax Returns. The Company shall timely prepare and file, or cause to be prepared and filed, all Tax Returns required by Law of the Buyer Group that are not required to be prepared and filed on a consolidated, combined or unitary with Seller or any member of the Seller Group ("BUYER RETURNS"). Except as otherwise provided in Section 8.7 hereof, the Buyer Group shall pay all Taxes ("Buyer Taxes") due and payable with respect to the Buyer Returns. The Seller Group shall timely reimburse the Buyer Group in cash for the portion of any Taxes due and payable with respect to any Ohio state or local Buyer Returns for the 2000 taxable year and subsequent periods ending on, before or including the Closing Date which are solely attributable to the Seller Group's failure to treat the costs of the Company's map database additions as current year expenses in any federal Pre-Closing Consolidated Return (which reimbursement shall be treated as an adjustment to the purchase price). In the event of a disagreement regarding the amount of the reimbursement, the determination of the reimbursement amount shall be made by the Independent Accounting Firm (as hereinafter defined) appointed in a manner similar to that set forth in Section 8.4.

         8.4 Reimbursement of Taxes. Not less than forty-five (45) days prior to the date tentatively scheduled for Closing, Seller shall deliver to Buyer a pro forma Return that reflects the tax items of the Buyer Group through the most recently completed month for the taxable year of the Buyer Group that will end on or will include the Closing Date for Buyer's review and comments. Seller shall be required to make any changes to such pro forma Return reasonably requested by Buyer (which requested changes shall be delivered to Seller within fifteen (15) days after Buyer's receipt of such pro forma Return) to the extent consistent with the past practices of Seller or the Company and any other changes reasonably requested by Buyer. Thereafter, Seller shall deliver to Buyer Seller's calculation of the amount of Tax attributable to the Buyer Group pursuant to this Section 8.4 for the period covered by the pro forma Return (the "INITIAL ESTIMATED TAX CALCULATION"). The Initial Estimated Tax Calculation shall be computed on a separate return basis and based upon the separate tax items of the Buyer Group as set forth on the pro forma Return as revised to incorporate the changes reasonably requested by Buyer; provided, however, in the case of Florida Corporate Income/Franchise Taxes, the Initial Estimated Tax Calculation shall be computed on a separate return basis and based upon the separate tax items of the Buyer Group, except that the Florida apportionment factors and fraction of the entire consolidated group (and not the apportionment factors and fraction of only the Buyer Group) shall be used. If Buyer and Seller are able to agree in writing upon the Initial Estimated Tax Calculation within ten (10) days following delivery thereof (the "INITIAL ESTIMATED TAX CALCULATION PERIOD") by Seller to Buyer, then Seller and White shall cause the Company to pay to Seller at Closing cash in the amount of the Initial Estimated Tax Calculation (the "INITIAL ESTIMATED TAX AMOUNT"), less any amounts previously paid by the Company to the Seller Group with respect to the Initial Tax Calculation Period. In the event Buyer and Seller cannot agree on the Initial Estimated Tax Calculation within the Initial Estimated Tax Calculation Period, then the determination of the Initial Estimated Tax Calculation shall be determined by an accounting firm of nationally recognized standing (the "INDEPENDENT ACCOUNTING FIRM") to be mutually selected by Buyer and Seller or, if no agreement is reached, by the accountants engaged by Seller and Buyer, respectively. The Independent Accounting Firm shall make a calculation of the Initial Estimated Tax Calculation, which shall be final and binding. The Independent Accounting Firm shall make its calculation of the Initial Estimated Tax Calculation as promptly as possible, but in no event later than the day immediately preceding the Closing Date. At the Closing, Seller and White shall cause the Company to pay to Seller, the Initial Estimated Tax Amount as determined by the Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be paid one-half by Buyer and one-half by Seller.

         Within forty-five (45) days following the Closing, Seller shall deliver to Buyer a pro forma Return that reflects the tax items of the Buyer Group through the Closing Date. Seller shall be required to make any changes reasonably requested by Buyer to the extent consistent with the past practices of Seller or the Company and any other changes reasonably requested by Buyer. Thereafter, Seller shall deliver to Buyer Seller's calculation of the Tax payable by Company and Buyer pursuant to this Section 8.4 through and including the Closing Date (the "REVISED ESTIMATED TAX CALCULATION"). The Revised Estimated Tax Calculation shall be computed on a separate return basis and based upon the separate tax items of the Buyer Group, as set forth on the pro forma Return as revised to incorporate the changes reasonably requested by Buyer; provided, however, in the case of Florida Corporate Income/Franchise Taxes, the Revised Estimated Tax Calculation shall be computed on a separate return basis and based upon the separate tax items of the Buyer Group, except that the Florida apportionment factors and fraction of the entire consolidated group (and not the apportionment factors and fraction of only the Buyer Group) shall be used. If Buyer and Seller are able to agree in writing upon the Revised Estimated Tax Calculation within fifteen (15) days following the delivery of the Revised Estimated Tax Calculation to Buyer, then the Company shall pay, and the Buyer shall cause the Company to pay, promptly to Seller an amount equal to (i) the amount of the Revised Estimated Tax Calculation (the "REVISED ESTIMATED TAX AMOUNT"), less (ii) the Initial Estimated Tax Amount. In the event Seller and Buyer cannot agree on the Revised Estimated Tax Calculation within sixty (60) days following the Closing, then the determination of the Revised Estimated Tax Amount shall be determined by the Independent Accounting Firm selected as set forth above, which shall be instructed to use every reasonable effort to make such determination within fifteen (15) days of submission thereto and, in any event, as soon as practicable after such submission. The determination of the Revised Estimated Tax Amount by the Independent Accounting Firm shall be final and binding. Promptly following such determination, the Company shall pay to Seller, and Buyer shall cause the Company to pay to Seller, an amount equal to the Revised Estimated Tax Amount, less the Initial Estimated Tax Amount. The fees and expenses for the services of the Independent Accounting Firm shall be paid one-half by the Seller and one-half by the Company and/or Buyer. If the Initial Estimated Tax Amount exceeds the Revised Estimated Tax Amount, the Seller shall promptly pay an amount in cash to Buyer equal to such excess.

         At least 30 days prior to the filing of any Pre-Closing Consolidated Return required to be filed more than 75 days following the Closing Date (or as soon as practicable in the case of a Pre-Closing Consolidated Return required to be filed within 75 days of the Closing Date), Seller shall deliver a copy of a pro forma Return that reflects the separate tax items of the Buyer Group for the period covered by such Pre-Closing Consolidated Return to Buyer, for Buyer's review and comment. Seller shall be required to make any changes reasonably requested by Buyer (which requested changes shall be delivered to Seller within fifteen (15) days after Buyer's receipt of the pro forma Return) to the extent consistent with the past practices of Seller or the

Company and any other changes reasonably requested by Buyer. Within thirty (30) days after the finalization of the pro forma Return (i.e., after all changes requested by Buyer have been made as provided in the previous sentence), Buyer or the Company shall pay to Seller an amount equal to the excess of (i) the Tax (the "Final Tax Amount"), if any, that the Company would be required to pay for the period covered by the pro forma Return computed as if the Buyer Group had filed a separate Return for such period based on the pro forma Return, but excluding any deferred income triggered into income pursuant to Treasury Regulations Sections 1.1502-13 or 1.1502-14 (or any comparable state provision) or any excess loss accounts taken into income under Treasury Regulations Section 1.1502-19 (or any comparable state provision) over (ii) the Revised Estimated Tax Amount; provided, further, in the case of Florida Corporate Income/Franchise Taxes, the Final Tax Amount shall be computed on a separate return basis and based upon the separate tax items of the Buyer Group, except that the Florida apportionment factors and fraction of the entire consolidated group (and not the apportionment factors and fraction of only the Buyer Group) shall be used. If the Final Tax Amount is less that the Revised Estimated Tax Amount, then Seller shall pay Buyer, in cash, an amount equal to the excess of the Revised Estimated Tax Amount over the Final Tax Amount within thirty (30) days of the finalization of the pro forma Return.

         Any payments due from the Buyer and Company pursuant to this Section
8.4 may, at Buyer's option, be alternatively paid in a manner which ensures that the payments will be deposited with the United States Treasury (or State or Local Revenue Department) as actual or estimated tax payments towards the tax due on any Pre-Closing Consolidated Return.

         For purposes of this Section 8.4, (i) the income of the Buyer Group will be apportioned to the period up to and including the Closing Date by closing the books of the Buyer Group as of the end of the Closing Date, (ii) if the Buyer Group or the Seller Group is permitted under any applicable state or local income tax law to treat the Closing Date as the last day of a taxable period, Buyer and Seller shall treat (and cause their respective affiliates to treat) the Closing Date as the last day of a taxable period, and (iii) notwithstanding anything else herein, the pro forma Returns that reflect the separate tax items of the Buyer Group delivered under this Section 8.4 shall be prepared in a manner which treats the costs of the Company's map database additions as current year expenses in accordance with the method reflected in the monthly tax accruals supplied by Seller to the Company prior to August 8, 2001 and used in the Company's interim financial statements prior to August 8, 2001 and such treatment shall be considered consistent with the past practices of the Seller and the Company.

         8.5      Indemnification.

                  (a) After the Closing Date, the Seller Group shall, jointly and severally, indemnify and hold harmless Buyer and the Company from and against, and neither Buyer nor Company shall have any liability with respect to, any Tax liability with respect to (i) any Seller Taxes, except to the extent that the Buyer Group has failed to reimburse the Seller Group for its allocable share (as determined pursuant to Section 8.4 hereof) of the Taxes due with respect to any Seller Returns filed after the Closing Date, (ii) any Taxes attributable to an election made pursuant to Section 8.7 of this Agreement,
(iii) any liability of the Company for Taxes of any person or entity other than the Buyer Group under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign laws); and (iv) any liability of the Company for

Taxes to any direct or indirect parent of the Seller under any tax sharing agreement. Notwithstanding the foregoing, no indemnification is provided by the Seller Group under this Section 8.5(a) for any Taxes due in respect of the Buyer Group or its operations or activities for any period, or portion thereof, ending on or before July 31, 1998.

                  (b) After the Closing Date, Buyer and the Company shall, jointly and severally, indemnify and hold harmless the Seller Group from and against (i) any Buyer's Taxes (other than any Buyer's Taxes attributable to any election made pursuant to Section 8.7 of this Agreement) and (ii) any Taxes payable by the Seller Group with respect to the Buyer Group as a result, in whole or in part, of any inaccurate or incorrect information provided to Seller by Daniel J. White or by any other employee of the Company (other than an employee of the Company who is also an employee of Seller), but only to the extent attributable to such inaccurate or incomplete information.

         8.6      Notification of Proceedings; Control; Refunds.

                  (a) If the Buyer or Company receives notice, whether orally or in writing, of any pending or threatened federal, state, local, municipal or foreign examinations, claims settlements, proposed adjustments, assessments or reassessments or related matters with respect to Taxes that could affect Seller or any Affiliate, or if Seller or any Affiliate receives notice of such matters that could affect Buyer or Company, the party receiving notice shall promptly notify in writing the potentially affected party. The failure of any party to give the notice required by this paragraph shall not impair that party's rights under this Agreement except to the extent that the other parties demonstrate that they have been damaged thereby.

                  (b)       Notwithstanding anything to the contrary in Section
9.6 of this Agreement, Seller or Buyer, as applicable (the "CONTROLLING PARTY"), shall have the right, at its own expense, to control any audit or examination by any taxing authority and/or contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to or with respect to any Taxes for which the Controlling Party is required to indemnify any other party pursuant to Section 8.5; provided that, in the event that any such adjustment could have an adverse effect on the Tax liability of the other party (or affect Buyer by having an effect on the Tax liability of Company) (the "AFFECTED PARTY"), the Controlling Party shall (i) give the Affected Party written notice of any such adjustment, (ii) permit the Affected Party to participate in the proceeding to the extent the adjustment may affect the Tax liability of the Affected Party and (iii) not settle or otherwise compromise such proceeding without the prior written consent of the Affected Party, which consent shall not be unreasonably withheld or delayed. Any Tax refunds or credits against Tax shall be for the benefit of the group which directly or indirectly (by reimbursement or otherwise) paid the Tax refunded or which resulted in the credit realized; provided, however, that any refund or credit resulting from the deduction or amortization of the costs of map database additions of the Company for 2000 shall be for the benefit of the Seller Group and for periods prior to 2000 shall be shared fifty percent (50%) to the Seller Group and fifty percent (50%) to the Buyer Group. Seller, Buyer and the Company agree to reasonably cooperate in obtaining any refunds or credits for periods or portions of periods ending prior to the Closing Date and to pay such refunds or the Tax benefit of the credit to the party that is entitled to the benefit of such credit or refund; provided, however, that it shall be wholly within the discretion of the Seller Group whether to file any amended returns or claims for refund for any period.

         8.7 Section 338(h)(10) Election. At Buyer's option, Seller will join with Buyer in making an election under Section 338(h)(10) of the Code and comparable provisions of the laws of any other state or local jurisdiction with respect to the purchase and sale of the Purchased Shares hereunder (a "SECTION 338(H)(10) ELECTION")). Seller will pay any Tax attributable to the making of a
Section 338(h)(10) Election or any similar election under state or local law.

         8.8 Allocation. For purposes of any allocation required by any election pursuant to Section 8.7, it is agreed that the assets of Company have the respective fair market values to be determined in good faith by Buyer for financial accounting purposes. The parties hereto shall file returns for Taxes and information reports based on such fair market values.

         8.9 Allocation of Tax Attributes. Subsequent to the filing of Seller's consolidated federal income tax return for the taxable period which includes the Closing Date, if no Section 338(h)(10) Election is made, Seller shall determine, under Seller's policy, consistently applied, and pursuant to Treasury Regulations Section 1.1502-79, the portion of any net operating loss or business and other credit carryovers ("TAX ATTRIBUTES"), not availed of in Seller's consolidated federal income tax returns, that are available to the Company when it ceases to be a member of the affiliated group of which Seller is the common parent. Seller will not elect to retain any Tax Attributes of the Company pursuant to Treasury Regulations Section 1.1502-20(g).

         8.10 Cooperation on Tax Matters. Buyer, Company and Seller shall, at their own cost and expense, cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Buyer, Company, Seller and their respective Affiliates shall preserve all information, returns, books, record and documents relating to any liabilities for Taxes with respect to a taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof, or the conclusion of all litigation with respect to Taxes for such period.

         8.11 Tax Effect of Payments. Any indemnification payments made pursuant to this Article 8 shall be treated for tax purposes as an adjustment to the Purchase Price unless otherwise required by applicable law.

9.       SURVIVAL AND INDEMNIFICATION

         9.1 Nature and Survival of Representations; Right to Indemnification Not Affected by Knowledge. The representations and warranties set forth in Articles 2, 3 and 4 shall survive the Closing hereunder for a period of eighteen (18) months from the Closing Date, except that the representations and warranties of Seller set forth in Section 2.7 shall survive Closing hereunder for a period equal to the applicable statute of limitations period during which a Governmental Body or other third party may assert a claim with respect to the subject matter of such section. Neither Buyer's nor Seller's right to indemnification hereunder based on breaches of another party's representations, warranties, covenants, and obligations will be adversely affected by any investigation conducted or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing; provided, however, that to the extent Daniel J. White (a) has Knowledge on or before the date hereof of facts constituting a breach of one or more of Seller's representations and warranties hereunder, or (b) caused or causes, directly or indirectly, any breach of any representations, warranties, covenants or other obligations of Seller hereunder, no Buyer Indemnified Party shall be entitled to indemnification arising out of the breach by Seller of such representations, warranties, covenants or other obligations. The waiver of any condition based on the accuracy of any representation and warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification hereunder based on such representations, warranties, covenants, and obligations.

         9.2 Indemnification by Seller. Subject to the terms and conditions of this Article 9, Seller shall indemnify, defend and hold harmless Buyer, its directors, officers, employees and controlled and controlling persons, and, after the Closing, the Company (collectively, "BUYER INDEMNIFIED PARTIES") from and against any loss, liability, claim, obligation, fine, penalty, damage, deficiency, and any actions, judgments, costs and expenses (including reasonable expenses, including attorneys' fees, incurred in investigating, preparing for or defending any litigation, settlement or other proceeding) incident to any of the foregoing (collectively, "DAMAGES") arising out of or resulting from:

                  (a) the inaccuracy or breach of any representation or warranty of Seller contained in this Agreement or the nonfulfillment or breach of any covenant or agreement on the part of Seller contained in this Agreement or in any certificate furnished pursuant hereto; or

                  (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Seller (or any Person (other than Company or any officer or director thereof in such capacity) acting on its behalf) in connection with any of the transactions contemplated hereby.

         9.3 Indemnification by Buyer. Subject to the terms and conditions of this Article 9, Buyer shall indemnify, defend and hold harmless Seller and its directors, officers, employees and controlled and controlling persons (collectively, "SELLER INDEMNIFIED PARTIES") from and against any Damages arising out of or resulting from:

                  (a) the inaccuracy or breach of any representation or warranty of Buyer and/or any of the Whites contained in this Agreement or the nonfulfillment or breach of any covenant or agreement on the part of Buyer and/or any of the Whites contained in this Agreement or in any certificate furnished pursuant hereto; or

                  (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer or any White (or any Person acting on Buyer's or any White's behalf) in connection with any of the transactions contemplated hereby.

         9.4      Limitations on Indemnification.

                  (a) Limitations on Buyer's Indemnification Obligations. The Seller Indemnified Parties shall only be entitled to indemnification from Buyer with respect to any

Damages incurred by Seller Indemnified Parties if the aggregate Damages of all Seller Indemnified Parties (with respect to all claims brought for indemnification hereunder) exceeds $100,000 (the "THRESHOLD AMOUNT"); thereafter Buyer shall indemnify Seller Indemnified Parties for all Damages (including those used in calculating the Threshold Amount) incurred by Seller Indemnified Parties up to, but not exceeding, the aggregate sum of Two Million Dollars ($2,000,000), plus any amounts payable by Buyer pursuant to Section 8.5(b). If Buyer receives written notice from a Seller Indemnified Party of a Claim prior to the expiration of the survival period, Buyer's obligation to indemnify Seller Indemnified Parties with respect to such claim shall survive such expiration and be enforceable as otherwise provided in this Article 9. Any such written notice, to be effective, must specify with reasonable detail the nature and, to the extent determinable at the time of notice, the amount of the indemnity claim.

                  (b) Limitations on Seller's Indemnification Obligations. The Buyer Indemnified Parties shall only be entitled to indemnification from Seller with respect to any Damages incurred by Buyer Indemnified Parties if the aggregate Damages of all Buyer Indemnified Parties (with respect to all claims brought for indemnification hereunder) exceeds the Threshold Amount; thereafter, Seller shall indemnify Buyer Indemnified Parties for all Damages (including those used in calculating the Threshold Amount) incurred by Buyer Indemnified Parties up to, but not exceeding, the aggregate sum of Two Million Dollars ($2,000,000), plus any amounts payable by Seller under Section 8.5(a). If Seller receives written notice from a Buyer Indemnified Party of a Claim prior to the expiration of the survival period, Seller's obligation to indemnify Buyer Indemnified Parties with respect to such claim shall survive such expiration and be enforceable as otherwise provided in this Article 9. Any such written notice, to be effective, must specify with reasonable detail the nature and, to the extent determinable at the time of notice, the amount of the indemnity claim.

         9.5 Exclusive Remedy. Following the Closing, the indemnification provided for in this Article 9 shall be the sole and exclusive remedy of the parties and their respective officers, directors, employees, controlled and controlling persons, successors and assigns for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date). The parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (whether by contract, common law, statute, law, regulation or otherwise, including, without limitation, under the Racketeer Influence and Corrupt Organizations Act of 1970, as amended), all of which the parties hereby waive; PROVIDED, HOWEVER, nothing herein is intended to waive any claims for fraud. Notwithstanding anything to the contrary contained herein, none of the Whites shall have any liability to, or obligation to indemnify, any Seller Indemnified Party under this Agreement other than as provided in Section 10.3(b); provided, however, nothing herein is intended to waive any claims against any of the Whites for fraud, pursuant to any other agreement or for actions taken by Daniel J. White in his capacity as an executive officer or director of the Company.

         9.6      Procedure for Indemnification -- Third Party Claims.

                  (a)      Promptly after receipt by an Indemnified Party under
Section 9.2 or 9.3 of a notice of the commencement of any Proceeding against it, such Indemnified Party will, if a claim for Damages ("CLAIM") is to be made against any Indemnifying Party under such section, give notice to the Indemnifying Party of the commencement of such Proceeding, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party is prejudiced by the Indemnifying Party's failure to give such notice.

                  (b) If any proceeding referred to in Section 9.6(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such Proceeding, the Indemnifying Party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Proceeding and the Indemnified Party reasonably determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 9.6 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Proceeding. If the Indemnifying Party assumes the defense of a Proceeding: (i) no compromise or settlement of such Claims shall be effected by the Indemnifying Party without the Indemnified Party's consent, which consent shall not be unreasonably withheld; and (ii) the Indemnified Party will have no liability with respect to any compromise or settlement of such Claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within fifteen (15) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party. So long as the Indemnifying Party is defending any such Proceeding actively and in good faith, the Indemnified Party shall not settle or compromise any Claims made therein. The Indemnified Party shall make available to the Indemnifying Party and its Representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its Representatives in defending any such Proceeding, and shall in all other respects give reasonable cooperation in such defense.

                  (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may materially and adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         9.7 Procedure for Indemnification -- Other Claims. A Claim for indemnification for any matter not involving a third-party Claim may be asserted by written notice to the party from whom indemnification is sought.

10.      TERMINATION OF AGREEMENT

         10.1 Termination. This Agreement and the transactions contemplated hereunder may be terminated and abandoned at any time prior to the Closing (unless otherwise specified below), whether before or after any required approval of Seller's shareholders has been obtained:

                  (a)      by mutual consent in writing of Buyer and Seller;

                  (b) by either Buyer or Seller through the action of its Board of Directors if any Governmental Body shall have issued an order, decree or ruling, or taken any other action (which order, decree, ruling or other action the parties hereto shall use their respective best efforts to lift, remove, repeal or overturn), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

                  (c) by either Buyer or Seller through the action of its Board of Directors if, at a duly held shareholders' meeting of Seller (or any adjournment thereof) at which the approval of this Agreement and the transactions contemplated hereby is voted upon, the requisite shareholder adoption and approval shall not have been obtained;

                  (d)      by Seller through the action of its Board of
Directors:

                           (i) upon five (5) days' prior notice to Buyer if Seller's Board of Directors, after consulting with outside counsel, determines in good faith that a failure to terminate this Agreement could reasonably be expected to result in a breach of its fiduciary duties to shareholders imposed by law by reason of an unsolicited Acquisition Proposal in connection with which the Seller has complied in all material respects with the provisions of Section 7.3 of this Agreement; provided that prior to the expiration of the five-day notice period for termination, the Seller shall, and shall have caused its respective financial and legal advisors to, use reasonable efforts to negotiate with Buyer and White to make such adjustments to the terms and conditions of this Agreement as would enable Seller to proceed with the transactions contemplated herein on such adjusted terms;

                           (ii) if, prior to the consummation of the transactions contemplated by this Agreement, Buyer breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein, or any representation or warranty of Buyer set forth in this Agreement shall not be true and correct in all material respects; provided, however, that if any such breach or inaccuracy is cured prior to termination, Seller may not terminate this Agreement pursuant to this Section 10.1(d)(ii);

                           (iii) if, prior to the consummation of the transactions contemplated by this Agreement, any of the Whites breaches or fails in any material respect to perform or comply with any of his or its material covenants and agreements contained herein, or any representation or warranty of any of the Whites set forth in this Agreement shall not be true and correct in all material respects; provided, however, that if any such breach or inaccuracy is cured prior to termination, Seller may not terminate this Agreement pursuant to this
                  Section 10.1(d)(iii); or

                           (iv)     if any of the conditions contained in
                  Article 6 have not been fulfilled in all respects in each case at or prior to the Closing Date, provided that neither Seller nor the Company is then in breach in any material respect of any of its representations or warranties or material covenants or agreements under this Agreement.

                  (e) by Buyer through the action of its Board of Directors;

                           (i) if, prior to the consummation of the transactions contemplated by this Agreement, the Board of Directors of Seller (A) withdraws or adversely modifies its adoption of this Agreement or its recommendation that the shareholders of Seller approve this Agreement, (B) shall have adopted and approved an agreement relating to an Acquisition Proposal other than pursuant to this Agreement, or (C) shall have submitted an Acquisition Proposal other than pursuant to this Agreement to a vote of the shareholders of Seller and either recommended that the shareholders of Seller approve such Acquisition Proposal or taken no position with respect thereto;

                           (ii) if, prior to the consummation of the transactions contemplated by this Agreement, Seller breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein, or any representation or warranty of Seller set forth in this Agreement shall not be true and correct in any material respect; provided that Daniel J. White did not (a) have Knowledge on or before the date hereof of facts constituting a breach of any such representation or warranty or (b) cause, directly or indirectly, such breach of any representation, warranty, covenant or agreement of Seller; and provided, further, that if any such breach or inaccuracy is cured prior to termination, Buyer may not terminate this Agreement pursuant to this Section 10.1(e)(ii); or

                           (iii)    if any of the conditions contained in
                  Article 5 have not been fulfilled in all respects in each case at or prior to the Closing Date, provided that neither Buyer nor any of the Whites is then in breach in any material respect of any of its, his or their representations or warranties or material covenants or agreements under this Agreement.

         10.2 Effects of Termination. In the event of the termination of this Agreement as provided in Section 10.1, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect (except as otherwise expressly provided herein), and there shall be no liability on the part of any party hereto (or any of their respective directors, officers, employees, agents, legal and financial advisers or other Representatives) except (a) for fraud, and
(b) as set forth in Section 10.3 hereof.

         10.3     Termination Fees and Effects.

                  (a)      If Seller shall terminate this Agreement pursuant to
Section 10.1(d)(i), or if Buyer shall terminate this Agreement pursuant to
Section 10.1(e)(i) hereof, and neither Buyer nor any of the Whites is in breach in any material respect of its representations, warranties or material covenants hereunder, then Seller shall pay promptly to Buyer (but in no event later than three (3) business days after the date of termination of this Agreement) a termination fee (as liquidated damages) of Five Hundred Thousand Dollars ($500,000) by wire transfer of same day funds to an account previously designated in writing by Buyer to Seller.

                  (b) If (i) Seller shall terminate this Agreement pursuant to Section 10.1(d)(ii), Section 10.1(d)(iii), or Section 10.1(d)(iv) (other than as a result of a failure to satisfy the condition set forth in Section 6.2 or
Section 6.5 hereof), (ii) Buyer or any White terminates this Agreement other than pursuant to Sections 10.1(a), 10.1(b), 10.1(c) or 10.1(e) above or otherwise in violation of this Agreement fails or refuses to close the transactions contemplated by this Agreement as provided in Section 1.3 hereof, or (iii) Daniel J. White has failed to use his reasonable best efforts to consummate the transactions contemplated hereby and as a result of such failure either the transactions contemplated by this Agreement shall not have been consummated at such time or this Agreement otherwise shall have been terminated, and in any such case Seller is not in breach in any material respect of its representations, warranties or material covenants hereunder, then, in addition to any remedies the Seller may be entitled to at law or in equity against Buyer, the following shall occur: (A) the Whites, jointly and severally, shall pay promptly to Seller (but in no event later than three (3) business days after the date of termination of this Agreement) a termination fee (as liquidated damages) of Four Hundred Thousand Dollars ($400,000) by wire transfer of same day funds to an account previously designated in writing by Seller to Daniel J. White, and
(B) the Corporate Governance Agreement, dated July 31, 1998, by and among the Company, Daniel J. White and Seller (the "CORPORATE GOVERNANCE AGREEMENT") shall be automatically terminated and of no further force and effect, and Daniel J. White shall execute and deliver to Seller and Company any releases reasonably requested by Seller relating thereto.

                  (c) If (i) either Buyer or Seller terminates this Agreement pursuant to Section 10.1(c), or (ii) Seller terminates this Agreement other than pursuant to Sections 10.1(a), 10.1(b) or 10.1(d) above or otherwise in violation of this Agreement fails or refuses to close the transactions contemplated by this Agreement as provided in Section 1.3 hereof, or (iii) Buyer terminates this Agreement pursuant to Section 10.1(e)(ii) or Section 10.1(e)(iii) (other than as a result of the failure to satisfy the condition set forth in Section 5.5 hereof), and in any such event neither Buyer nor any of the Whites is in breach in any material respect of its representations, warranties or material covenants hereunder, then Seller shall pay promptly to Buyer (but in no event later than three (3) business days after the date of termination of this Agreement) a termination fee (as liquidated damages) of Four Hundred Thousand Dollars ($400,000) by wire transfer of same day funds to an account previously designated in writing by Buyer to Seller.

                  (d) The parties acknowledge that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, none of the parties would enter into this Agreement; accordingly if any party fails to pay promptly any amount due pursuant to this Section 10.3, or otherwise fails to comply with its obligations pursuant to this Section 10.3, and, in order to obtain such payment or compliance, any other party commences a suit which results in a judgment against such breaching party, the breaching party shall pay to the other party its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the applicable fee at the annual rate of interest equal to 15% per annum.

11.      MISCELLANEOUS

                  11.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given (a) via confirmed facsimile transmission (based upon the confirmation received by the sending facsimile machine) to the facsimile number of the appropriate party set forth below (with a copy of such notice forwarded by nationally recognized overnight courier addressed as set forth below), which notice shall be deemed effective upon the senders' receipt of such confirmation and such forwarding to a nationally recognized overnight courier, (b) by forwarding such notice for delivery by nationally recognized overnight courier addressed in the manner set forth below, which notice is effective on the business day following such forwarding, or (c) by actual delivery to the address set forth below), which notice will be effective upon such delivery. All notices shall be addressed to the other party at the following address (or at such other address as shall be given in writing by any party to the other in accordance with these provisions):

                           (a)   If to Buyer or any of the Whites, to:

                                 Geotrac
                                 3900 Laylin Road
                                 Norwalk, Ohio  44857
                                 Attention:  Daniel J. White
                                 Fax No.:  (419) 668-9266

                                 With a required copy to:

                                 Benesch Friedlander Coplan & Aronoff LLP
                                 2300 BP Tower 200 Public Square
                                 Cleveland, OH 44114-2378
                                 Attn: Ira Kaplan, Esq.
                                 Fax No.: (216) 363-4588

                           (b)   If to Seller, to:

                                 Insurance Management Solutions Group, Inc.
                                 360 Central Avenue
                                 St. Petersburg, FL  33701
                                 Attention: David M. Howard, President and CEO Fax No.: (727) 803-2099

                                 With a required copy to:

                                 Foley & Lardner
                                 330 North Wabash Avenue
                                 Suite 3300
                                 Chicago, IL  60611
                                 Attention:  Todd B. Pfister, Esq.
                                 Fax No.: (312) 755-1925

         11.2 Assignability. Neither this Agreement nor any of the rights or obligations of the parties hereunder may be assigned, by operation of law or otherwise, without the prior written consent of all of the parties hereto. Notwithstanding the foregoing sentence, Seller may, without the prior consent of any other party hereto, assign its rights and obligations hereunder pursuant to any transaction not constituting an Acquisition Proposal as defined in Section
7.3 of this Agreement; provided, however, that if Seller is the surviving party in any such transaction, it shall not be discharged from its obligations hereunder.

         11.3 Governing Law and Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE DEEMED TO BE MADE AND IN ALL RESPECTS SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America located in the State of Florida or in the State of Ohio or, if unavailable to the parties, the courts of the State of Florida or of the State of Ohio solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or Proceeding for the interpretation or enforcement hereof or of any such documents, that it is not subject thereto or that such action, suit or Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or Proceeding shall be heard and determined in such a State of Florida, State of Ohio or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or Proceeding in such manner as may be permitted by law shall be valid and sufficient service thereof.

         11.4 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. All words used in this Agreement will be construed to be of such gender or number as the context may require.

         11.5 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, and (b) waive (i) any inaccuracies in representations by any other party,
(ii) compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement; provided, however, that after the approval and adoption of this Agreement by the shareholders of Seller, no amendment may be made which would (x) change the amount or type of consideration to be received by Seller pursuant to Section 1.2 or (y) change any other term or condition of the Agreement if such change would materially and adversely affect Seller or the holders of shares of Seller Common Stock. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

         11.6 Entire Agreement; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits and schedules hereto), the Option, the Seller Disclosure Letter and the Confidentiality Agreement, dated April 14, 2000, by and among Seller, Buyer, Daniel J. White and the Company (the "CONFIDENTIALITY AGREEMENT"), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF SELLER, COMPANY, BUYER OR THE WHITES MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY HIMSELF, ITSELF OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISERS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall, when taken together, constitute one instrument.

         11.8     No Third-Party Beneficiary Rights. Except as provided in
Section 8.4, Article 8 or Section 10.3(c) hereof, this Agreement is not intended to and shall not be construed to give any Person other than the parties signatory hereto any rights (including, without limitation, any third party beneficiary rights) or remedies with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

         11.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         11.10    Definitions.

                  (a) "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, "CONTROL," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  (b) "BUSINESS" means the business of the Company as specifically described on SCHEDULE 11.10(B).

                  (c) "BUYER MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, financial condition or results of operations of Buyer considered as a whole; provided, however, that any such effect resulting from any change (i) in Law or GAAP, (ii) in economic or business conditions generally, or (iii) resulting from the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not be considered when determining if a Buyer Material Adverse Effect has occurred.

                  (d) "CODE" means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (e) "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, financial condition or results of operations of Company considered as a whole; provided, however, that any such effect resulting from any change (i) in Law or GAAP (ii) in economic or business conditions generally, or (iii) resulting from the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not be considered when determining if a Company Material Adverse Effect has occurred.

                  (f) "CONTRACT" means any oral or written lease, pledge, mortgage, instrument, note, license, commitment, agreement or other undertaking to which any Person is or by which any of its assets are bound.

                  (g) "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any fringe benefit plan, any equity compensation plan or arrangement, any plan, policy or arrangement for the provision of executive compensation, incentive benefits, bonus or severance benefits, collective bargaining agreements, deferred compensation agreements, cafeteria plan or split-dollar insurance arrangement or any other plan, policy or arrangement for the provision of employee benefits.

                  (h) "EMPLOYEES" means all individuals engaged in the conduct of the Business with whom Company maintains, on the Closing Date, a current active employer-employee relationship, including any such individuals on layoff, short-term disability or leave of absence, whether paid or unpaid. The term "FORMER EMPLOYEE" means any individual as to whom an employer-employee relationship has existed in the past with Company, but does not exist on the Closing Date, including any such individual who remains entitled to benefits under any benefit plan of the Company.

                  (i) "ENCUMBRANCE" means any charge, claim, marital or community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  (j) "GAAP" means U.S. generally accepted accounting principles, consistently applied.

                  (k) "GOVERNMENTAL BODY" means any: (i) nation, state, county, city, town, village, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  (l)      "IRS" means the U.S. Internal Revenue Service.

                  (m) "KNOWLEDGE" means, with respect to an individual, that (i) such individual is actually aware of a particular fact or other matter or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "KNOWLEDGE" of a particular fact or other matter if any individual who is serving as a director or executive officer of such Person (or in any similar capacity) has Knowledge of such fact or other matter. "BUYER'S KNOWLEDGE" or "KNOWLEDGE OF BUYER" shall include (without limitation) the Knowledge of Daniel J. White. Notwithstanding the foregoing, "SELLER'S KNOWLEDGE" or "KNOWLEDGE OF SELLER" means the actual awareness of a particular fact or other matter by David M. Howard, the President and Chief Executive Officer of Seller.

                  (n) "LAW" means any federal, state, local or foreign law, statute, ordinance, rule, order or regulation of any Governmental Body.

                  (o) "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, Encumbrance or other adverse claim of any kind in respect of such property or asset.

                  (p) "ORDINARY COURSE OF BUSINESS" means, with respect to Company, an action which is: (i) consistent with the past practices of Company and is taken in the ordinary course of the normal day-to-day operations of Company; or (ii) similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same or a similar line of business as Company.

                  (q) "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  (r) "PROCEEDING" means any action, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative.

                  (s) "RELATED PARTY" means Seller, or any officer, director or other Affiliate of Seller, but specifically excluding Company, its employees, Buyer, Daniel J. White and any Affiliates of Buyer or Daniel J. White.

                  (t) "SECURITIES ACT" means the Securities Act of 1933 or any successor law, and any regulations and rules issued pursuant to that Act or any successor law.

                  (u) "SELLER MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, financial condition or results of operations of Seller considered as a whole; provided, however, that any such effect resulting from any change (i) in Law or GAAP, (ii) in economic or business conditions generally, or (iii) resulting from the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not be considered when determining if a Seller Material Adverse Effect has occurred.

                  (v) "WHITE MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition of the Whites considered as a whole; provided, however, that any such effect resulting from any change (i) in Law or GAAP, (ii) in economic or business conditions generally, or (iii) resulting from the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not be considered when determining if a White Material Adverse Effect has occurred.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                          SELLER:

                                          INSURANCE MANAGEMENT SOLUTIONS
                                          GROUP, INC.


                                          By:  /s/ David M. Howard
                                             -----------------------------------
                                          Name: David M. Howard
                                          Title:   President/CEO

                                          BUYER:

                                          GEOTRAC HOLDINGS, INC.


                                          By:       /s/ Daniel J. White
                                             -----------------------------------
                                          Name: Daniel J. White
                                          Title:
                                                --------------------------------


                                          WHITES:


                                          /s/ Daniel J. White
                                          --------------------------------------
                                          Daniel J. White, Individually

                                          DANIEL J. WHITE TRUST
                                          (under Declaration of Trust dated
                                            May 7, 1998)


                                          By:  /s/ Daniel J. White
                                             -----------------------------------
                                             Daniel J. White, Sole Trustee

                                          SANDRA A. WHITE TRUST
                                          (under Declaration of Trust dated
                                            May 7, 1998)


                                          By:  /s/ Sandra A. White
                                             -----------------------------------
                                             Sandra A. White, Sole Trustee


                                          COMPANY:

                                          GEOTRAC OF AMERICA, INC.


                                          By:       /s/ Daniel J. White
                                             -----------------------------------
                                          Name: Daniel J. White
                                          Title:
                                                --------------------------------

         Bankers Insurance Group, Inc. hereby executes this Agreement on the day and year first above written solely with respect to the obligations set forth in
Section 7.2 hereof.

                                          BANKERS INSURANCE GROUP, INC.


                                          By:       /s/ Robert M. Menke
                                             -----------------------------------
                                          Name: Robert M. Menke
                                          Title:   Chairman

                                                                       EXHIBIT A

                   FLOOD ZONE DETERMINATION SERVICE AGREEMENT

THIS AGREEMENT ("Agreement") is entered into effective __________, 200__, by and between Geotrac of America, Inc. ("Company") and Insurance Management Solutions, Inc. ("Client").

WHEREAS, Client desires a Federal Emergency Management Agency (FEMA) National Flood Insurance Program (NFIP) Flood Zone Determination program to determine for insurance purposes whether properties are or are not in a FEMA defined Special Flood Hazard Area ("Flood Area"), and collectively, with the purposes set forth in Section H (the "Authorized Uses"), and other NFIP information, and whereas Company is in the business of supplying such information.

WHEREAS, Client wishes to retain Company upon the terms and conditions contained in this Agreement;

NOW THEREFORE, for mutual consideration, the parties do hereby agree as follows:

A.       FLOOD ZONE DETERMINATIONS PURCHASE REQUIREMENTS

1. Purchase Requirements. Subject to the Level of Service set forth in this Agreement, during the term of this Agreement, Client will purchase from Company, and Company shall sell to Client, Client's requirements for Flood Zone Determination Information (as defined below), on the terms and for the prices provided herein and on the attached fee schedule.

2. Level of Service. During the term of this Agreement, the Company shall be obligated to provide Client with a level of service equal to that provided by the Company to Client during the last two years (the "Required Service Level"). If at any time during the term of this Agreement Company fails to provide the Required Service Level, Company shall have thirty (30) days after its receipt of written notice from Client of such failure to cure such failure. If Company does not cure such failure within that thirty (30) day period, Client may acquire Flood Zone Determination Information that the Company cannot provide from another vendor of its choice. As Client's sole and exclusive remedy for Company's failure to provide the Required Service Level, Company shall pay Client the amount by which the "Mitigation Payment Amount" exceeds the amount that Client would have paid the Company for service in excess of what the Company has supplied up to the Required Service Level. For purposes of this Agreement "Mitigation Payment Amount" shall mean an amount equal to the lesser of (a) the fair market value of the services obtained by Client from another vendor for services in excess of what the Company has supplied up to the Required Service Level, and (b) the amount actually paid by Client to such other vendor in excess of what the Company has supplied up to the Required Service Level.

B.       SUBMISSION OF VALID STREET ADDRESSES; PROVISION OF SERVICES

Client will submit Valid Street Addresses (as defined below) to Company for the purpose of making Flood Zone Determinations commencing as of the date hereof. Company will provide to Client on each Valid Street Address the following information (such information being referred to herein as "Flood Zone Determination Information"):

1. Current-In-Force NFIP Community Status Information. Company will supply Current-In-Force NFIP Community Status Information consisting of NFIP Community Number, Program or Suspension/Sanction Date, and NFIP Program Status (Emergency, Regular, Non-Participating, Suspended/Sanctioned).

2. Detailed FEMA Flood Zone Code. Company will supply the FEMA Flood Zone Code of the property referred to by the Client supplied Valid Street Address.

3. Current-In-Force NFIP Flood Map Panel. Company will identify the Current-In-Force NFIP Flood Map Panel consisting of the full eleven digit FEMA map number and panel date or in those cases where no FEMA map is published, a Company derived community identifying number.

C.       TRANSMISSIONS OF INFORMATION

Client will transmit requests to Company electronically one or more times a day. It is Client's obligation to supply, at a minimum: application identification number; property location-State, County, City/Place, full street address, and 5 digit zip code. Client shall also provide a Valid Street Address. A "Valid Street Address" is defined as a street address found in the quarterly update of the USPS Zip +4 data base, and does not include P.O. Box or Rural Route and box. In those instances where Client does not supply a Valid Street Address, Company will cancel the order, and electronically inform Client's ordering location of the invalid address. It is Client's obligation to supply a new order to Company, as soon as possible, with a Valid Street Address.

Company will transmit key data elements back to Client electronically. Each party agrees to work in good faith to meet the data and turn around needs of the other.

D.       BILLING

Client will fully cooperate with Company's billing practices and Client shall not act in any manner to circumvent Company's ability to charge for services. Except as otherwise agreed in writing between parties, Client is solely responsible for the billing of and collection from all its accounts, customers or end users, and billing adjustments it grants its customers or end users.

E.       TERM

This Agreement shall have an initial term of ten (10) years, commencing on the date of this Agreement. The term shall be automatically renewed thereafter for successive one (1) year periods, unless either party shall provide to the other no less than thirty (30) days written notice of the intention to terminate this Agreement as of the end of the said initial or extended term.

F.       TERMINATION

Either party may terminate this Agreement for non-performance or upon voluntary or involuntary bankruptcy proceedings by the other party. In the event of the failure of performance by either party hereunder, the non-performing party shall have a period of thirty (30) days from the date of receiving written notice from the other party to cure any such breach. If such breach is not cured within thirty (30) days the other party may terminate this contract with ten (10) days written notice to the non-performing company. In addition, and notwithstanding any other provision of this Agreement, in the event of any (A) merger, consolidation, share exchange or similar transaction to which either Client and/or its parent, Insurance Management Solutions Group, Inc. ("IMSG"), is a party, (B) sale, lease or other disposition, by merger, consolidation, share exchange or otherwise, of all or substantially all of the assets of Client and/or IMSG or (C) other transaction in which any person (or "group" (as such term is defined under the Securities Exchange Act of 1934) of persons) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of a controlling (i.e., 50% or greater) equity interest in the Client and/or IMSG, then, for a period of sixty (60) days following the date of such merger, consolidation, share exchange, sale, acquisition or other transaction, the Client or the acquiring person, as the case may be, shall have the right, but not the obligation, to terminate this Agreement by delivering written notice to the Company and such termination, if any, shall be effective thirty (30) days following delivery of such notice of termination to the Company; provided, however, that if such acquiring person is, at the time such transaction is consummated, a material customer of Company, then this Agreement shall be automatically terminated as of the thirtieth day following consummation of such merger, consolidation, share exchange, sale, acquisition or other similar transaction.

G.       CONFIDENTIAL INFORMATION

Company acknowledges that it may gain access to certain information regarding customers of Client. Company agrees that this information shall not be disclosed or made available to any third person or entity, except that in the instance of loan applications where the applicant(s) is also the owner(s) of the real property that will secure the loan, the Company may disclose to a third party the name of a mortgage loan applicant(s) for the sole purpose of obtaining information necessary to determine the location of buildings located upon the property that will secure the loan without the specific authorization of Client. Company agrees that when information is disclosed to a third party, Company will notify Client of this disclosure.

In like manner Client acknowledges that it may gain access to certain information regarding business practices, technology and pricing of Company. Client agrees that this information shall not be disclosed or made available to any third person or entity, except as necessary for

Client to perform its obligations under this Agreement or for auditing or regulatory purposes without the specific authorization of Company.

H.       USE OF INFORMATION

Information supplied by Company to Client is to be used by Client for the Authorized Uses within the context of Client's NFIP flood insurance business and not for lender compliance with NFIP (the "Authorized Purpose") and for no other purposes.

Company is providing Client with the services and information hereunder for use in connection with Client's business as presently conducted. Client may not, without Company's prior written consent, sell or otherwise distribute services or information provided by Company under this Agreement, except in a manner and at a price consistent with Client's present distribution of services or information provided by Company prior to the date of this Agreement. It is expressly agreed that the Information supplied by Company hereunder may not be resold to any customer or prospective customer of the Company.

Company's principal obligation under this Agreement is to provide accurate Flood Zone Determination Information for the Authorized Uses. Except for the remedy specifically set forth in Section A-2 with respect to any Company failure to provide the Required Service Level, Company will only be liable under this Agreement for damages caused by inaccurate Flood Zone Determination Information provided by Company and used by Client only for the Authorized Uses.

I.       SYSTEMS USED IN SERVICES

Client has been advised that the computer software used or employed by Company in making and/or printing Geotrac NFIP Compliance Packets hereunder, and in tracking the loan portfolio of Client for the Life of Loan service referred to above if included within this Agreement (collectively referred to as the "Systems") are and shall remain at all times the sole property of Company and constitute material and confidential trade secrets of Company. This includes, without limitation, its source codes, screens, documentation and any improvements or modifications of the Systems. Client will strictly maintain, and will cause its officers, directors, employees, affiliates, agents, and representatives to, strictly maintain the confidentiality of the Systems.

J.       ARBITRATION

Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association then prevailing, and judgment upon the award rendered by the arbitration arbitrators may be entered in any court having jurisdiction thereof.

K.       INDEPENDENT CONTRACTOR

Company shall perform services under this Agreement as an independent contractor and not as the agent of Client. Company shall not be authorized to act on behalf of Client except as provided herein or as otherwise specifically directed by Client.

L.       ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement. This Agreement may only be modified by a written document executed by both parties.

M.       SEVERABILITY

If any term or provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void, such term or provision shall be severed from the remaining provisions and such remaining provisions shall remain in full force and effect.

N.       NOTICES

Any notice or other communication to be given under the terms of this Agreement, shall be in writing and shall be delivered in person, or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Company:      Geotrac
                    3900 Laylin Road
                    Norwalk, OH 44857
                    Attention: Daniel J. White

If to Client:       Insurance Management Solutions, Inc.
                    360 Central Avenue
                    St. Petersburg, FL 33701
                    Attention: David M. Howard

O.       WAIVER/AMENDMENTS

Waiver by one party of the performance of any covenant, condition or obligation of another party shall not invalidate this Agreement, nor shall such waiver be considered to be a waiver by such party of any other covenant, condition or obligation contained in this Agreement. This Agreement may not be modified or amended except by an agreement in writing signed by both Client and Company.

P.       ATTORNEY'S FEES

If any party to this Agreement institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in any such action or other proceeding shall be paid, to the extent permitted by law, all reasonable costs and attorney's fees by the other party.

Q.       TIME IS OF THE ESSENCE

Time is of the essence in performance under this Agreement.

R.       GOVERNING LAW

This Agreement is made pursuant to and shall be construed and governed by the laws of the State of Ohio.

S.       HEADINGS/COUNTERPARTS

The subject headings of this Agreement are included for the purposes of convenience only and shall not effect the construction or interpretation of any of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together constitutes one and the same instrument.

T.       ASSIGNMENT

The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of Client. Client may assign its rights and obligations under this Agreement to any acquiring party (other than a material customer of the Company) in connection with any (A) merger, consolidation, share exchange or similar transaction to which either Client and/or IMSG is a party,
(B) sale, lease or other disposition, by merger, consolidation, share exchange or otherwise, of all or substantially all of the assets of Client and/or IMSG or
(C) other transaction in which any person (or group (as such term is defined under the Securities Exchange Act of 1934 of persons) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Acts of 1934) of a controlling (i.e., 50% or greater) equity interest in Client and/or IMSG. Notwithstanding anything to the contrary contained herein, any assignment of this Agreement shall not, without the Company's prior written consent, materially increase the Company's obligations to provide Flood Zone Determination Information above the level that it would have been required to provide to Client and/or IMSG hereunder but for such assignment. The Company understands and acknowledges, however, that any such assignment may result in the Company providing a materially lesser number of flood zone determinations than are being provided to Client prior to any such assignment. This Agreement is binding on and will inure to the benefit of the parties and their respective successors and permitted assigns. Any assignment of this Agreement shall not release the assignor of its obligations hereunder, except that Client shall be discharged from its obligations hereunder if it is not the surviving party in any merger, consolidation or similar transaction.

U.       PRICING

AUTOMATED FLOOD ZONE DETERMINATIONS (THOSE DETERMINATIONS COMPLETED WITHOUT MANUAL INTERVENTION FROM GEOTRAC'S AUTOMATED FLOOD ZONE DETERMINATION DATABASE)

                                                                    $______ EACH

MANUAL FLOOD ZONE DETERMINATIONS (THOSE DETERMINATIONS THAT ARE NOT COMPLETED THROUGH GEOTRAC'S AUTOMATED FLOOD
ZONE DETERMINATION DATABASE)
                                                                    $______ EACH

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


COMPANY: GEOTRAC OF AMERICA, INC.


By
  ------------------------------------------------

Title
     ---------------------------------------------

Date
    ----------------------------------------------

CLIENT: INSURANCE MANAGEMENT SOLUTIONS, INC.


By
  ------------------------------------------------

Title
     ---------------------------------------------

Date
    ----------------------------------------------

Account Number(s):
                  ---------------

Rep Code:
         ------------------------

                                                                       EXHIBIT B

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is executed as of __________, 200__, by and between Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG"), and Daniel J. White ("White").

         WHEREAS, White served as a director of IMSG from July 31, 1998 until the date hereof;

         WHEREAS, IMSG, Bankers Insurance Group, Inc., Geotrac Holdings, Inc. ("GHI"), White, Daniel J. White Trust (under Declaration of Trust dated May 7,
1998), Sandra A. White Trust (under Declaration of Trust dated May 7, 1998) and Geotrac of America, Inc. have entered into that certain Stock Purchase Agreement, dated as of September 20, 2001 (the "Purchase Agreement"), pursuant to which GHI is acquiring all of the outstanding capital stock of Geotrac of America, Inc. a Delaware corporation and wholly-owned subsidiary of IMSG; and

         WHEREAS, the conditions to the closing of the Purchase Agreement include that (i) White resign as a member of the Board of Directors of IMSG and
(ii) IMSG and White enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

1.       Indemnification.

                  (a) Following the Closing (as defined in the Purchase Agreement), IMSG shall, to the fullest extent permitted under applicable law, indemnify and hold harmless White from and against all damages, costs, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees), judgments, fines, and amounts paid in settlement, incurred by White in connection with any claim, action, suit or proceeding arising out of or pertaining to matters existing or occurring prior to the Closing by reason of the fact that White served as a director of IMSG, including, but not limited to, any obligations arising out of or from that certain litigation captioned "In Re Insurance Management Solutions Group, Inc., Securities Litigation," Case No. 8:00-CV-2013-T-26F filed in the United States District Court, Middle District of Florida, Tampa Division by Muriel Goodman and Thomas Schmidt.

                  (b) Following the Closing, to the fullest extent permitted under applicable law, IMSG shall advance all expenses, including, without limitation, reasonable attorneys' fees, incurred by White with respect to which White is entitled to indemnification as set forth in Section 1(a) hereof. Advances for such expenses shall be made as they are incurred by White upon written notice thereof from White to IMSG and upon receipt by IMSG of the appropriate undertakings from White.

                  (c) Promptly after obtaining knowledge thereof, White will notify IMSG of the existence of any claim, demand, loss, liability, cause of action or other matter involving liability or potential liability to which IMSG's indemnification obligations would or might apply. Such notice must specify in reasonable detail the representation, warranty, covenant, commitment or obligation with respect to which the claim is made, the facts giving rise to the claim and the alleged basis therefor, and the amount (to the extent then determinable) of liability for which indemnity is asserted. The failure of White to provide such notice shall not relieve IMSG of its obligations under this Agreement, unless IMSG is adversely affected or prejudiced by such failure. In the event of any claim, action, suit or proceeding by a third party (each a "Third-Party Claim") with respect to which White wishes to claim indemnification under this Section 1, White will give IMSG twenty (20) business days (or such shorter period as required by the exigencies of such Third-Party Claim, but in no event less than ten (10) business days) in which to assume the defense thereof at its own expense, and upon the assumption of such defense within such period, IMSG shall not be liable to White for any costs or expenses of other counsel incurred by White in connection with such Third-Party Claim. If IMSG, within such period, fails to elect to assume such defense, or if IMSG fails to commence or continue such defense, White will have the right, but not the obligation, to retain counsel satisfactory to him to assume such defense. White will not compromise or settle a Third-Party Claim without the written consent of IMSG, which consent may not be unreasonably withheld. If a Third-Party Claim is one that cannot by its nature be defended solely by IMSG, White will make available all information and assistance that IMSG may reasonably request, provided that any reasonable expenses incurred by White in providing such information and assistance shall be reimbursed by IMSG.

                  (d) If the indemnification provided for in this Section 1 is unavailable to White hereunder in respect of any losses, claims, damages, liabilities or expenses referred to subsections (a) or (b) above, then IMSG, in lieu of indemnifying White, and White will contribute to the amount paid or payable by White as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of IMSG and White in connection with the actions which resulted in such losses, claims, damages, liabilities or expense, as well as any other relevant equitable considerations. The relative fault of IMSG and White will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, IMSG or White, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above are deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to any contribution hereunder.

         2. Liability Insurance. IMSG shall maintain its existing directors' and officers' liability insurance ("D&O Insurance"), or coverage on materially similar terms thereof, for a period of six (6) years following the Closing (as defined in the Purchase Agreement) so long as the annual premium therefor is not in excess of 250% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if such D&O Insurance is terminated or cancelled during such six-year period: (i) in the event such D&O Insurance is terminated or cancelled (A) by the insurer other than due to IMSG's failure to pay timely any required premium or (B) by IMSG because the annual premium is in excess of 250% of the Current Premium, IMSG shall use reasonable efforts to obtain as much D&O Insurance (but not in excess of the current amounts of D&O Insurance coverage) as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 250% of the Current Premium; and (ii) in the event such D&O Insurance is terminated or cancelled by either IMSG or the Insurer for any reason other than as set forth in clause (i) above, and such D&O Insurance is not replaced prior to any lapse in coverage, IMSG shall obtain as much D&O Insurance (but not in excess of the current amounts of D&O Insurance coverage) as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 250% of the Current Premium.

         3.       Miscellaneous.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its conflicts of laws provisions.

                  (b) This Agreement may not be assigned by White without the prior written consent of IMSG. If IMSG or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of IMSG shall assume all of the obligations of IMSG set forth in this Agreement.

                  (c) This Agreement supersedes any prior agreement or understanding, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, and permitted successors and assigns. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

                  (d) This Agreement may be executed simultaneously in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  (e) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision will be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and the parties agree that such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law, and the parties agree to abide by the court"s determination. In the event that any such provision of this Agreement cannot be reformed, such provision will be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first written above.

                                    INSURANCE MANAGEMENT
                                    SOLUTIONS GROUP, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Its:
                                        ----------------------------------------


                                    --------------------------------------------
                                    Daniel J. White

                                                                       EXHIBIT C

                        TERMINATION AND RELEASE AGREEMENT

         THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") is executed as of __________, 200_, by and among Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG"); Geotrac Holdings, Inc., a Delaware corporation ("GHI"); Geotrac of America, Inc., a Florida corporation ("Geotrac"); and Daniel
J. White, an individual resident of the State of Ohio, Sandra A. White, an individual resident of the State of Ohio, Daniel J. White Trust (under Declaration of Trust dated May 7, 1998) and Sandra A. White Trust (under Declaration of Trust dated May 7, 1998) (each a "White" and collectively the "Whites").

         WHEREAS, IMSG, Bankers Insurance Group, Inc., GHI, White, Daniel J. White Trust, Sandra A. White Trust and Geotrac have entered into that certain Stock Purchase Agreement, dated as of September 20, 2001 (the "Purchase Agreement"), pursuant to which GHI is acquiring all of the outstanding capital stock of Geotrac;

         WHEREAS, the conditions to the closing of the Purchase Agreement include IMSG, GHI, Geotrac and the Whites executing and delivering this Termination and Release Agreement; and

         WHEREAS, each party hereto desires to enter into this Agreement in order to induce the other parties hereto to enter into the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

         1. Termination of Corporate Governance Agreement. Effective as of the date hereof, that certain Corporate Governance Agreement, dated July 31, 1998, by and among the Geotrac, Daniel J. White and IMSG (the "Corporate Governance Agreement"), is hereby terminated and of no further force and effect, and Daniel J. White hereby irrevocably releases and forever discharges IMSG, Geotrac and their respective officers, directors, employees, subsidiaries, affiliates, shareholders, controlling persons, successors and assigns from any and all claims, demands, proceedings, causes of action, suits, judicial or administrative orders, obligations, contracts, agreements, debts and liabilities, whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, "Claims"), which Daniel J. White now has, has ever had or may hereafter have arising out of or related to the Corporate Governance Agreement.

         2.       Mutual Release.

                  (a) Effective immediately following the Closing (as defined in the Purchase Agreement), IMSG hereby completely and irrevocably releases and forever discharges Geotrac and its officers, directors, employees, subsidiaries, affiliates, sole shareholder, controlling persons, successors and assigns (individually a "Geotrac Releasee" and collectively the "Geotrac Releasees") from any and all Claims which IMSG now has, has ever had or may hereafter have against any Geotrac Releasee arising contemporaneously with or prior to the Closing and whether or not relating to Claims pending on, or asserted after, the Closing; provided, however, that nothing contained herein shall operate to release: (i) any Claims against a Geotrac Releasee under the Purchase Agreement or any documents entered into or delivered pursuant to the Purchase Agreement; (ii) any Claims against Daniel J. White arising out of or relating to the service of Daniel J. White as a director of IMSG and/or a director, officer or employee of any subsidiary or affiliate of IMSG and for which Daniel J. White is not entitled to indemnification from IMSG under (A) the Indemnification Agreement of even date herewith between IMSG and Daniel J. White, (B) IMSG's articles of incorporation and bylaws, as amended and/or restated, or
         (C) applicable Florida law; or (iii) any Claims against any officer, director or employee (other than Daniel J. White) of Geotrac or any subsidiary thereof arising out of or relating to a breach of his or her fiduciary duties to IMSG as the sole shareholder of Geotrac.

                  (b) Effective immediately following the Closing, Geotrac hereby completely and irrevocably releases and forever discharges IMSG and its officers, directors, employees, subsidiaries, affiliates, shareholders, controlling persons, successors and assigns (individually an "IMSG Releasee" and collectively the "IMSG Releasees") from any and all Claims which Geotrac now has, has ever had or may hereafter have against any IMSG Releasee arising contemporaneously with or prior to the Closing and whether or not relating to Claims pending on, or asserted after, the Closing; provided, however, that nothing contained herein shall operate to release any Claims against an IMSG Releasee under the Purchase Agreement or any documents entered into or delivered pursuant to the Purchase Agreement.

                  (c) Effective immediately following the Closing, each of the Whites hereby completely and irrevocably releases and forever discharges each of the IMSG Releasees from any and all Claims which such White now has, has ever had or may hereafter have against any IMSG Releasee arising contemporaneously with or prior to the Closing and whether or not relating to Claims pending on, or asserted after, the Closing; provided, however, that nothing contained herein shall operate
         (i) to release any Claims against an IMSG Releasee under the Purchase Agreement or any documents entered into or delivered pursuant to the Purchase Agreement, or (ii) to preclude Daniel J. White from asserting available cross-claims or counterclaims in any action brought by or on behalf of IMSG against Daniel J. White that would be released pursuant to this Agreement but for clause (ii) of the exception to the release granted by IMSG in Section 2(a) above.

                  (d) Effective immediately following the Closing, GHI hereby completely and irrevocably releases and forever discharges each of the IMSG Releasees from any and all Claims which GHI now has, has ever had or may hereafter have against any IMSG Releasee arising contemporaneously with or prior to the Closing and whether or not relating to Claims pending on, or asserted after, the Closing; provided, however, that nothing contained herein shall operate to release any Claims against an IMSG Releasee under the Purchase Agreement or any documents entered into or delivered pursuant to the Purchase Agreement.

                  (e)      Notwithstanding the foregoing, the provisions of this
         Section 2 shall not relieve any Geotrac Releasee or IMSG Releasee from any Claims resulting from intentional or deliberate acts of bad faith, fraud or self-dealing.

         3. Review and Advice of Counsel. IMSG, Geotrac, GHI and the Whites acknowledge that they have each read this Agreement and know its contents; that their respective attorneys have explained the nature and effect of this Agreement; and that they have each signed this Agreement voluntarily, with a full understanding of its significance, and intending to be bound by its terms.

         4. No Institution of Litigation. IMSG, Geotrac, GHI and the Whites hereby irrevocably covenant to refrain from, directly or indirectly, asserting against any party purported to be released hereby, or commencing, instituting or causing to be commenced, any proceeding of any kind against any party purported to be released hereby, any Claim purported to be released pursuant to this Agreement.

         5.       Indemnification.

                  (a) Without in any way limiting any of the rights and remedies otherwise available to a Geotrac Releasee, IMSG shall defend, indemnify and hold harmless each Geotrac Releasee from and against all Claims or expenses (including reasonable costs of investigation and attorneys' fees) arising directly or indirectly from or in connection with the assertion by or on behalf of IMSG of any Claim purported to be released pursuant to this Agreement.

                  (b) Without in any way limiting any of the rights and remedies otherwise available to an IMSG Releasee, Geotrac shall defend, indemnify and hold harmless each IMSG Releasee from and against all Claims or expenses (including reasonable costs of investigation and attorneys' fees) arising directly or indirectly from or in connection with the assertion by or on behalf of Geotrac of any Claim purported to be released pursuant to this Agreement.

                  (c) Without in any way limiting any of the rights and remedies otherwise available to an IMSG Releasee, the Whites, jointly and severally, shall defend, indemnify and hold harmless each IMSG Releasee from and against all Claims or expenses (including reasonable costs of investigation and attorneys' fees) arising directly or indirectly from or in connection with the assertion by or on behalf of the Whites, or any of them, of any Claims purported to be released pursuant to this Agreement.

                  (d) Without in any way limiting any of the rights and remedies otherwise available to an IMSG Releasee, GHI shall defend, indemnify and hold harmless each IMSG Releasee from and against all Claims or expenses (including reasonable costs of investigation and attorneys' fees) arising directly or indirectly from or in connection with the assertion by or on behalf of GHI of any Claims purported to be released pursuant to this Agreement.

         6.       Miscellaneous.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its conflicts of laws provisions.

                  (b) This Agreement may not be assigned by any party hereto without the consent of the other parties hereto. Notwithstanding the foregoing, in the event that IMSG or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, the successor or assign of IMSG shall be entitled to all the rights, and shall assume all of the obligations, of IMSG set forth in this Agreement.

                  (c) This Agreement supersedes any prior agreement or understanding, whether written or oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, successors and permitted assigns. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

                  (d) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  (e) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision will be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and the parties agree that such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law, and the parties agree to abide by the court"s determination. In the event that any such provision of this Agreement cannot be reformed, such provision will be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

INSURANCE MANAGEMENT
   SOLUTIONS GROUP, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Its:
    ----------------------------------------

GEOTRAC HOLDINGS, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Its:
    ----------------------------------------

GEOTRAC OF AMERICA, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Its:
    ----------------------------------------


--------------------------------------------
Daniel J. White, individually


--------------------------------------------
Sandra A. White, individually

DANIEL J. WHITE TRUST


By:
   -----------------------------------------
      Daniel J. White, Sole Trustee

SANDRA A. WHITE TRUST


By:
   -----------------------------------------
      Sandra A. White, Sole Trustee

                                                                       EXHIBIT D

                            AGREEMENT TO VOTE SHARES

         THIS AGREEMENT TO VOTE SHARES ("Agreement") is executed as of September ___, 2001, by and among Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG"), Geotrac Holdings, Inc., a Delaware corporation ("GHI"), and ______________, an individual resident of the State of Florida ("Shareholder").

         [NOTE: SEPARATE AGREEMENT TO BE EXECUTED BY EACH OF DAVID K. MEEHAN, DAVID M. HOWARD, JOHN A. GRANT, JR., WILLIAM D. HUSSEY, E. RAY SOLOMON, ALEJANDRO M. SANCHEZ AND JOHN S. MCMULLEN.]

         WHEREAS, IMSG, Bankers Insurance Group, Inc., GHI, Daniel J. White, Daniel J. White Trust (under Declaration of Trust dated May 7, 1998), Sandra A. White Trust (under Declaration of Trust dated May 7, 1998) and Geotrac of America, Inc. have entered into that certain Stock Purchase Agreement, dated as of September 20, 2001 (the "Purchase Agreement"), pursuant to which GHI will acquire all of the outstanding capital stock of Geotrac of America, Inc., a Delaware corporation and wholly-owned subsidiary of IMSG;

         WHEREAS, the conditions to the closing of the Purchase Agreement include that Shareholder deliver a written undertaking to vote the ______ shares of Common Stock, par value $.01 per share, of IMSG owned of record and beneficially thereby (the "Shareholder's Shares") in favor of the transactions contemplated by the Purchase Agreement; and

         WHEREAS, the Shareholder desires to enter into this Agreement in order to induce GHI to enter into the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

         1. Agreement To Vote Shares. Shareholder is the owner of record and beneficially of the Shareholder's Shares. Shareholder agrees to vote, or cause to be voted, all of said Shareholder's Shares, at any meeting of the shareholders of IMSG and in any action by written consent of the shareholders of IMSG, as follows: (a) in favor of the transactions contemplated by the Purchase Agreement and (b) against any action or agreement (other than any merger, consolidation, share exchange or similar transaction involving IMSG) that would impede, interfere with or attempt to discourage any of the transactions contemplated by the Purchase Agreement.

         2. Review and Advice of Counsel. Shareholder acknowledges that he has read this Agreement and knows its contents; that his attorney has explained the nature and effect of this Agreement; and that he has signed this Agreement voluntarily, with a full understanding of its significance, and intending to be bound by its terms.

         3.       Miscellaneous.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its conflicts of laws provisions.

                  (b) This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

                  (c) This Agreement supersedes any prior agreement or understanding, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, successors and permitted assigns. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

                  (d) This Agreement may be executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  (e) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision will be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and the parties agree that such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law, and the parties agree to abide by the court"s determination. In the event that any such provision of this Agreement cannot be reformed, such provision will be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                  (f)      This Agreement shall terminate upon the earlier of
         (1) the termination of the Purchase Agreement and (2) the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INSURANCE MANAGEMENT
   SOLUTIONS GROUP, INC.


By:
   -----------------------------------------

Name:
     ---------------------------------------

Its:
    ----------------------------------------

GEOTRAC HOLDINGS, INC.


By:
   -----------------------------------------

Name:
     ---------------------------------------

Its:
    ----------------------------------------

SHAREHOLDER:


--------------------------------------------
                  , Individually
------------------

                                                                       EXHIBIT E

                            AGREEMENT TO VOTE SHARES

         THIS AGREEMENT TO VOTE SHARES ("Agreement") is executed as of September _____, 2001, by and among Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG"), Daniel J. White and Daniel J. White Trust (under Declaration of Trust dated May 7, 1998) (together with Daniel J. White, the "Whites").

         [NOTE: SEPARATE AGREEMENT TO BE EXECUTED BY SANDRA A. WHITE AND THE SANDRA A. WHITE TRUST.]

         WHEREAS, IMSG, Bankers Insurance Group, Inc. ("BIG"), Geotrac Holdings, Inc. ("GHI"), the Whites, Sandra A. White Trust (under Declaration of Trust dated May 7, 1998) and Geotrac of America, Inc. have entered into that certain Stock Purchase Agreement, dated as of September 20, 2001 (the "Purchase Agreement"), pursuant to which GHI will acquire all of the outstanding capital stock of Geotrac of America, Inc., a Delaware corporation and wholly-owned subsidiary of IMSG;

         WHEREAS, the conditions to the closing of the Purchase Agreement include that the Whites deliver a written undertaking to vote the 262,099 White Shares (as defined in the Purchase Agreement) owned of record and beneficially thereby in favor of the transactions contemplated by the Purchase Agreement; and

         WHEREAS, the Whites desire to enter into this Agreement in order to induce IMSG to enter into the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

         1. Agreement To Vote Shares. The Whites are the owners of record and beneficially of 262,099 White Shares. The Whites, jointly and severally, agree to vote, or cause to be voted, all of said 262,099 White Shares, at any meeting of the shareholders of IMSG and in any action by written consent of the shareholders of IMSG, as follows: (a) in favor of the transactions contemplated by the Purchase Agreement; and (b) against any action or agreement (other than any merger, consolidation, share exchange or similar transaction involving IMSG) that would impede, interfere with or attempt to discourage any of the transactions contemplated by the Purchase Agreement.

         2. Review and Advice of Counsel. The Whites acknowledge that they have read this Agreement and know its contents; that their attorneys have explained the nature and effect of this Agreement; and that they have signed this Agreement voluntarily, with a full understanding of its significance, and intending to be bound by its terms.

         3.       Miscellaneous.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its conflicts of laws provisions.

                  (b) This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

                  (c) This Agreement supersedes any prior agreement or understanding, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, successors and permitted assigns. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

                  (d) This Agreement may be executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  (e) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision will be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and the parties agree that such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law, and the parties agree to abide by the court"s determination. In the event that any such provision of this Agreement cannot be reformed, such provision will be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                  (f)      This Agreement shall terminate upon the earlier of
         (1) the termination of the Purchase Agreement and (2) the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INSURANCE MANAGEMENT
   SOLUTIONS GROUP, INC.


By:
   -----------------------------------------

Name:
     ---------------------------------------

Its:
    ----------------------------------------

DANIEL J. WHITE TRUST
(under Declaration of Trust dated May 7, 1998)


By:
   -----------------------------------------
     Daniel J. White, Sole Trustee


--------------------------------------------
Daniel J. White, Individually

                                   APPENDIX B

CONFIDENTIAL

September 20, 2001

Board of Directors
Insurance Management Solutions Group, Inc.
360 Central Avenue
St. Petersburg, FL 33701


Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of the outstanding common stock of Insurance Management Solutions Group, Inc. (the "Company" or "IMSG") of the consideration to be paid to the Company in connection with the proposed sale (the "Transaction") of all of the outstanding capital stock of Geotrac of America, Inc. ("Geotrac"), a wholly-owned subsidiary of the Company, pursuant to that certain Stock Purchase Agreement between the Company and Geotrac Holdings, Inc. ("Holdings") dated as of September 20, 2001 (the "Agreement"). The consideration to be paid by Holdings to the Company for all of the outstanding capital stock of Geotrac will be $19,000,000 in cash, 524,198 shares of IMSG common stock. In addition, at the closing of the Transaction, Geotrac and the Company will enter into that certain Flood Zone Determination Service Agreement (the "Flood Zone Agreement") as more particularly set forth in the Agreement.

In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have, among other things:

         1. reviewed the financial terms and conditions of the Transaction as stated in the Agreement;

         2. reviewed the audited financial statements of Geotrac as of and for the years ended December 31, 1999 and December 31, 2000 and the unaudited financial statements of Geotrac for the period ended June 30, 2001;

         3. reviewed other internal financial and operating analyses and forecasts for Geotrac, requested from and/or provided by the Company and/or Geotrac;

         4. discussed with members of the senior management of the Company and Geotrac certain information relating to the business plan and prospects for Geotrac and any other matters which we have deemed relevant to our inquiry;

         5. certain publicly available information regarding companies deemed comparable to Geotrac, including valuations for such companies; and

Board of Directors
Insurance Management Solutions Group, Inc.
September 20, 2001
Page 2


         6. reviewed the proposed Flood Zone Agreement between Geotrac and IMSG.

We have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, Geotrac or any other party and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of Geotrac. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of September 20, 2001 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Transaction. We did not structure the Transaction or negotiate the final terms of the Transaction. This letter does not express an opinion as to the likely trading range of IMSG stock following the transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of IMSG at that time. Our opinion is limited to the fairness, from a financial point of view, of the Transaction to the shareholders of the outstanding common stock of the Company. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of Geotrac and certain other publicly held companies in businesses we believe to be comparable to Geotrac; (ii) the current and projected financial position and results of operations of Geotrac;
(iii) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (iv) the general condition of the securities markets.

Board of Directors
Insurance Management Solutions Group, Inc.
September 20, 2001
Page 3


In arriving at this opinion, Raymond James & Associates, Inc. ("Raymond James") did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, which fee is contingent upon consummation of the Transaction. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Transaction and does not constitute a recommendation to any board member of the Company nor any other party regarding any matter including, without limitation, how he, she or it should vote on the proposed Transaction, nor is this letter intended to confer rights or remedies upon the shareholders of the Company, Geotrac, Holdings or the shareholders of Holdings or any other party. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion that, as of September 20, 2001, the consideration to be received by the Company pursuant to the Transaction is fair, from a financial point of view, to the shareholders of the Company's outstanding common stock.


Very truly yours,



RAYMOND JAMES & ASSOCIATES, INC.

                                   APPENDIX C

                      FLORIDA DISSENTERS' RIGHTS STATUTES

607.1301.  DISSENTERS' RIGHTS; DEFINITIONS.

The following definitions apply to ss. 607.1302 and 607.1320:

         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302.  RIGHT OF SHAREHOLDERS TO DISSENT.

         (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

                  (a) Consummation of a plan of merger to which the corporation is a party:

                           1. If the shareholder is entitled to vote on the merger, or

                           2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of
                           s. 607.1104;

                  (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

                  (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

                  (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

                  (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

                           1. Altering or abolishing any preemptive rights attached to any of his or her shares;

                           2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

                           3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

                           4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

                           5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

                           6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

                           7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

                  (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

         (2) A shareholder dissenting from any amendment specified in paragraph
         (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

         (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

         (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

         (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

         (1)(a) If a proposed corporate action creating dissenters' rights under
         s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

                           1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

                           2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

                  (b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

         (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

         (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

         (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

                  (a) Such demand is withdrawn as provided in this section;

                  (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

                  (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

                  (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

         (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

                  (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

                  (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

         (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

         (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

         (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

         (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                      PROXY

                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 26, 2001

         The undersigned shareholder appoints DAVID K. MEEHAN and DAVID M. HOWARD, and each of them, as proxy, with full power of substitution, to vote the shares of voting securities of INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. (the "Company") which the undersigned is entitled to vote at the Special
Meeting of Shareholders to be held at the offices of IMSG, 360 Central Avenue, St. Petersburg, Florida 33701, on Wednesday, December 26, 2001, at 10:00 a.m., local time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Special Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

PLEASE CHECK THE BOXES BELOW, SIGN, DATE AND RETURN THIS PROXY TO FIRSTAR BANK, N.A., 1555 NORTH RIVERCENTER DRIVE, SUITE 301, MILWAUKEE, WISCONSIN 53212, IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

             - DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED -

------                                                                                                                       ----
|                                                                                                                                |
|           INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. 2001 SPECIAL MEETING                                                      |
|                                                                                                                                |

   1. APPROVAL OF THE GEOTRAC SALE AGREEMENT AND THE GEOTRAC SALE:         [ ]  FOR the approval of        [ ]  AGAINST the
                                                                                the Geotrac Sale                approval of the
                                                                                Agreement and the               Geotrac Sale
                                                                                Geotrac Sale.                   Agreement and
                                                                                                                the Geotrac Sale.
In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

                                                           Date                             NO. OF
                                                                ----------------------      SHARES    -----------------------


       Check appropriate box
       Indicate changes below:   [ ]  Name Change?     [ ] Address Change?
                                                                                  ---------------------------------------------
                                                                                  |                                            |
                                                                                  ---------------------------------------------

                                                                                  ---------------------------------------------
                                                                                  |                                            |
                                                                                  ---------------------------------------------

                                                                                    SIGNATURE(S) IN BOX
                                                                                    Please sign exactly as your name appears
                                                                                    hereon. When signing as attorney,
                                                                                    executor, administrator, trustee or
                                                                                    guardian, please give your full title.
                                                                                    If shares are jointly held, each holder
                                                                                    must sign. If a corporation, please sign
                                                                                    in full corporate name by President or
                                                                                    other authorized officer. If a
                                                                                    partnership, please sign in partnership
                                                                                    name by an authorized person.